CONFIDENTIAL SUBMISSION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

ASHAREX FINE ART, LLC
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

10990 Wilshire Blvd.

Suite 1150

Los Angeles, California 90024

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

J. Nicholson Thomas

General Counsel

aShareX Fine Art, LLC

10990 Wilshire Blvd., Suite 1150

Los Angeles, California 90024

(424) 402 8093

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Alison M. Pear, Esq.

Buchalter, A Professional Corporation

805 SW Broadway, Suite 1500

Portland, Oregon 97205

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the offering circular may be obtained.

ASHAREX FINE ART, LLC

(A Delaware Series Limited Liability Company)

Preliminary Offering Circular

July 12, 2023

Subject to Completion

Best Efforts Offering of Class A Shares

Representing Class A Limited Liability Company Membership Interests

aShareX Fine Art, LLC (“we” or the “Company”) is a Delaware series limited liability company formed on January 13, 2023, to facilitate factionalized investments in fine art. This Offering Circular relates to the offer and sale on a best efforts basis of Class A membership interests (“Class A Shares”) of each series (each a “Series” and collectively, the “Series” as the context may require) of the Company as set forth in the Series Offering Table included as Appendix B. The Company intends to make subsequent offerings of Class A Shares in newly established Series of the Company to acquire additional fine art. See “Description of Shares” for additional information regarding the Class A Shares.

Each Series established by the Company will own museum quality, investment grade art (the “Artwork”). The Artwork will be identified by the Company from collections being sold through auctions (each, an “Auction”) to be conducted by established and highly reputable auction houses (each, an “Auction House”) or by the Company itself.   The Series Offering Table also identifies the Artwork associated with each Series. Potential investors who are pre-registered and qualified with the Company on its proprietary investor platform (the “Investor Platform”) will bid as an individual or a group to acquire the Artwork at an Auction through the Company’s proprietary, online bidding platform (the “Auction Platform”).    Each potential investor may submit a bid to acquire a fractional interest in the Artwork or to acquire entire ownership.    See “Description of Business – Auction Platform” for a more detailed explanation of the Auction.  If the fractional bidders as a group (each, a “Fractional Bidder”) submit the winning bid in the Auction, they will be issued Class A Shares in the Series associated with the Artwork in proportion to their fractional bids upon the closing of the Offering for such Series.  Such Class A Shares represent, indirectly, a fractionalized ownership in the underlying Artwork.  The price of each Class A Share will be equal to the amount of the price of the Artwork represented by the winning bid (known as the “Hammer Price”), the standard fee paid to the Auction House known as the “Buyer’s Premium,” sales or similar taxes incurred on the purchase (although it is anticipated there will be none given the delivery and storage procedures the Company will implement), and the Sourcing Fee (collectively, the “Acquisition Cost”), divided by the number of Class A Shares issued by the Company for the Series.

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

We do not currently intend to list the Class A Shares for trading on a national securities exchange. Secondary transactions in Class A Shares (the “Secondary Market”) will be facilitated through the Public Private Execution Network Alternative Trading System, or PPEX ATS (the “Trading Platform”). When trading through the Trading Platform, Investors will submit bid and ask quotes on the Investor Platform to purchase or sell Class A Shares, with any transactions to be executed by the executing broker-dealer through the non-discretionary matching procedure established by the Trading Platform.

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The Company and each Series is managed by aShareX Holdings, LLC (the “Managing Member”), a Delaware limited liability company wholly owned by aShareX, Inc. (“aShareX”). The Managing Member, either directly or through its affiliate aShareX Management, LLC (“Asset Manager”), will provide each Series with routine operational, administrative, management, advisory, consulting and other services with respect to their respective operations and routine services related to the Artwork, including authentication and valuation services, storage, transportation and insurance. The Managing Member will also provide extraordinary services such as positioning the Artwork for sale, obtaining appraisals, and conversation or restoration work appropriate to increase the value of the Artwork. For more information about the services provided by our Managing Member and our Asset Manager, see “Management” below.

The holders of the Class A Shares in a Series (the “Class A Members”), by a majority vote of those voting, control whether the associated Artwork is to be sold prior to the seventh anniversary of its acquisition. The Class A Members will be asked to vote on selling the Artwork in the sixth and seventh years following its acquisition, and the Company may solicit their approval prior to such time if a materially compelling offer presents itself. During the eighth year following the Artwork’s acquisition date, the Managing Member must sell the Artwork using commercially reasonable efforts to achieve a favorable price and terms. Any sale must be for cash and the Managing Member intends to distribute the resulting net proceeds promptly following the sale. The Managing Member may, in its discretion, form an investor group to bid on the Artwork should it be sold through a public Auction, provided the Managing Member and its affiliates will not participate in the bidding.

In sum, the aShareX innovative approach and proprietary technology allows potential investors to participate in heretofore cost-prohibitive fine art purchases by (i) providing rarely available, fact based knowledge concerning the Artwork, including initial and periodic third party appraisals, (ii) enabling an Investor to participate directly in the purchase without expensive middlemen and with real-time, market based, competitive pricing, (iii) providing the Investor with a low-cost liquidity alternative to an investment that is otherwise illiquid, (iv) allowing the Investor to benefit from the experience, expertise and sourcing capabilities of the aShareX principals and its advisory board (the “Advisory Board”), (v) enabling the Investor group to cause the Artwork to be sold in either the sixth or seventh years following its acquisition, and (vi) assuring the Investor of an exit event no later than the eighth anniversary of the Acquisition Date.

In addition to the foregoing, an investment in the Series offers attractive tax benefits. Subject to the more detailed discussion in “Material Federal Income Tax Considerations,” under current tax law, a sale of the Artwork and a distribution of the resulting proceeds should not be subject to an entity level tax. Taxable gain recognized in such transaction by Investors subject to U.S. tax who own less than 10% of the Class A shares and who have timely filed a “QEF election” with the Internal Revenue Service (the “IRS”), should be subject to tax at preferable long-term capital gain rates of a maximum 31.8% for individuals, trusts and estates, and if their Class A shares are sold prior to the sale of the Artwork, the tax rate should be reduced to a maximum of 23.8%. Non-U.S. Investors and tax-exempt investors will generally not be subject to tax on the gain recognized on the sale of the Artwork or upon an earlier sale of their Class A Shares.

No bids will be submitted or accepted until after the qualification of this Offering Statement by the SEC, and potential investors will not be permitted to participate in an Auction for a particular Artwork unless the Auction takes place within the two calendar days following the qualification of this Offering Statement by the SEC. To participate, the investor must also have executed an Auction Agreement (available for review on the Investor Platform) confirming, among other matters, (i) its status as a “qualified purchaser” (as defined below), (ii) it has read and understands this Offering Statement and its exhibits, including the Company’s Limited Liability Company Agreement (the “Operating Agreement) and the bidding rules for the Auction, and (iii) its commitment to fund the portion of the winning bid it submits utilizing the Auction Platform. Pursuant to the Auction Agreement, any bid submitted after qualification, including at the Auction, constitutes a binding offer to purchase an amount of Class A Shares as indicated in the bid, and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

We do not anticipate that any Series will own any assets other than interests of the segregated portfolio holding the underlying Artwork associated with such Series. The Series will be the sole owner of such segregated portfolio. The Investors in a particular Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series established by the Company. The interests of all Series described above may collectively be referred to herein as the “Class A Shares” and the offerings of the Class A Shares may collectively be referred to herein as the “Offerings.” See “Description of Shares” for additional information regarding the Class A Shares.

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There will be a separate closing with respect to each Offering with respect to a Series (each, a “Closing”). The closing of an Offering will occur on the date determined by the Managing Member in its sole discretion, but is expected to occur as soon as practicable after the Auction for the particular Artwork. Each Offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended ( the “Securities Act”), for Tier 2 offerings. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing, segregated escrow account with the escrow agent engaged by the Company (the “Escrow Agent”) and will not be commingled with the monies of the Escrow Agent or any other Series. If a Closing does not occur, the funds will be returned to the investors without interest. The Managing Member will pay for all costs associated with an unsuccessful Offering (other than costs personally incurred by the potential investors for legal, investment or tax advice and wire fees incurred by the investors in transmitting their funds).

	Price to public[1]	Underwriting discount and commissions[2]	Proceeds to Issuer[2]
aShareX Fine Art Series ___, SP
Per Interest	$2.00 – 4.00	$0.02 - 0.04	$2.00 - $4.00
Total Minimum (1,000,000 Class A Shares)	$2,000,000	$20,000	$2,000,000
Total Maximum (1,000,000 Class A Shares)	$4,000,000	$40,000	$4,000,000

(1)	Price range included here is for example purposes only. Actual price range will be included by amendment, once the actual Artwork to be included for the initial Series is identified.

(2)

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. The fees and associated expenses of Dalmore will be paid by the Managing Member and will not be directly deducted from proceeds. The Class A Shares of each Series will be represented by unregistered certificates held in digital form by Vertalo, Inc., the Company’s transfer agent (the “Transfer Agent”). Each Investor’s Class A Shares will be recorded on the Investor Platform. See “Plan of Distribution” below for further details.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after completion of the Offerings.

An investment in the Class A Shares involves a high degree of risk. See “Risk Factors” on page 16 for a description of some of the risks that should be considered before investing in the shares.

Generally, no sale may be made to you in any Offering if you are not an “accredited investor” and the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED BY THE COMPANY ARE EXEMPT FROM REGISTRATION.

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WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR CLASS A SHARES ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS ACCURATE ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF ITS DELIVERY OR OF ANY SALE OR DELIVERY OF OUR CLASS A SHARES. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE OR DELIVERY OF OUR CLASS A SHARE SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE COMPANY’S AFFAIRS SINCE THE DATE OF THIS OFFERING CIRCULAR. THIS OFFERING CIRCULAR WILL BE UPDATED AND MADE AVAILABLE FOR DELIVERY TO THE EXTENT REQUIRED BY THE FEDERAL SECURITIES LAWS.

Our principal office is located at 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024, and our phone number is (424) 402-8093. Our corporate website address is located at www.asharex.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

This Offering Circular is following the Offering Circular format described in Part II of Form 1-A.

The date of this Offering Circular is July 12, 2023.

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We have not authorized anyone to provide any information other than that contained, or incorporated by reference, in this Offering Circular. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Class A Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Class A Shares.

For investors outside the United States: We have not taken any action that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

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THIRD PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third parties that we believe to be reliable. The discussions contained in this Offering Circular relating to the Artwork, the artist and the art market and industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this Offering Circular. The art market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

aShareX, the sole member of the Managing Member, owns or has applied for rights to trademarks or trade names that we use or intend to use in connection with the operation of our business, including our names, logos and website names. In addition, aShareX owns or has the rights to patent applications, copyrights, trade secrets and other proprietary rights that protect the intellectual property used in our business, including the Investor Platform and Auction Platform. We have the right to use such trademarks, trade names and other intellectual property rights under royalty free, non-exclusive licenses granted by aShareX. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Potential investors utilizing our Auction Platform to bid on the Artwork, and subscribing to the Class A Shares pursuant to this Offering, must be Qualified Purchasers. “Qualified Purchasers” generally consist of Accredited Investors and all other investors so long as their investment in the Class A Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Benefit Plan Investors in the aggregate may not purchase more than 24.9% of the Class A Shares in any Series, and it may not purchase any Class A Shares in a Series sold in the Secondary Market. A “Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (c) any entity that is deemed to hold plan assets of any plan described in (a) or (b) by virtue such plan’s investment in that entity.

As a Tier 2 offering pursuant to Regulation A, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A Shares offered hereby are offered and sold only to Qualified Purchasers or at a time when the Class A Shares are listed on a national securities exchange. Accordingly, we reserve the right to reject any potential investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such potential investor is not a Qualified Purchaser or its subscription exceeds its investment limitations for purposes of Regulation A.

USE OF CERTAIN TERMS AND DEFINITIONS

Throughout this Offering Circular, we will use certain defined terms. While these terms will generally be defined in context, for convenience, these terms will also be contained in a “Glossary” attached as Appendix A.

SERIES OFFERING TABLE

Key information related to the Offering of Class A Shares for each Series is set forth in Appendix B. Please also refer to “Artwork” and “Use of Proceeds” for further details.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Class A Shares. You should read this entire Offering Circular carefully, especially the risks of investing in the Class A Shares discussed under “Risk Factors,” before making an investment decision.

THE COMPANY

Formation and Overview

We were formed as a Delaware series limited liability company on January 13, 2023 to facilitate an investment in museum quality, blue chip, fine art by allowing Investors to potentially acquire a fractional interest in the artwork through use of our proprietary Auction Platform, which is described in greater detail under “Description of Business- Auction Platform” below.

If the investors are the successful bidder as a group at the Auction, the Series we establish will use the funds received from issuing its Class A Shares to such Investors to purchase the Artwork. Title to the Artwork will be held by a segregated portfolio (each an “SP”) established for such purpose by the Company’s wholly owned subsidiary, aShareX Fine Art, SPC, a Cayman Islands segregated portfolio company (“Cayman”). Each Series’ sole asset will consist of its ownership of the SP, and the SP’s sole asset will be the Artwork. The Artwork itself will be insured and stored in the United States. Neither the Company nor Cayman are anticipated to use borrowings or leverage to purchase or hold the Artwork or to incur any material indebtedness, except in extraordinary circumstances as described in greater detail under “Management-Asset Management-Funding and Reimbursement of Expenses” below.

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The Artwork for each Series will be held for appreciation and will be sold prior to the eighth year following its acquisition if approved by a majority vote of those Class A Shares of that Series entitled to vote on such matter (“Majority Vote”), or in the eighth year if it has not been previously sold. No material revenues or profits are expected to be realized, and no distributions are anticipated to be made, prior to the sale. Promptly following the sale of the Artwork, the Net Sales Proceeds (as defined below under “Distributions Policy”) from the sale shall be distributed to the holders of the Class A and B Shares of the associated Series in proportion to their respective interests. The Class B Shares, if not previously converted to Class A Shares, will receive distributions equal to 10% of the amount by which the Artwork appreciated over its Purchase Price (as described in greater detail under “Description of Business – Art Market – Auction Sales”), and the remaining distributions will be distributed pro rata to the holders of the Class A Shares. All of the Class B Shares will be held by the Managing Member. Accordingly, if there is no appreciation in the value of the Artwork from its Purchase Price, all of the distributions will be made to the holders of the Class A Shares (the “Class A Members”). There can be no assurance that the Artwork will appreciate in value or that there will be significant or any distributions to be made to the Class A Members. Distributions to the Members are discussed in greater detail under “Description of Shares” below.

Related Parties

aShareX Inc. (“aShareX”) is the parent of the Managing Member and Asset Manager, as described below. Its core business is to enable investors and collectors to bid on and own, through fractionalized interests, previously unattainable artwork, jewelry, vintage automobiles and other collectibles with enduring value, thereby bringing a new market of buyers to high end art. aShareX is essentially comprised of two functional exchanges – the Auction Platform, an auction-based primary market to bid on interests which indirectly represent a fractionalized share of Artwork, and the Trading Platform, a match-based secondary market for ongoing investor-controlled liquidity--both of which are licensed for use by the Company on a royalty-free basis. Pursuant to the terms of a License Agreement attached as an Exhibit to the Offering Statement of which this Offering Circular is an integral party, aShareX will license to the Company, each Series and SP a non-exclusive, royalty free, worldwide right to utilize the aShareX trademarks and intellectual property rights associated with use of the Investor Platform and the Auction Platform.

aShareX Holdings, LLC (“Managing Member”) is a Delaware limited liability company and a wholly-owned subsidiary of aShareX. It is the Managing Member of the Company and each Series, and, in such capacity, it will control all activities of the Series and its SP. The Managing Member acts through its Board of Directors currently comprised of three individuals, Alan Snyder, Eric Arinsburg and Nick Thomas. See “Management” below for more details. They will also serve as the initial members of Cayman’s Board of Directors. The Managing Member, either directly or through the Asset Manager, will (i) provide factual information concerning each Artwork, including its history and provenance, (ii) obtain annual third party valuations of the Artwork as part of the Company’s securities filings, (iii) oversee the Auction process to facilitate the purchase of the Artwork, (iv) provide strategic oversight to the Company to best position the Artwork for appreciation and eventual sale, (v) negotiate and transact the sales terms for the Artwork, and (vi) following such sale, attend to the distribution of the Net Sales Proceeds and liquidation of the Series and the SP. In the event Extraordinary Expenses are incurred (see discussion below under “Management-Asset Management-Funding and Reimbursement of Expenses”), the Managing Member shall use commercially reasonable efforts to find financing to pay for such expenses or it may elect to fund the Extraordinary Expenses itself by way of a loan bearing interest at the prime rate of interest published by the Wall Street Journal (“Prime Rate”) at the time the loan is funded plus two percentage points. The Managing Member will be issued 1,000 Class B Shares by each Series in exchange for its funding the fees and other expenses payable to Dalmore (or any successor broker subsequently appointed by the Managing Member, the “Broker”) for each successful Offering or the costs and expenses incurred in connection with any failed Offering.

aShareX Management, LLC (the “Asset Manager”) is a Delaware limited liability company and a wholly-owned subsidiary of aShareX. Asset Manager will attend to all of the day-to-day administrative and asset management functions associated with holding and preserving the Artwork, including storage, security, transportation and insurance and the day to day costs of operating each Series and SP. The Asset Manager may exhibit or display the Artwork with museums, galleries or private parties to enhance its value. The Asset Manager will be paid by the Investors in each Series a sourcing fee equal to six percent (6%) of the Purchase Price of the Artwork acquired by such Series (the “Sourcing Fee”). The Asset Manager will then use the Sourcing Fee to pay for all Offering Expenses (other than the fees and other expenses payable to the Broker (“Broker Fees”) paid by the Managing Member) and Operating Expenses of the Series and SP for their day to day operations (including audit, accounting and tax preparation fees, SEC and state registration and filing fees, the costs of insuring, storing and transporting the Artwork) prior to the date the Artwork is sold. The services rendered by the Asset Manager and the Offering and Operating Expenses it is obligated to fund are discussed in greater detail under “Management – Asset Manager” below.

Alan Snyder Alan Snyder is the founder of aShareX, Inc. and the founder and main principal of Shinnecock Partners, a boutique investment family office. Shinnecock entered the fine art lending space six years ago as part of its specialty lending practice and its business is transacted through a California lender license. The current loan book is approximately $96 million in outstanding financings distributed across 33 loans against art appraised for $260 million comprised of 192 pieces of artwork with an average value of $1.4 million. The artwork and borrowers receive a detailed due diligence and underwriting, including valuations and examination of authenticity and provenance. Most loans are for a duration of one year and thus are a form of inventory finance for major dealers and gallerists. The artwork is subject to UCC filings, storage in vetted art warehouses under the lender’s control, and insured. The art is all museum quality, for example, Picasso, Sargent, Rothko, Botero, Condo, Fontana and Titian. Mr. Snyder and his executive team intend to apply these same principles to the acquisition and holding of the Artwork by the Company and each of its Series.

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Organizational Structure

The following diagram reflects the planned organizational structure and the material relationships between the Company, each aShareX entity and each affiliate of the Series that will exist following the Offering:

*All entities are Delaware limited liability companies, except aShareX, Inc. which is a Delaware corporation, and aShareX Fine Art, SPC which is a Cayman Islands segregated portfolio company.

Further Information

For additional information, our principal office is located at 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024, and our phone number is (424) 402-8093. Our corporate website address is at www.asharex.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

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THE OFFERING

Securities Offered

We will be offering Class A Shares in each Series on a “best efforts” basis. Investors in the Class A Shares will become members of the Series. In the event an issuance would result in an Investor holding a fractional number of Class A Shares, the number of Class A Shares to be received by such holder will be rounded down to the nearest whole Class A Share, and the Investor’s purchase price for the Class A Shares will be appropriately adjusted.

Offering Price per Class A Share

The Company has included an estimated price range for the Class A Shares of each Series in its Preliminary Offering Circular in the Series Offering Table. The exact price will be set in an Auction held by the Company and utilizing the Company’s proprietary, online bidding platform (the “Auction Platform”). If Fractional Bidders are permitted to participate, the Auction will take place within two calendar days following qualification of the Offering for the associated Series. The price of each Class A Share will be equal to the amount of the price of the Artwork represented by the winning bid (known as the “Hammer Price”), the standard fee paid to the Auction House (known as the “Buyer’s Premium”), sales or similar taxes incurred on the purchase (although it is anticipated there will be none given the delivery and storage procedures the Company will implement), and the Sourcing Fee (collectively, the “Acquisition Cost”), divided by the number of Class A Shares issued by the Company for the Series. The Auction process is described in greater detail under “Description of Business – Auction Platform” below.

Investor Platform

aShareX owns, and has licensed to the Company on a royalty free basis, a web browser-based investment platform located at https://www.asharex.com (the “Investor Platform”). Once an Investor establishes a user profile on the Investor Platform, it can browse and screen potential art investments, be informed as to their history, provenance and appraised value, view details of its investment and sign contractual documents online, such as the Auction Agreement and Subscription Agreements. Investors can also post bid or ask requests concerning the potential trade of their Class A Shares.

Use of Proceeds	The gross proceeds from each Offering will be used exclusively to fund the Acquisition Cost of the Artwork, including the Sourcing Fee.

Artwork

The Artwork to be held will be identified by the Company from Artwork that is being sold through an auction (the “Auction”) to be conducted by an Auction House or by the Managing Member itself through fine art it has sourced and has available on consignment. If the Artwork is purchased through a third party Auction House, it will be pursuant to such Auction House’s standard terms and conditions for such purchase. The specific Artwork associated with each Series will be described in an Appendix of this Offering Circular as identified in the Series Offering Table. We do not anticipate that any Series will own any assets other than interests of the segregated portfolio holding the underlying Artwork associated with such Series. The Series will be the sole owner of such segregated portfolio.

Capitalization and Outstanding Securities

The Company’s Operating Agreement as it relates to each Series provides for two classes of equity: Class A Shares and Class B Shares. There will be no Class A Shares outstanding prior to the Offering for such Series.

The Managing Member is the sole member of the Company and will initially be the sole member of each Series, holding 1,000 Class B Shares that will be issued to it for paying the Broker Fee upon the Closing of an Offering and for any costs and expenses incurred in connection with any Offering that is not completed. Each Series has no other securities outstanding (or options to acquire same), nor will any other securities be issued other than Class A and B Shares.

The Class B Shares in each Series equate in value to 10% of the associated Artwork’s appreciation in value over its Purchase Price. If there is no increase in the value of the Artwork from its Purchase Price, the Class B Shares will have no value and the entire amount of Net Sales Proceeds distributable upon the sale of the Artwork will be distributed solely to the Class A Members.

The Class B Shares in each Series are convertible into the Series’ Class A Shares prior to the sale of the Artwork pursuant to a formula set forth in the Operating Agreement. The Class A Shares issued to the Managing Member in such conversion, assuming conversion of all of the Class B Shares, are intended to approximate 10% of the appreciation between the current market price of the Class A Shares at the time of conversion and their aggregate offering price.

Minimum and Maximum Investment Amount

The minimum investment in each Series is $5,000. Some Investors may have a maximum investment limit imposed at the time of the Auction based on their net worth or liquidity. Benefit Plan Investors may not acquire in the aggregate more than 24.9% of the Class A Shares in any Series. Investors that are not “accredited investors” as such term is defined under Rule 501(a) of Regulation D (“Accredited Investors”) may not acquire Class A Shares in an Offering that would result in their investment in the Company exceeding 10% of the greater of the individual’s annual income or net worth, or in the case of an entity, 10% of its net income or net worth, in each case as certified by the Investor in its Auction and Subscription Agreements. An Investor who purchases 10% or more of the Class A Shares in an Offering (i) will be subject to certain disclosure requirements in the Company’s SEC filings, and (ii) if it is subject to U.S. taxation, the gain recognized on the sale of the associated Artwork will likely be treated as ordinary income.

Subscribing Online	Investors can review and execute their Auction Agreements and Subscription Agreement online by accessing the Investor Platform at https://www.asharex.com/.

Broker-Dealers

Dalmore will act as the broker-dealer in connection with this Offering and in executing trades of the Class A Shares on the Trading Platform. Dalmore is a registered, broker-dealer with the SEC and FINRA and in each state where the Offering will be made.

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Payment for Class A Shares

No money or other consideration is being solicited with respect to any Series until the qualification of this Offering Circular by the SEC with respect to such Series, and if sent in response, will not be accepted.  No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement with respect to a Series is qualified with the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind. Any bids submitted after qualification of this Offering Statement, including at the Auction, shall be deemed accepted by the Company, subject to the determination of the Winning Bid at Auction and the Company’s right to reject your Subscription Agreement as outlined below. The Company in its sole discretion reserves the right to limit the times at which bids may be submitted or confirmed after qualification of this Offering Statement.

Investors successfully submitting Winning Bids (as defined below) in an Auction can make payment for their Class A Shares in the form of ACH debit transfer by connecting your bank account via Plaid or wire transfer payment into a segregated non-interest bearing account held by the Escrow Agent. The Company will not accept payment by credit card and will only accept fiat currency. It will not, for example, accept any crypto currencies, including Bitcoin and Ethereum. On the Closing of the associated Offering, the funds in the escrow account will be released to acquire the Artwork and the associated Class A Shares will be issued to the Investors. If the Closing does not occur for any reason, any funds deposited in the escrow account will be returned to the subscribers without interest. Investors will be required to reimburse the Company for costs incurred in receiving their funds, such as wire fees.

Worldwide

While the Class A Shares of each Series will be offered worldwide, the Company may elect not to sell the securities in particular jurisdictions for regulatory or other reasons. No sale of Class A Shares will be made anywhere in the world prior to the qualification of this Offering Circular by the SEC in the United States and FINRA’s issuance of a “No Objections Letter.” All Class A Shares will be offered at the same U.S. dollar price.

Voting Rights; Sale of the Artwork

The Class A Shares issued by each Series have no voting rights other than to approve (i) amendments to the Operating Agreement that are materially adverse to their interests, (ii) the removal of the Managing Member and Asset Manager for “cause,” or (iii) the sale of the Artwork prior to the eighth year following the date of its acquisition. See “Description of Shares” for more details. The Class A Members of each Series will be asked to vote on selling its Artwork in the sixth and seventh years following the date the Artwork is acquired, and the Managing Member may solicit their approval in its discretion prior to such time if a materially compelling offer to purchase the Artwork is tendered by a third-party. During the eighth year following the date of the Artwork’s acquisition, the Managing Member must sell the Artwork using commercially reasonable efforts to achieve a favorable price and terms.

Risk Factors	Investing in the Class A Shares involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A Shares.

Expenses

The Managing Member and Asset Manager will pay all of the Offering Expenses associated with each Offering, including the Broker Fee due to Dalmore, and the ongoing Operating Expenses of each Series and its SP. See “Management-Asset Management-Funding and Reimbursement of Expenses” for further details.

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Closing or Termination

A single Closing of each Offering for a particular Series is assumed and will occur on the date determined by Dalmore and the Managing Member once the Investors submitting winning bids (“Winning Bids”) execute their Subscription Agreements, certify they are Qualified Purchasers, and fund to the Escrow Agent a total amount equal to the Acquisition Cost of the Artwork. The Closing shall occur as soon as possible following completion of the Auction and it is intended to occur within the timeframe fixed by the Auction House to acquire the Artwork. It is anticipated that the Closing will generally take place as soon as practicable after the Auction.

The Managing Member reserves the right to terminate an Offering for any reason at any time prior to its Closing, including, for example, because (i) the Offering is not qualified within two days prior to the Auction, (ii) the potential investors submitting Fractional Bids do not win the bid because a single party submitting a 100% Bid wins the Auction, (iii) the Auction fails in that the bids do not exceed the minimum purchase price set by the Seller, or (iv) one or more potential investors who submitted Winning Bids do not timely fund amounts equating to their bids, they are determined not to be “Qualified Purchasers,” or their bids exceed the financial limitations imposed by the Company, and in each case the Managing Member is unable to remedy the funding deficiency through other means.

If any of the Class A Shares offered remain unsold, the seller of the Artwork will be asked to either reduce the Purchase Price or accept Class A Shares (assuming the seller is a Qualified Purchaser) for the deficient amount. To the extent there remains a deficient amount, the unsubscribed Class A Shares will be offered (i) first, to the Investors already participating in the Offering, (ii) second, to aShareX, the Managing Member, the Asset Manager and their respective directors, officers and direct and beneficial owners (collectively, the “aShareX Parties”), and (iii) finally, to any other Qualified Purchaser (including an aShareX Party) with preference given to registered Investor Platform users. Notwithstanding the foregoing, none of the aShareX Parties may purchase Class A Shares in an Offering, and if offered shares pursuant to the procedure outlined in the immediately preceding sentence, they may not purchase more than 20% of the Class A Shares sold in the Offering (including shares purchased by aShareX due to downward rounding). There can be no guarantee that any of these alternatives will successfully remedy the deficiency, and the Series may not be able to purchase the Artwork. See “Plan of Distribution” for further discussion.

If a Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to a particular series by an additional six months by our Managing Member in its sole discretion, or (ii) any date on which our Managing Member elects to terminate the Offering for a particular Series in its sole discretion. The Company anticipates that the Managing Member will terminate the Offering shortly after the Auction is concluded and the Fractional Bidders have not submitted the winning bid for the Artwork, or if the Fractional Bidders have submitted the winning bid for the Artwork but are unable to complete the purchase of the Artwork within the time frame fixed by the Auction House for any other reason.

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Transfer Restrictions

The Class A Shares may only be transferred by operation of law, with the consent of the Managing Member or:

•     To an immediate family member or an affiliate of the transferor,

•     To a trust or other entity for estate or tax planning purposes if the transferor maintains control of the trust or entity,

•     As a charitable gift,

•     On the Trading Platform.

An otherwise permitted transfer, to be effective, must be reported to the Managing Member and the Company’s Transfer Agent, and the transferee must have registered on the Investor Platform, passed “know your customer” (KYC) and anti-money laundering (AML) screening, and executed the documentation required of any transferee.

An Investor may pledge its Class A Shares as collateral for a loan, provided that lien is extinguished prior to the transfer of the shares, and the pledgor and lender agree that, if there is a foreclosure on the lien, the lender will notify the Managing Member and Transfer Agent of the transfer, register the lender (or other transferee) on the Investor Platform and execute the documentation required of any transferee.

Transfer Agent

Vertalo, Inc., an SEC-licensed transfer agent, has been engaged by the Company to act as “Transfer Agent” to register ownership of the Class A Shares for each Series and to record their transfer in the Company’s register for the Series.

Distributions

The Company does not expect that any Series will generate material revenues or profits until its associated Artwork is sold. At such time, the Net Sales Proceeds will be distributed (i) to the Managing Member in payment of the Class B Shares to the extent of 10% of the Artwork’s appreciation in value over its Purchase Price, and (ii) the balance of the proceeds will be distributed to the Class A Members in proportion to their Class A Shares in the Series. If there is no appreciation in value of the Artwork because the proceeds from the sale are less than the Purchase Price for the Artwork, the Class B Shares will not receive any distributions and they will all be paid to the Class A Members.

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DISTRIBUTION POLICY

We have not declared or paid distributions since our formation and do not anticipate paying distributions for any Series until the associated Artwork is sold. At that point, we will apply the gross proceeds from the sale to pay (i) any loans made to the Company to fund Extraordinary Expenses, (ii) the costs incurred in connection with the sale, (iii) the costs of liquidating the Series and its SP and (iv) the amount, if any, needed to fund a reserve for contingent liabilities (such net proceeds, the “Net Sales Proceeds”). The Net Sales Proceeds (together with any funds subsequently released from reserves will be distributed to the holders of the Class A and B Shares as their interests may appear. There can be no assurance as to the amount or timing of a liquidating distribution (although it is expected to occur by the eighth anniversary of the date of the Artwork’s acquisition). There are no contractual restrictions on our ability to declare or pay distributions. The decision as to the amount and timing of the distributions will be at the discretion of the Managing Member and will depend on our then current financial condition and other relevant factors, but the intent is to distribute the proceeds as quickly as possible following the sale.

RISK FACTORS

The purchase of the Class A Shares offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to the legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

The Company is Newly Formed and our Business Model is Untested.  The Company is a new company that was formed on January 13, 2023 and has no operating history.  We cannot make any assurance that our business model can be successful.  Since inception, the scope of our operations has been limited to our formation.  Our operations will be dedicated to (i) sourcing potential, pre-qualified investors, (ii) engaging them in the auction process, through each Series, to bid as a group to purchase the Artwork associated with a specific Series we establish, (iii) if the bid from the Series is successful, issuing the Class A Shares to the Investors, and (iv) maintaining and preserving the Artwork to facilitate its ultimate sale.  We do not expect any Series to generate any material amount of revenues or cash flow until the Artwork is sold and no profits will be realized by the Investors in such Series unless the Artwork is sold for more than its Acquisition Cost plus any Extraordinary Expenses that may be incurred.  Few companies have issued securities that represent indirect ownership in fine art with the sole goal of realizing appreciation in its value, and none to our knowledge have engaged in such an investment through an on-line bidding process.  It is difficult to predict whether this business model will succeed or if there will ever be any profits realized from an investment in the Class A Shares.

We Do Not Expect to Generate any Material Amount of Revenues Until the Artwork is Sold. We do not expect any Series to generate any material amount of revenues or cash flow until the associated Artwork is sold. No profits can be realized by the Investors in such Series unless the Artwork is sold for more than its Acquisition Cost plus any Extraordinary Expenses that may be incurred by the Series.

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Each Series Will Rely on the Asset Manager to Fund its Operations. We must rely on the Asset Manager to fund any Operating Expenses that exceed the Sourcing Fee and for the Managing Member or another aShareX affiliate to lend funds or find the financing necessary to pay any Extraordinary Expenses, which it has no obligation to do. Accordingly, we will be completely reliant on the Asset Manager and the Managing Member to fund or finance these items, and there is no assurance that they will maintain sufficient liquidity to fund these items.

We are Extremely Undiversified since our Strategy is for each Series to Achieve Capital Appreciation from a Single Work of Art. Each Series will be established to facilitate an investment in the individual work of art. The Series will not invest in any other art or assets or conduct any other operations that could generate income. Such lack of diversification creates a concentration risk that may make an investment in the Class A Shares riskier than an investment in a diversified pool of assets or a business with more varied, revenue generating operations. The aggregate returns realized by Investors will correlate to the change in value of the Artwork, which may not correlate to changes in the overall art market or any segment thereof, or in the investment community at large.

An Investment in an Offering Constitutes only an Investment in a Particular Series and not in the Company, Another Series or the Underlying Artwork. A purchase of Class A Shares in a Series does not constitute an investment in either the Company, another Series or the underlying Artwork directly. Because the Class A Shares of a Series do not constitute an investment in the Company as a whole, or any other Series, holders of a Class A Shares in a particular Series of interests will not receive any economic benefit from, or be subject to the liabilities of, the assets of the Company or any other Series. In addition, the economic interest of a holder of Class A Shares in a Series will not be identical to owning a direct, undivided interest in the underlying Artwork due to the layer of entity ownership.

The Artwork may be Sold at a Loss or at a Price that Results in a Distribution that is below the Purchase Price of the Class A Shares, or no Distribution at all. Any sale of the Artwork by a Series could be effected at an inopportune time, at a loss or at a price that would result in a distribution of cash less than the amount paid by Investors to purchase their Class A Shares in the associated Series. We intend each Series to hold its Artwork for an extended period of time, although the Series will be required to sell the Artwork (i) in the sixth or seventh years following its acquisition date upon approval by Majority Vote, or (ii) in the eighth year following the acquisition date if there has not been a prior sale. Any sale at such times may be less than optimal due to market conditions. Although the value of the Artwork may decline in the future, we have no current intention or economic incentive to cause a Series to sell the Artwork at a loss, but will be required to do so if a sale is required under the conditions set forth in clauses (i) or (ii). We may also be required to sell the Artwork prior to the eighth year following the Artwork’s acquisition date without any vote by the Class A Shares if necessary to pay for Extraordinary Expenses that cannot be funded through loans under reasonable terms or to repay any such loans that mature and cannot be refinanced. In the future, we may recommend that the Class A Members of a Series approve a sale of the Artwork prior to the sixth anniversary of its acquisition date if we consider market conditions opportune, but there is no assurance that such approval will be obtained, or that the Artwork will not decline in value thereafter. Lastly, circumstances may arise that may compel a Series to sell Artwork at an inopportune time and potentially at a loss, such as if it faces litigation, regulatory challenges or Extraordinary Expenses that cannot be financed or funded. There can be no assurance that the Class A Shares or the associated Artwork can be sold at a price that results in proceeds in excess of the amount paid by an Investor for its Class A Shares, or any proceeds at all.

The Timing and Potential Price of a Sale of the Artwork are Impossible to Predict, so Investors Need to be Prepared to Own the Class A Shares for an Uncertain or Even Indefinite Period of Time. Each Series intends to hold the Artwork for an indefinite period, though it is the Company’s intention that a sale will occur no later than the eighth anniversary of Artwork’s acquisition, and it will be sold sooner under the conditions set forth in the immediately preceding paragraph. Accordingly, a risk of investing in the Class A Shares is the unpredictability of the date the Artwork will be sold and the amount of funds generated by such sale. Investors should be prepared for the possibility they will not receive a cash distribution for many years and hence they should be prepared to hold their Class A Shares for an indefinite period of time. There can be no assurance that the Class A Shares can be resold or that the Artwork can be sold within any specific timeframe, or at all.

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Our Business Model Involves the Issuance of Class B Shares and Possibly Class A Shares that may have a Dilutive Effect on the Holders of the Class A Shares. Each Series will issue Class B Shares to the Managing Member that equate to 10% of the amount by which the Artwork appreciates in value over its Purchase Price. In addition, the Class B Shares can be converted into Class A Shares based on a formula which is intended to represent 10% of the appreciation in the per share price of the Series’ Class A Shares from their Offering Price on the Closing. Moreover, if the Managing Member or a commercial lender makes a loan to a Series to pay for Extraordinary Expenses, the Managing Member may subsequently repay such loans by from proceeds derived through the issuance of additional Class A Shares in the Series. Such transactions may have a dilutive effect on the Series’ Class A Shares depending on the value appreciation in the Class A Shares or the Artwork, as applicable, or the amount of Extraordinary Expenses being funded, and may effectively reduce the tangible book value per Class A Share over time.

Your Potential Investment Returns May be Lower than the Actual Appreciation in Value of the Artwork Due to Applicable Commissions and Expenses. The amount funded by Investors to purchase the Artwork associated with a Series will include, in addition to the Hammer Price, a standard Buyer’s Premium paid to the Auction House (as to which the Asset Manager may receive a portion), taxes, and the Sourcing Fee. In addition, the Series may incur commissions, fees and expenses in marketing and selling the Artwork. Transaction costs incurred as part of the sale of the Artwork will differ depending on whether we choose or are able to sell the Artwork privately or through a public auction. In a public auction, the principal transaction costs are a Seller’s Commission and the fact that a buyer may discount the price due to its obligation to pay a Buyer’s Premium. A Seller typically receives the Hammer Price less the Seller’s Commission, if any. The economic terms negotiated between the Seller and the Auction House can vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels, and other factors. In addition, the proceeds receivable by a Seller are less favorable if the work is subject to a pre-auction guaranty. If we sell the Artwork in a private transaction, there may be sales commissions payable to third parties who arrange for the sale transaction or, if no seller’s agent is engaged in connection with such sale, the Asset Manager may charge a sales commission in connection with such sale. While we believe we may be able to substantially reduce the transaction costs of selling the Artwork, they will not be entirely eliminated. In addition, the Managing Member, as the holder of the Series’ Class B Shares, will be entitled to its 10% of the amount by which the associated Artwork appreciates in value over its Purchase Price. Accordingly, your investment returns upon a sale of the Artwork may be significantly lower than the actual rate of appreciation in the Artwork’s value.

Potential Breach of the Security Measures of the Investor, Auction or Trading Platforms could have a Material Adverse Effect on the Company and the Value of your Investment. The highly automated nature of the Investor, Auction and Trading Platforms through which Investors acquire or transfer Class A Shares may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Investor, Auction and Trading Platforms process certain confidential information about Investors. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Investor, Auction and Trading Platforms, the Company, the Managing Member or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access to the Investor, Auction or Trading Platforms could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of our intellectual property and trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Investor, Auction or Trading Platforms’ software are exposed and exploited, the relationships between the Company and the Investors could be severely damaged, and the Company and other aShareX Parties could incur significant liability or have their attention significantly diverted from utilization of the Artwork, which could have a material negative impact on the value of the Class A Shares or the potential for distributions to be made on the interests. Any costs incurred in any such matter would be considered Extraordinary Expenses of the associated Series.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting the Investor and Trading Platforms and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors or service providers within the industry to lose confidence in the effectiveness of the secure nature of the Investor, Auction and Trading Platforms. Any security breach, whether actual or perceived, would harm our reputation and that of the Investor, Auction and Trading Platforms, and we could lose investors and service providers. This would impair our ability to achieve our objectives.

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The Investor, Auction and Trading Platforms are highly Technical and may be at Risk of Malfunctioning. The Investor, Auction and Trading Platforms are complex systems with components and highly complex software, and our business is dependent upon the hosts’ or service providers’ ability to prevent system interruptions to operation. The software may now, or in the future, contain undetected errors, bugs or vulnerabilities, which may only be discovered after the code has been released or may never be discovered. Problems with or limitations of the software, misconfigurations of the systems or unintended interactions between systems may cause downtime that would impact the availability of the Investor, Auction and Trading Platforms. These platforms rely on third-party datacenters for operation. If such datacenters fail, users of the platforms may experience downtime. Any errors, bugs, vulnerabilities or sustained or repeated outages could reduce the attractiveness of the Investor, Auction and Trading Platforms to Investors, cause a negative experience for Investors or result in negative publicity and unfavorable media coverage, damage to our reputation, loss of the platform users, loss of revenue, liability for damages, regulatory inquiries or other proceedings, any of which could adversely affect our business and financial results.

Our Success Depends in Large Part Upon aShareX and the Ability of its Principals to Execute Our Business Plan. The successful operation of the Company (and therefore, the success of each Series) is in part dependent on the ability of our Managing Member and Asset Manager to source, acquire and manage the underlying Artwork. Both of these entities are only recently formed and will need to rely on the expertise and experience of their parent, aShareX and its directors, officers and principals.

There can be no assurance that these individuals will continue to be associated with aShareX and hence the Managing Member and Asset Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the holders of the series interests.

 Risks Associated with an Investment in the Artwork

There is no Assurance of Appreciation of the Artwork or Sufficient Cash Distributions Resulting from the Ultimate Sale of the Artwork. There is no assurance that the Artwork will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Artwork will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Artwork, since investment in artwork is generally illiquid, nor is there any assurance that sufficient cash will be generated from the sale of the Artwork to compensate investors for their investment. Even if the Artwork does appreciate in value, the rate of appreciation may be insufficient to cover our selling costs or other Extraordinary Expenses.

The Value of the Artwork is Subjective. The value of the Artwork is inherently subjective given its unique character. While the acquisition of the Artwork based on the bidding process engaged in by potential investors armed with knowledge of its history, provenance and appraised value, is intended to represent the best evidence of the Artwork’s current market value, there can be no assurance that this is the case or that the Artwork could be immediately resold for its Purchase Price. The future realizable value of fine artwork may differ widely from its estimated or appraised value for a variety of reasons, many of which are unpredictable and impossible to discern. In addition, the net realizable value to a seller at auction is often significantly lower than the published sale price because the net proceeds are typically reduced by all or a portion of the Buyer’s Premium and there may also be a sales commission. For non-cash generating assets, such as fine art, valuation is heavily reliant on an analysis of sales history of similar artwork. Experts often differ on which historical sales are comparable and the degree of comparability. The attempt to discern value from historical sales data is extremely challenging for a variety of reasons, including, without limitation:

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Qualitative Factors. Differences in perceived quality or condition between the subject work and the so-called “comparable” sale.  Perceived differences in the physical quality and condition of the respective works require subjective judgements as to the valuation impact attributable to such differences.

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Lack of Reliable Data. Data from non-auction sales, comprising a majority of all sales, is largely unavailable and historical sales data may be inaccurate.  Also, data may be stale or unavailable to the public because comparable works may remain off market for extended periods of time, often for generations.  Even for public auctions, sale prices may be incorrectly reported due to credits for guarantees entered into with buyers (though under current rules in certain jurisdictions, these are required to be deducted from the reported sale price), or other credits provided to potential buyers.

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Idiosyncratic Factors. Idiosyncratic motivations of a buyer or seller may significantly affect the sale price.  These motivations may relate to an emotional attachment to the work, ego, financial, estate or tax planning objectives, the desire to enhance or complete a specific collection objective, perceptions of supply and scarcity and other factors.

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Timing Differences. Historical transactions must be viewed in light of market conditions at the time compared to current conditions.  Overall market conditions are difficult to track in recent periods and extremely difficult to discern for historical periods.  Harder still, is the ability to track the relative popularity of specific works, artists and genres over historical periods.

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Market Depth. Sale prices only reflect the price a single buyer was willing to pay for a work, so it is very difficult to determine the depth of demand, as defined by the number of potential buyers that are ready, willing and able to purchase an artwork at or below a given price level.

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Entanglements. It is not uncommon in the art market for buyers, sellers and intermediaries to enter into private contractual arrangements that may affect the sales price of a specific transaction.  It is often impossible to know of the existence or terms of any such contractual arrangements.

Accordingly, due to the inherent subjectivity involved in estimating the realizable value of the Artwork, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale and such differences can be, and often are, material.

Since the Valuation of High-End Art Relies in Large Part on an Analysis of Historical Auction Sales, it is more Difficult to Accurately Determine Fair Value of Artwork by Artists that have Fewer Auction Sales. Certain artists (e.g. Monet, Renoir or Van Gogh) have a relatively large global collector base and a well-established track record of auction sales over a lengthy period. These artists were also extremely prolific during their careers, so their art is frequently bought and sold at auction. This relatively large volume of data makes estimates of historical pricing trends and fair value ranges for art produced by these artists more reliable. By contrast, the valuation of works by other artists who have a smaller collector base and or a shorter track record of auction sales, such as the artist who authored the Artwork, is comparatively more difficult and such assessments are generally prone to wider margins of error. As a general matter, historical pricing trends and fair value estimates are more likely to be more accurate for artists with higher volumes of prior auction sales than pricing trends and estimates for artists that have fewer historical auction sales. Accordingly, there is a higher risk that we may overpay for, or misprice, the Artwork notwithstanding that it is subject to a public auction and arguably market-based pricing.

Our Third-Party Valuation of the Fair Value of the Artwork may not be Reflective of its Value at any Point in Time and Hence the Value of the Class A Shares or its Realizable Value upon Eventual Sale.  We will engage experienced, third-party appraisers to value the Artwork currently and in conjunction with filing our annual financial statements with the SEC.  For the reasons set forth elsewhere in this “Risk Factors” section, any such valuation is inherently subjective and may not represent the actual realizable value of the Artwork.  In addition, because the timing of the Artwork’s sale is unknown, the value of the associated Class A Shares may be significantly different than the proportionate indirect ownership of the Artwork that they represent.  In addition, the Managing Member will consider a variety of factors in making any determination as to the Artwork’s price and terms of a sale and therefore its appraised value may not be indicative of the price at which the Managing Member determines to sell the Artwork.

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An Investment in the Art is Subject to Various Risks, any of which could Materially Impair the Value of the Art and the Market Value of the Class A Shares. Investing in the Artwork is subject to the following risks:

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Authenticity. Claims with respect to the authenticity of the Artwork may result from incorrect attribution, uncertain attribution, lack of certification proving authenticity, forgery or falsification of the artist’s signature. Under the terms of an Auction sale, we will obtain representations of authenticity from the Seller, but in any event such representations do not effectively eliminate the risk.

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Provenance. Claims related to provenance, or history of ownership, are relatively common and allege that an Artwork has an uncertain or false origin. Future buyers may also negatively perceive some elements of the prior ownership history, or whether the work is considered to have sold too often in the past. With respect to the Artwork, future buyers may negatively perceive our fractionalized ownership in the Artwork when considering a purchase.

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Condition. The physical condition of the Artwork over time is dependent on technical aspects of artistic workmanship, including the materials used, the manner and skill of application, as well as handling and storage of the Artwork and other factors.

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Physical Risks. The Artwork is subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime or theft, notwithstanding the insurance coverage we will maintain.

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Legal Risks. Ownership of the Artwork is prone to a variety of legal challenges, including challenges to title, nationalization, purchase from unauthorized persons, risk of cheating, money laundering, violation of legal regulations and restitution issues. Purchasing from a major auction house such as Bonhams, Christies and Sotheby’s can reduce but not eliminate these risks.

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Market Risks. The art market is prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses, changes in legal regulations, changes in attitudes toward art as an investment, changes in tastes, changes in supply, such as the liquidation of a major collection. These risks can be specific to certain geographies.

•	Economic Risks. Art values and demand are oftentimes affected by economic confidence among ultra-high-net-worth individuals.

•	Fraud Risk. The art market is unregulated and prone to abusive practices, including price manipulation, disguised agencies and lack of transparency.

Although the Managing Member will conduct due diligence in connection with acquiring, preserving and selling of the Artwork, no amount of due diligence can completely insulate the Company against these risks, and if any of these risks materialize, the value of the associated Artwork--and hence the Class A Shares--may decline substantially in value and their potential resale may be adversely affected.

If the Artwork is Displayed in a Gallery Space, Museum or other Location, it could be Damaged, and Insurance may not Cover all of the Damages, or even if Insurance does cover the Damages, it may cause the Artwork to be Unsaleable. We plan to store the Artwork in a protected environment with security measures, but no amount of security can fully protect an Artwork from damage, calamity or theft. It is planned that the Artwork will be permanently stored and displayed in the United States, though it might be displayed internationally. We plan to obtain and maintain adequate insurance coverage for the Artwork. However, it may be damaged while being displayed or stored and our insurance may not be able to cover all of the damages resulting therefrom. Moreover, even if insurance does cover such damages, the damages may result in the Artwork being unsaleable. Accordingly, damage or destruction of the Artwork will have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A Shares.

We may not be able to Find a Buyer for the Artwork at a Reasonable Price. Art is a highly illiquid asset and a percentage of objects go unsold when sent to auction. Even in the event that we attempt to sell the Artwork, we cannot guarantee that there will be a buyer at any reasonable price. Additionally, if the Artwork does go to an auction sale and is not sold, such failure could damage the reputation of the Artwork in the marketplace and make it even more difficult to sell in the future.

Temporary Popularity of some Artwork or Categories of Art may Result in Short-Term Value Increases that Prove Unsustainable as Collector Tastes Shift. Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific categories of art and artists is influenced by changing trends in the art market as to which categories and artists are most sought after and by the preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Artwork for a profit.

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Ownership of an Artist’s Work may be Concentrated, and any Large-Scale Divestiture of a Collection could Negatively Affect Prices. If any major collector liquidated a large number of art pieces by the artist of an Artwork, the supply and demand dynamic could shift dramatically. A significant increase in the sale of art originated by a particular artist could significantly depress the value of Artwork also originated by that artist.

Changes in Opinions by Experts in the Artwork Regarding its Authenticity could Negatively Impact or Eliminate its Value. Authenticity is often completed by art world experts and their opinions often matter more than scientific data. If a well-respected art expert were to opine negatively on the authenticity or value of the Artwork, it could reduce or eliminate its resale value.

Insurance Coverage for the Artwork does not cover Title Claims and may not Cover all Possible Contingencies, Exposing us to Losses Resulting from the Damage or Loss of the Artwork. Our insurance coverage does not cover title claims and may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. Accordingly, in the event of a successful claim that a Series does not have valid title and ownership to its Artwork, we would rely solely on the representations obtained from the Seller to compensate us for such losses, which may prove to be inadequate. In addition, uncovered damage or destruction of the Artwork that is not fully covered by insurance could have a material adverse impact on the value of the Class A Shares.

Industry Sales Cycles can be Unpredictable.  Purchase behavior by collectors is generally unpredictable due primarily to the discretionary nature, relative scarcity and high values of art purchases.  An art buyer may typically purchase art when excess liquidity is abundant.  When economic conditions preclude art collectors from purchasing the art, such a downturn in sales will affect a Series’ ability to sell its Artwork.  Additionally, many art buyers have significant access to credit to facilitate art purchases and any adverse changes in the credit market could negatively impact the value of the Artwork.

Competition in the Art and Collectibles Industry from Other Business Models may Make It Difficult to Obtain Underlying Artwork.  There is potentially significant competition for the underlying Artwork from many different market participants, including 100% Bidders. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as arts and collectibles dealers and Auction Houses continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible art and collectibles TV shows, including Antiques Roadshow, Storage Pickers, American Pickers and Pawn Stars. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite from potential investors for the interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art or wine, who may decide to enter the art and collectibles market as well.

Risks Related to our Reliance on aShareX

We are Totally Reliant on the Asset Manager and Managing Member to Maintain and Sell the Artwork and Manage our Costs.  Neither the Company nor any Series is intended to have employees or to generate cash flow prior to the sale of its Artwork.  Accordingly, we are totally reliant on the performance and funding of the Asset Manager to effectively operate each Series.  We plan to rely on the Asset Manager to perform or administer all necessary services to maintain the Artwork, including obtaining insurance, security, transportation and storage.  The Asset Manager is also responsible for all routine and ordinary expenses required to maintain each Company Group Member, including professional services, regulatory filings, SEC reporting, tax filings and other matters.  The Asset Manager is a newly formed company and has not yet developed a track record of successful performance of these activities.  If the Asset Manager were to default on its obligations under the Asset Management Agreement, it would be extremely difficult for an affected Series to replace the Asset Manager or internally manage these functions given the Series lack of cash flow and lack of employees.  Accordingly, in the event of a material default by the Asset Manager under the Asset Management Agreement, the affected Series might be forced to sell its Artwork.  We cannot provide assurance that the timing and or terms of any such sale would be favorable.

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With the funding of the Sourcing Fee, the Asset Manager, either directly or through its affiliation with aShareX, should have sufficient sources of liquidity to pay all of the Offering Expenses and Operating Expenses, as described in greater detail under “Management-Asset Management-Funding and Reimbursement of Expenses”, and perform its obligations under the Asset Management Agreement for the foreseeable future. Pursuant to and in accordance with the Asset Management Agreement, the Asset Manager is required to pay such expenses until the Artwork is sold. The Asset Manager will have this same funding obligation for each Series. There can be no assurance that the Sourcing Fee paid by each Series is sufficient for the Asset Manager to cover all Offering Expenses and Operating Expenses for which it is responsible, or that it if it is insufficient, that the Asset Manager will maintain sufficient reserves and liquidity to fund any ongoing expenses.

In addition, while it is not expected that significant Extraordinary Expenses will be incurred given the passive nature of each Series’ activities, it is possible that they may arise due to, for example, litigation, indemnification or regulatory issues. Each Series will be dependent on the Managing Member to lend funds to, or arrange commercial financing for, the Series to pay for such expenses. However, there can be no assurance that the Managing Member will be able to do so. If the Managing Member’s sources of liquidity are insufficient to satisfy a Series’ Extraordinary Expenses, we and the Series may receive qualified audit reports that would likely have a material adverse effect on the value of the Class A Shares of the Series and it may be required to sell the Artwork at an inopportune time.

The Managing Member and Asset Manager will have Complete Authority to Administer the Business of each Series Consistent with the Operating Agreement, other than Certain Amendments Thereto and to the Asset Management Agreement. The Managing Member and Asset Manager will have sole control over all matters affecting the Company, Cayman, each Series and each SP (collectively, “Company Group Members”), including the insurance, storage and the terms of sale of the Artwork, and initiating and defending litigation. Nonetheless, the Managing Member and Asset Manager shall not have the authority to do any of the following without first obtaining the required vote of the Class A Members as a group:

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Amend, waive or fail to comply with any material provision of the Operating Agreement that disproportionately and adversely affects the Class A Members of all Series (requires approval by a Company Majority Vote, as described below under “Description of Shares- Summary of Operating Agreement and Series Designation - Voting Rights”),

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Amend, waive or fail to comply with any material provision of the Operating Agreement that  disproportionately and adversely affects the Class A Members of a specific Series (requires approval by a Majority Vote);

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With respect to a particular Series, amend the Asset Management Agreement in a manner that is materially adverse to the Class A Members of such Series, or amend the Series Designation to acquire additional material assets other than the Artwork, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, promotion and sale of the Artwork, other than the loans related to Extraordinary Expenses (requires approval by a Majority Vote); or

•	Issue additional Class A Shares of a Series other than as necessary to repay loans for Extraordinary Expenses (requires approval by a Majority Vote).

Additionally, the Artwork associated with a Series will be sold during the sixth and seventh years following its acquisition if approved by a Majority Vote of the Series, and if not so requested or approved, the Artwork will be sold in the eighth year following its acquisition. In all events, the Managing Member shall use commercially reasonable efforts to obtain a favorable price and terms for the sale, but it will otherwise be in its sole discretion (provided that the sale must be solely for cash).

If the Artwork is sold, the Asset Manager will be entitled to reimbursement for costs and expenses associated with the sale and any such transaction may be subject to the payment of a Seller’s Commission if done through a public auction. In addition, the Managing Member may elect to form a new investor group, which may include Class A Members not desiring to sell the Artwork, to bid on the purchase of the Artwork if done though an auction. There is no guaranty that any sale of the Artwork will be successful, or if successful, that the net proceeds realized by Class A Members from such transaction will be reflective of the estimated fair market value of the Class A Shares at such time.

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The Class A Members have Limited Ability to Influence the Managing Member or Asset Manager. The Managing Member and Asset Manager essentially have complete control of the Company Group Members. This concentration of control may delay, deter or prevent acts that would be favored by the Class A Members. For example, the Managing Member is not required to sell the Artwork prior to the sixth year following its date of acquisition even if favored by a majority of the Class A Members. In addition, the interests of the Managing Member and Asset Manager may not always coincide with the interests of the Class A Members, and such interests may be altered by a change of control in aShareX and hence the Managing Member. As a result, the market price of the Class A Shares may decline or not be reflective of the underlying value of the Artwork.

Class A Members can only remove the Managing Member or Asset Manager for either entity’s fraud or intentional misconduct, as finally judicially determined, and then only if the removal is approved by a Super Majority Vote, as described under “Description of Shares - Summary of Operating Agreement and Series Designation – The Managing Member”.  If the Managing Member or Asset Manager commits fraud or intentional misconduct with respect to a particular Series, it may not unilaterally remove the Managing Member and Asset Manager with procuring the votes of the Class A Members of the other Series to meet the Super Majority Vote requirement.  Moreover, even if such vote is obtained, the Class A Members of all Series must select replacement entities to assume the roles, duties and expense burdens of the Managing Member and Asset Manager, and neither of them is required to refund or return any portion of the Sourcing Fee or Class B Shares previously received.  This may preclude the engagement of replacement entities which would result in the Company and each Series having to dissolve and sell all of the Artwork at an inopportune time.  This, in turn, may make it impractical to remove the Managing Member and Asset Manager even for cause.

As a Non-Listed Company Conducting an Exempt Offering Pursuant to Regulation A, we are not Subject to a Number of Corporate Governance Requirements, Including the Requirements for a Board of Directors or Independent Board Committees. We do not intend to list the Class A Shares on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. Matters may arise where the interests of the Class A Members and those of the Asset Manager, the Managing Member or other aShareX affiliates are not aligned or are in conflict. This would include, for example, a situation where the Managing Member does not wish to sell the Artwork prior to the sixth year following the date of acquisition, preferring instead to benefit from subsequent value appreciation, but a majority of the Class A Members of the associated Series favor such disposition desiring to obtain near term liquidity. We do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, Class A Members may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

Failure of the Company or the Series to Comply with Applicable Regulations may have a Negative Impact on Investors. The Class A Shares are being offered for sale without the engagement of an underwriter. The Company has retained Dalmore, a registered broker-dealer, to provide certain services in connection with each Offering, including reviewing investor information to assure compliance with “know your customer” and “anti-money laundering” regulations and to confirm investor eligibility to participate in the Offering. Dalmore has also been engaged as the executing broker for facilitating trades in the secondary market through utilization of the Trading Platform operated by North Capital. If a regulatory authority determines that the Company, which is not a registered broker-dealer, or North Capital, as the operator of the Trading Platform, have engaged in impermissible brokerage activities with respect to the initial sale of the Class A Shares or their subsequent resale in the secondary market, there is a risk that Class A Shares offered and sold might be subject to a right of rescission, the funding of which would be an Extraordinary Expense that might be too large to finance, thus resulting in a premature sale of the Artwork.

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The Operating Agreement Designates the Federal District Courts of the United States of America as the Exclusive Forum for Disputes between us and the Class A Members Involving Claims under the Securities Act, which, if Enforced by the Courts, will Restrict the Class A Members’ Ability to Choose the Judicial Forum for Securities Act Disputes. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Operating Agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Operating Agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us. If a court were to find the exclusive-forum provision in the Operating Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

Risks Relating to Potential Conflicts of Interest

Investors May Face Risks Associated with Conflicts of Interest. The Managing Member has substantially complete discretion to determine the terms upon which the Artwork will be sold, and it may decline to sell the Artwork of a particular Series prior to the sixth year following its acquisition notwithstanding the desire of the Class A Members of the Series to effect such transaction to capture near term gains. The Managing Member may have economic incentives or disincentives to sell the Artwork that are misaligned with the interests of Class A Members. Moreover, the Asset Manager is liable to fund Offering and Operating Expenses in excess of the Sourcing Fee, and, accordingly, the Asset Manager is incentivized to minimize expenses for items such as insurance and storage of the Artwork even though additional expenditures might provide greater protection to preserve the Artwork or mitigate against loss. The Managing Member has complete discretion whether to loan funds to a Series to pay for Extraordinary Expenses and may act in its self-interest in doing so. Finally, the Managing Member may encourage the Class A Members of a Series to approve a sale of the Artwork prematurely in order to capture near-term gains, 10% of which inure to the benefit of the Class B Shares, and eliminate further Operating Expenses for which the Asset Manager is responsible. Accordingly, while the interests of the Asset Manager and Managing Member are aligned with those of the Class A Members in using commercially reasonable efforts to maximize the Artwork’s appreciation and capture the most favorable sales terms, there nevertheless exist conflicts of interest as to the timing of the sale and no assurance can be given that any such conflicts will be resolved in a manner favoring the Class A Members.

Although the Managing Member will Own Class B Shares Representing 10% of an Artwork’s Value Appreciation, the Managing Member may sell its Shares or there may be a Change of Control of aShareX. The Managing Member will own 1,000 Class B Shares in each Series representing a 10% interest in the amount by which the Artwork appreciated over its Purchase Price. The Managing Member has no restrictions on the sale or disposition of its Class B Shares, or the Class A Shares received upon their conversion, other than restrictions imposed by applicable securities laws. Accordingly, the alignment that will exist upon the Closing of the Offering between the Managing Member and the Class A Members may not exist in the future. If the Managing Member sold a significant portion of its Class B Shares, or if there was a change in control of aShareX, the interests of the Managing Member and Asset Manager may differ significantly from those of the Class A Members.

The Managing Member, Asset Manager and other aShareX Parties will have other Business Interests and Obligations to other Entities, including Interests and Obligations Relating to the Art Industry. aShareX expects to engage in other business activities, including other activities relating to the art industry. aShareX may buy and sell other works of art, and establish other entities to engage in similar activities. None of aShareX, the Managing Member, the Asset Manager or any and each aShareX Party will be required to manage the Company or any Series as their sole and exclusive function. They will have other business interests and will engage in other activities in addition to those relating to the Company and the Series. We are dependent on these persons to successfully operate our day-to-day operations. Their other business interests and activities could divert time and attention from operating our business.

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aShareX may Receive Fees from a Buyer of the Artwork if it sells the Artwork without Engaging an Intermediary. aShareX may determine to sell the Artwork without engaging a third-party intermediary, in which event, aShareX could charge the buyer a reasonable fee not to exceed the lowest published Buyer’s Premium charged by Sotheby’s, Christie’s or Bonhams in effect at such time.

The Operating Agreement and Asset Management Agreement Contain Provisions that Exculpate the Managing Member, the Asset Manager and each other aShareX Party from Liabilities with respect to their Acts or Omissions unless they are Determined to Constitute Fraud or Intentional Misconduct and this Reduces or Eliminates the Remedies Available to Investors for the Negligence or Gross Negligence of such Persons. The Operating Agreement and Asset Management Agreement limit the liability of the aShareX, the Managing Member, the Asset Manager and their affiliates. None of the foregoing persons shall be liable to the Company or any Series of the Class A Members for any action taken or omitted to be taken by such persons, including if determined to be negligent or grossly negligent, unless such act or omission is judicially determined to constitute fraud or intentional misconduct. Any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Operating Agreement or Asset Management Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. The foregoing limitations on liability reduce the remedies available to the Class A Members for actions taken which may negatively affect the Company and the Series.

 Risks Relating to Ownership of the Class A Shares and the Offering

There is No Active Public Market for the Class A Shares and an Active Trading Market may not ever Develop or, even if Developed, may not be Available to all Class A Members, may not be Sustained or may Cease to Exist following this Offering, which would Adversely Impact the Market for our Class A Shares and make it Difficult, or even Impossible, to Sell your Class A Shares. There is no active market for the Class A Shares. We do not plan to list the Class A Shares for trading on a national securities exchange, but we intend to facilitate secondary sales of Class A Shares on the Trading Platform pursuant to information posted on the Investor Platform at www.aShareX.com. No assurance can be given that the Trading Platform will provide an effective means of selling your Class A Shares or that the price at which any Class A Shares are sold through the Trading Platform is reflective of the fair value of the Class A Shares or the Artwork. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid market. In light of a variety of factors, including, without limitation, the relatively small market capitalization of the Company and the limited number of users participating on the Trading Platform, the Trading Platform may not provide a reliable or effective means of price discovery. Any posted offer prices or historical transaction information reflected on the Trading Platform should not be construed as being representative of the fair value of the Company’s Class A Shares or of the Artwork. There are trading limitations imposed on those Class A Members who are aShareX Parties or who own 20% or more of the Class A Shares in a Series. Investors should be prepared to hold their Class A Shares for an indefinite period of time, as there can be no assurance that the Class A Shares will ever be saleable through the Secondary Market or an alternative platform.

You may not be able to Sell your Class A Shares at or above the Offering Price or at All. The initial Offering Price for Class A Shares may be above the value of the Artwork acquired through an Auction due to the fact it includes the payment of the Buyer’s Premium, taxes and the Sourcing Fee. In addition, the Managing Member owns 1,000 Class B Shares in each Series representing a 10% interest in amount by which the Artwork appreciated over its Purchase Price, which has a dilutive effect on the Class A Shares of the Series. You may not be able to sell your Class A Shares at or above the initial Offering Price, or ever. Investors should be prepared to hold their Class A Shares for an indefinite period, as there can be no assurance that the Class A Shares can ever be tradable or sold.

We will be Required to Publicly Report on an Ongoing Basis under the Reporting Rules set forth in Regulation A for Tier 2 Issuers that are less Rigorous than those Imposed under the Exchange Act Rules for Publicly Traded Companies and therefore the Investors Could Receive Less Information than they Might Expect to Receive from Exchange Traded Public Companies. We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Securities Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our Investors could receive less information than they might expect to receive from exchange traded public companies.

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Holders of the Class A Shares may Face Significant Restrictions on the Resale of the Class A Shares Due to State “Blue Sky” Laws or Rules Restricting Participation by Foreign Citizens. Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker, if any, must be registered in that state. A determination regarding registration will be made by Dalmore, as the executing broker to the extent the Class A Shares are sold through use of the Trading Platform. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, their Class A Shares. In addition, the Trading Platform may limit the ability of non-U.S. citizens or residents to transact trades due primarily to complications associated with obtaining reasonable assurances as to the identity of such persons and compliance with anti-money laundering, tax and securities laws that may be applicable to such transactions. Accordingly, you should consider the resale market for the Class A Shares to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification, or at all.

There is a Risk an Offering will not Close. There are numerous possible scenarios pursuant to which an Offering may be terminated notwithstanding Investors tendering a successful bid to acquire the associated Artwork, including if the Closing of the Offering does not occur within the timeframe set by the Auction House for the acquisition of the Artwork due. This may occur as a result of one or more potential investors not timely funding the amounts equating to their bids, a potential investor’s inability to qualify as a Qualified Purchaser or because its investment exceeds the financial limitations imposed by the Company, and the Company cannot remedy the funding deficiency within the necessary timeframe. If any of the Class A Shares offered remain unsold, the seller of the Artwork will be asked to either reduce the Purchase Price or accept Class A Shares (assuming the seller is a Qualified Purchaser) for the deficient amount. To the extent there remains a deficient amount, the unsubscribed Class A Shares will be offered (i) first, to the Investors already participating in the Offering, (ii) second, to the aShareX Parties, and (iii) finally, to any other Qualified Purchaser (including an aShareX Party) with preference given to registered Investor Platform users. Notwithstanding the foregoing, none of the aShareX Parties may purchase Class A Shares in an Offering, and if offered shares pursuant to the procedure outlined in the immediately preceding sentence, they may not purchase more than 20% of the Class A Shares sold in the Offering (including shares purchased by aShareX due to downward rounding). There can be no guarantee that any of these alternatives will successfully remedy the deficiency, and the Series may not be able to purchase the Artwork.

Sales of Class A Shares by the Managing Member could make it more Difficult for You to Sell your Class A Shares and Could Adversely Affect the Price of the Class A Shares on the Secondary Market. The Managing Member will own 1,000 Class B Shares in each Series, representing a 10% interest in the amount by which the Artwork appreciates in value over its Purchase Price. Such shares are convertible into Class A Shares at any time in accordance with a formula set forth in the Operating Agreement, which assuming full conversion, is intended to approximate, based on their current market price, 10% of the appreciation in the aggregate market price of the Class A Shares from their aggregate Offering Price. Furthermore, the Managing Member or another aShareX affiliate may purchase up to 10% of the Class A Shares following a successful Auction if necessary to close the Offering due to successful bidders failing to purchase their allocated shares. The Managing Member may also be issued Class A Shares in a Series to repay loans made in connection with Extraordinary Expenses. The Managing Member will have no restrictions on the disposition of its Class A Shares, other than the volume and reporting limitations imposed by Rule 144. Any sale of Class A Shares by the Managing Member or another aShareX affiliate may make it more difficult to sell your Class A Shares and could adversely affect the price at which you can resell your Class A Shares.

A Concentration in Ownership of the Class A Shares may Reduce Liquidity or Adversely Affect the Price of the Class A Shares on the Secondary Market or any other Trading Venue on which the Class A Shares may be Traded. Except in the case of (i) Benefit Plan Investors who may not acquire more than 24.9% of the Class A Shares in any Series, or (ii) non-Accredited Investors who are subject to an investment limit based on income and net worth, we do not impose a limit on the amount of Class A Shares that can be purchased by one person in a Series. A concentration of ownership in one or a small group of Class A Members in a Series may diminish liquidity in the secondary market, particularly if any such persons are deemed to be an “affiliate” of the Series as defined in Rule 405 of the Securities Act, which would make it more difficult for such person to sell its Class A Shares pursuant to applicable Federal securities laws. Conversely, concentrated ownership could also create an “overhang” risk, which is a risk that Class A Members may seek to liquidate their positions in a short time frame, which could significantly increase the supply of Class A Shares in a Series available for sale without a corresponding increase in demand, thereby driving the trading price of the Class A Shares downward.

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If a Series faces Litigation related to an Offering, the Managing Member may be Required to Sell the Series’ Artwork and the Proceeds of any Sale may be Insufficient to provide Proceeds to the Investors Equal to the Amount Paid for their Class A Shares in the Series. A Series may become subject to litigation or other government action requiring the Series to pay expenses not currently contemplated. These claims could include:

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Claims that this Offering Circular contains any untrue statements of material fact or omits to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading.

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Claims that an Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or our failure to appropriately register the Class A Shares or find an exemption under the securities laws of each state in which we offer the Class A Shares, which could result in each affected Investor being given the right to rescind its purchase of Class A Shares and to be repaid its purchase price.

•	Claims for indemnification made by our Managing Member, the Asset Manager or other aShareX Parties pursuant to our Operating Agreement or otherwise.

Any of these claims could be very costly to defend against, and result in significant liability to the Series. While the Asset Manager is responsible for all Operating Expenses, such expenses do not include litigation, indemnification, sales, use or similar taxes not paid upon the original acquisition of the Artwork,  or other Extraordinary Expenses. If such a claim were successful, or the Series cannot otherwise finance the defense of such claims, the Managing Member may be required to sell the Artwork and there can be no assurance that the proceeds of any such sale would result in sufficient proceeds to cover the costs associated with the defense of such claims or the claim itself, leaving little or no funds to distribute to remaining Investors.

Because we do not have an Audit Committee, Holders of the Class A Shares will have to rely on the Managing Member’s Board of Directors to perform these Functions. We do not have an audit committee and the Managing Member’s Board of Directors will perform the duties normally performed by such committee. Since conflicts of interest may arise between the Managing Member or Asset Manager, on the one hand, and the Class A Members of a Series, on the other hand, there can be no assurance that the Board of Directors will at all times act in a manner that resolves the conflict in favor of such Class A Members. See “Risks Related to Conflicts of Interest” above for more detail.

Provisions of the Operating Agreement may Delay or Prevent the Sale of Artwork or the Acquisition of a Series, which may not be in the Best Interests of Class A Members. Provisions in the Operating Agreement may be deemed to have anti-takeover effects, which include, among others, the Managing Member having sole and exclusive control of a Series’ operations and the inability of the Series’ Class A Members to require a sale of the associated Artwork prior to the fifth anniversary of its acquisition. These provisions are likely to delay, defer or prevent a person seeking to acquire the Artwork, including by purchasing the Class A Shares of the Series.

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The Tax Treatment of an Investment in the Company is Uncertain and Subject to Change. We currently expect to be taxed as a partnership, which means we do not expect to pay entity-level federal income taxes at either the Cayman or Company levels. Further, if the Class A Shares are sold prior to the sale of the Artwork, any gain recognized by individuals, trusts and estates subject to U.S. tax at preferential federal long-term capital gain rates of 23.8%, provided such Class A Member (i) does not own 10% or more of the Class A Shares in a Series, (ii) files a “QEF election” with the IRS for the taxable year the shares are acquired, and (iii) has held its shares for more than one year. Gain recognized by such Investors if they hold their Class A Shares through the date the Artwork is sold is likely to be subject to a maximum federal income tax of 31.8%. The foregoing positions are not free from doubt and are subject to complex provisions of the Code. Changes in the Code, the Income Tax Regulations promulgated thereunder or the IRS’ interpretation of same may cause such treatment to change, and any such change could result in a Series or the Company being subject to tax as a corporation or the gain from the sale of the Artwork or sale of Class A Shares being subject to tax at ordinary income rates or at higher capital gains rates. Investors are urged to consult their advisors with respect to the tax consequences of an investment in a Series in light of their particular circumstances.

Tax Risk to Investors Seeking to Invest using their Individual Retirement Accounts, including Traditional and Self-Directed IRAs and 401(k)s. Section 408(m) of the Internal Revenue Code treats the acquisition of any collectible, including any work of art, as a distribution from the retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the investor is not at least 59-1/2 years of age. The Internal Revenue Service could take the position that an investment in the Class A Shares, although not directly an investment in the Artwork, is tantamount to the acquisition of artwork and therefore should be treated as a taxable distribution. We will take the position that a deemed distribution only applies if Benefit Plan Investors in the aggregate acquire more than 24.9% of the Class A share in a Series. While we limit Benefit Plan Investors from investing in excess of this limit, the information we have on who is a Benefit Plan Investor may be wrong or the procedures we have for limiting their investment may be faulty, resulting in the investment limitation being exceeded. This, in turn, might result in an IRA or Section 401(k) Plan being deemed to have distributed their Class A Shares in the affected Series to their beneficial owner. We urge those Investors seeking to use their individual retirement accounts to invest in Class A Shares to consult with a competent tax professional prior to making an investment decision.

Investors are Bound by the Provisions contained in the Auction and Subscription Agreements which Provide for Mandatory Arbitration and a Waiver of Rights to a Jury Trial which Limits your Ability to bring Class Action Lawsuits, Seek Remedies on a Class Basis or have a Jury Decide the Factual Merits of Your Claim. By purchasing shares in an Offering, Investors agree to be bound by the arbitration provisions contained in the Auction and Subscription Agreements which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the Auction and Subscription Agreements, the Class A Shares, the Investor, Auction and Trading Platforms and/or the activities or relationships that involve, lead to, or result from any of the foregoing. In addition, by signing the Auction Agreement and Subscription Agreement, you waive your rights to a jury trial in any such dispute. Please note that neither the mandatory arbitration provision nor the waiver of your rights to a jury trial apply to claims made under the federal securities laws or any dispute you may have with Dalmore, as the executing broker, transacting secondary market trades through the Trading Platform. If you have a dispute with the executing broker, you will have the right, but not the obligation to settle that dispute through the arbitration rules of FINRA Dispute Resolution, Inc., including through voluntary mediation or arbitration. Arbitration awards are generally final and binding. A party’s ability to have a court reverse or modify an arbitration award is very limited. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in the State of Delaware in accordance with Delaware law. The Auction Agreement and Subscription Agreement allow for either the Company, a Series or an Investor to elect to enter into binding arbitration in the event of any covered claim in which the Company, the Series and the Investor are adverse parties. While not mandatory, in the event that the Company or a Series were to invoke the arbitration clause, the rights of the adverse Investors to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies, to individual Investors who wish to pursue claims against the Company or a Series, except in the case of claims made under the federal securities laws.

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The Outbreak of a Pandemic may Cause an Overall Decline in the Economy as a Whole and May Materially Harm the Company. If the outbreak of the coronavirus reoccurs and continues to grow, or should another pandemic occur, the effects of widespread infectious disease and epidemic may cause an overall decline in the economy as a whole. The actual effects of the spread of coronavirus or any other pandemic are difficult to assess at this time as they will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus or other pandemic is likely to cause an overall decline in the global economy as a whole and therefore may materially harm the Company.

If our Series Limited Liability Structure is Not Respected, then a Series and Indirectly its Investors May be Exposed to the Liabilities of the Company and the other Series. The Company is structured as a Delaware series limited liability company that issues different series of interests for each underlying Artwork. Each series is not a separate legal entity. Under the Delaware Act, if certain conditions (as set forth in Section 18-215(b) of the Delaware Act) are met, the liabilities of the different series are segregated and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, the assets of one Series may be exposed to the liabilities of the Company or another Series. Furthermore, while we intend to maintain separate and distinct records for each Series and otherwise meet the requirements of Section 18-215(b) of the Delaware Act, it is possible a court could conclude that the methods used did not satisfy such requirements, and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Class A Shares or the amount of distributions to be made by the Series. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the Company or another Series where their assets are insufficient to meet their liabilities.

If our SP Structure is Not Respected, then a SP, and Indirectly its Investors, May be Exposed to the Liabilities of the Company and the other Series. Each Series will hold all of the interests of a SP established for such purpose by the Company’s wholly owned subsidiary, aShareX Fine Art, SPC, a Cayman Islands segregated portfolio company (“Cayman”).  The concept of an segregated portfolio company is that the portfolio company, which remains a single legal entity, may create segregated portfolios such that the assets and liabilities of each portfolio are legally separate from the assets and liabilities of any other portfolio and from the portfolio company's general assets and liabilities, similar to the concept of the series limited liability company discussed above.  Similar to the series limited liability company, while this structure is recognized by the courts of the Cayman Islands, there is no guarantee that if challenged in the course of a U.S. state or other foreign jurisdiction, such courts will uphold a similar interpretation of Cayman law.  If our SP structure is not respected, the assets of one SP may be exposed to the liabilities of the Company or another SP.

DILUTION

The Managing Member will be issued 1,000 Class B Shares in each Series upon its formation in consideration of it paying the Broker Fees upon the Closing of an Offering or the expenses incurred in connection with any Offering that is not completed. We cannot identify the exact value of the consideration to be paid by the Managing Member in connection with the issuance of the Class B Shares, so we cannot quantify their dilutive effect at this time. However, as to each Series, the Class B Shares are anticipated to have a dilutive effect equating to 10% of the Artwork’s appreciation in value over its Purchase Price. This dilution will occur either by virtue of the distribution rights associated with the Class B Shares, or through their conversion into Class A Shares. If the Managing Member chooses to convert its Class B Shares into Class A Shares, the Class A Shares issued to the Managing Member, assuming full conversion, are intended to approximate, based on their current market price, 10% of the appreciation between the aggregate market price of the Class A Shares and their aggregate Offering Price upon the Closing of the Offering.

The Managing Member, in its discretion and subject to applicable securities laws, may issue additional Class A Shares following the Closing of an Offering to extinguish loans incurred by the Series for Extraordinary Expenses. The Class A Shares will be issued at their market price initially to the existing Class A Members of the Series in proportion to their Series’ share percentages and, if oversubscribed, next to those willing to subscribe for their allotted shares in proportion thereto (or in such other manner as the Managing Member deems equitable). All of proceeds from such issuance, net of associated costs, will be applied to reduce or pay off the loan. Given this, the dilutive effect of such issuance is uncertain since the proceeds will be used solely to reduce indebtedness and the Class A Shares are expected to be issued at their then market price.

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PLAN OF DISTRIBUTION

Overview

The Company has not engaged any underwriters to sell the Class A Shares and each Offering will be conducted on a best-efforts basis by the Managing Member. After qualification of the Offering Statement of which this Offering Circular is an integral part by the SEC, and upon receiving a “No Objection Letter” from FINRA, the Managing Member will proceed to complete the initial Offering. The Managing Member will arrange for all interested, pre-qualified investors to register on the Investor Platform and participate through the Series to purchase the Artwork by submitting bids through use of the Auction Platform. Each interested investor must execute an Auction Agreement (available for review on the Investor Platform) pursuant to which the investor (a) confirms its understanding of this Offering Circular (including the exhibits attached hereto, such as the Operating Agreement, the Series Designation, and the form of Subscription Agreement) and the Company’s Auction Bidding Rules (also available on the Investor Platform), (ii) makes certain representations and warranties, including as to its Qualified Purchaser status, and (iii) affirms that it is legally bound to pay a Winning Bid and to execute a Subscription Agreement to purchase the Class A Shares equal to its Winning Bid. The Company may also impose certain limitations on the amount an Investor may invest based on, for example, the Investor’s status as a Benefit Plan Investor or non-Accredited Investor, or its liquidity and net worth. If the potential investors’ bid is successful, the Managing Member will proceed to close the Offering by informing the successful bidders by email and through the Investor Platform of their Class A Share allocations and required funding. Please see “Description of Business – Auction Platform” below.

If an investor fails to (i) execute a Subscription Agreement subscribing for the number of Class A Shares equating to its Winning Bid, (ii) fund to the Escrow Agent an amount equal to its Winning Bid, or (iii) qualify to purchase the Class A Shares because, for example, its Winning Bid exceeding the investor’s investment limitations, the Managing Member may exercise any and all available legal remedies on behalf of the Company, including initiating a collection proceeding to recover payment, plus interest and collection costs, as provided in the Auction Agreement, and it may also suspend or bar the investor from utilizing the Auction Platform to participate in future Auctions.

Notwithstanding the submission of a Winning Bid, an investor’s Subscription Agreement can be rejected by the Managing Member for any reason in its sole discretion, including the investor (a) failing to be a Qualified Purchaser or to pass KYC and AML screening (see discussion below), or (b) subscribing for an amount exceeding its investment limit (although the Managing Member may, in its discretion, agree to a subscription that is within such investment limitations). The minimum investment amount per Investor is $5,000 and the Managing Member can waive this requirement in its sole discretion. Benefit Plan Investors may not, in the aggregate, purchase more than 24.9% of the Class A Shares offered by any Series, and if they attempt to submit a bid at an Auction which, if it was the Winning Bid, would cause this investment limitation to be exceeded, such bid will be rejected.

Upon acceptance of an Investor’s Subscription Agreement, the Investor will be asked to fund the price for their Class A Shares directly to the Escrow Agent. Investors can pay for their Class A Shares in the form of ACH debits by connecting its bank account via Plaid or wire transfer of immediately available funds. The Company will not accept Bitcoin, Ethereum or similar currencies as payment for shares. Fees incurred by the Company in receiving investor funds, such as incoming wire charges will be charged to the funding Investor and must be paid by check made payable to the Escrow Agent after being informed of the charge.

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The amounts funded by the Investors will be held by the Escrow Agent in a segregated, non-interest bearing account (but not segregated by Investor), and will not be commingled with the Escrow Agent’s other funds or assets. The funds in the escrow account will not be released to the Company until there is confirmation that (i) the Series has successfully bid for the Artwork, and (ii) the funds necessary to pay its Acquisition Cost are in the escrow account and funded by Qualified Purchasers whose Subscription Agreements have been accepted by the Managing Member and Dalmore. Once these tests have been met, the funds will be immediately transferred to the operating account of the Company and used to purchase the Artwork on behalf of Cayman and to fund the Sourcing Fee to the Asset Manager. The Transfer Agent will then record the electronic issuance of the Class A Shares to the Investors in the amounts allocated to them by the Managing Member in accordance with their Winning Bids. If the Offering is terminated for any reason, the funds held by the Escrow Agent on account of each potential investor shall be returned to such potential investor, without interest, less any wire fees not previously paid by the potential investor.

Qualification of Investors

All potential investors will be required to undergo Know Your Customer (“KYC”) and Anti-Money Laundering (“AML”) screening. The U.S. Financial Crimes Enforcement Network requires both customers and financial institutions to comply with KYC and AML standards to prevent illegal activity, specifically money laundering, and to achieve regulatory compliance. Financial institutions must understand the type and purpose of the customer relationship and develop a customer risk profile, used as a baseline for detecting suspicious customer activities. Financial institutions must also maintain current and accurate customer information and continue to monitor accounts for suspicious and illegal activities. When detected, they are required to promptly report their findings. As such, you will be asked to forward factual information for KYC and AML screening to Dalmore as part of your account formation process on the Investor Platform, and as part of your execution of the Auction Agreement and Subscription Agreement. Each Investor must also comply with all the laws of the securities industry relative to their investment in Class A Shares. Any potential investor not passing KYC and AML screening by Dalmore (as determined by Dalmore in its sole discretion), or not meeting the Qualified Purchaser requirements, will be ineligible to participate in an Auction or the associated Offering.

Plan of Distribution

We intend for the sale of the Class A Shares to occur principally through the Investor Platform and the Investor’s execution of the Auction Agreement and Subscription Agreement, the forms of which are available on the Investor Platform.

The Offering is being conducted as a Tier 2 Offering under Regulation A of the Securities Act, and therefore only offered and sold to “Qualified Purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering, this Offering will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

Investors will be given access to a preliminary Offering Circular, as may be amended from time to time, in advance of the Auction through the Investor Platform so that potential investors will be able to assess whether they would like to participate in the Auction and the bids they would like to submit, as well as submitting any pre-bids or documentation required by the Company in order to participate in the Auction process. The final Offering Circular with respect to each Series will be made available on the Investor Platform as soon as possible after it is qualified with the SEC. Potential investors will only be permitted to participate in the Auction for a particular Artwork if the Auction takes place within two calendar days following qualification of the Offering of the Series associated with such Artwork. However, the date of the Auction may be scheduled prior to our qualification of the Offering for the applicable Series, and if the Offering is not qualified in the requisite time period, the Auction may be rescheduled or take place without the participation of Fractional Bidders in the discretion of the Managing Member. If the Auction takes place without the participation of the potential investors or Fractional Bidders, this Offering Circular may be withdrawn, or the Offering may be terminated.

There will only be one Closing of the Offering for each Series, which will be held on the date determined by the Managing Member in its sole discretion. The Closing of an Offering will occur as soon as practicable after the Auction for the particular Series. The Class A Shares will be issued in book-entry form without certificates and will be transferred into a custodial account created for each Investor by Vertalo, Inc., as the Transfer Agent, upon the closing of this Offering.

The Managing Member and Asset Manager (and not the Company or the Investors) will pay all of the Offering Expenses incurred in this Offering, including the brokerage fees of Dalmore, the Escrow Agent and Transfer Agent, and fees associated with the filing of periodic reports with the SEC and future Blue Sky filings with state securities departments, but excluding fees incurred by Investor for Investor’s legal counsel or other advisors.) Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Class A Shares are being offered and sold only to Qualified Purchasers—namely Accredited Investors, and all other investors so long as their investment in the Class A Shares of any Series does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Qualified Purchasers must also pass KYC and AML screening. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a Qualified Purchaser.

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 For purposes of the foregoing, an “Accredited Investor,” in the case of a natural person, is a person who has:

1. An individual net worth, or joint net worth with the person’s spouse, which exceeds $1,000,000 at the time of the purchase, excluding the value of his or her home furnishings, automobiles and primary residence and the mortgage on that primary residence; or

2. Earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. Please refer to Rule 501 of Regulation D for more details.

The Managing Member and Dalmore will determine whether investors seeking to participate in the Auction are Qualified Purchasers in reliance on the information and representations provided by such investors regarding their Accredited Investor status and financial situation.  Before making any representation that your investment does not exceed applicable financial thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.  Benefit Plan Investors may be ineligible to purchase Class A Shares to the extent their purchase may result in Benefit Plan Investors owning 25% or more of the Class A Shares out of concern that such investment may result in the Series’ assets being considered “plan assets,” although this limitation may be waived in the sole discretion of the Managing Member.

Investors who purchase 10% or more of the Class A Shares will be subject to certain disclosure requirements in the Company’s SEC filings. In addition, Investors subject to U.S. taxation and purchasing 10% or more of the Class A Shares will be treated as owning an interest in a “controlled foreign corporation,” and, as a result, they will be subject to certain tax filing requirements, in addition to being taxed at ordinary income rates (rather than at preferential long-term capital gain rates) on the gain they recognize upon the sale of the Artwork and the distribution of the resulting proceeds.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with participating in the Auction and purchasing Class A Shares, including obtaining required governmental or other third party consents and observing any other required legal or other formalities.

Participating in the Auction and making an investment in the Class A Shares may involve significant risks. Only persons who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should participate in the auction and invest in the Class A Shares. See “Risk Factors.”

Broker-Dealer Agreement

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Managing Member, on behalf of the Company, has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Managing Member has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Managing Member will pay a one-time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.

Dalmore has agreed to provide the following services as a broker-of-record:

1. Accept Investor data from the Company and notify the Company to gather additional information or clarification regarding any Investor;

2. Review and process Investor information, including the Auction Agreements and Subscription Agreements, KYC and AML screening and other compliance background checks, and provide a recommendation to the Managing Member as to whether to accept the Investor and whether investment limitations should be imposed based on the Investor’s investment or financial status;

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3. Coordinate with the Escrow Agent to help establish escrow services for Investor documentation;

4. Serve as a registered agent for the Class A Shares where required for state Blue Sky law requirements;

5. Keep Investor details and data confidential and not disclose such information to any third party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

6. Apply for the FINRA “No Objections Letter” and comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

A copy of the Broker-Dealer Agreement is attached as Exhibit 6.3 to the Offering Statement of which this Offering Circular forms a part.  The fees of Dalmore in connection with the Offering will be paid by our Managing Member.

Affiliated Issuers

We acknowledge that the $75 million annual limit for offerings under Rule 251(a)(2) (Tier 2) of Regulation A will be aggregated between any affiliated issuers with substantially similar business plans and have adopted this structure to avoid such limit. As previously described, and, as previously noted, an investment in each Series of the Company represents an investment in that particular Series and thus indirectly in the underlying Artwork and does not represent an investment in the Company, any other Series or our Managing Member generally. See “Risk Factors.” Therefore, we believe the risks or benefits of investing in the different offerings are materially different, and the Series should not be treated as affiliated issuers for purposes of the $75 million annual limit.

Return of Funds if a Closing Does Not Occur

If an Offering cannot be completed following the submission by potential investors of a Winning Bid, any monies funded by such investors pursuant to their Subscription Agreements will be returned without interest to the Investors. The Managing Member will pay for all costs associated with an unsuccessful Offering (other than costs personally incurred by potential investors for legal, investment or tax advice and wire fees incurred in transmitting their funds).

Escrow Agent

North Capital, Dalmore and  the Company have entered into an Escrow Agreement for Securities Offering, dated February 8, 2023, pursuant to which North Capital has agreed to serve as the Company’s Escrow Agent to hold Investor funds until such time as (i) the Offering is closed at which time the Investor funds will be transferred to the associated  to purchase the Artwork, or (ii) the Offering is terminated at which time the potential investor funds will be returned to them, without interest, and less wire fees incurred on the funds transfer.  A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.  The fees associated with the Escrow Agent will be paid by the Asset Manager.

Transfer Agent

The Company and Vertalo, Inc. (the “Transfer Agent”), have entered into the Vertalo Subscription Agreement, dated January 20, 2023, wherein the Transfer Agent has been engaged for a one year period to provide standard transfer agent services for the Company, including (i) maintaining a record of ownership of the Class A Shares of each Series, including contact information of all registered holders;  (ii) maintaining a record of the transfer, issuance and cancellation of any and all Class A Shares of each Series; and (iii) coordinating with Dalmore and North Capital to ensure that all  trades or other permitted transfers of Class A Shares for each Series are promptly reported to the Company and recorded in the Investor Platform and the register for such securities.  The fees associated with the Transfer Agent will be paid by the Asset Manager.

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Investor Platform

aShareX has licensed to the Company and its registered users, on a non-exclusive, royalty free, worldwide basis, the right to utilize the Investor Platform. The Company uses the Investor Platform to gather basic information about potential bidders and Investors, including information relevant to determining if a bidder is a “Qualified Purchaser” or whether to impose any appropriate investment limits on a bidder or investor. Once an Investor establishes a user profile on the Investor Platform, it can browse and screen potential art investments, be informed as to their history, provenance and appraised value, view details of their investment and sign contractual documents online, such as subscription agreements. Investors can also post bid or ask requests concerning the potential trade of their Class A Shares, as discussed in greater detail below under “Description of Business – Liquidity Platform”.

Limitation on Other Information

We have not authorized anyone to provide you with information other than as set forth in our Offering Circular. Except as otherwise indicated, all information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of Class A Shares. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof. From time to time, we may provide an Offering Circular supplement or amendment that may add, update or change information contained or incorporated by reference in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement or amendment, which will be distributed via the Investor Platform to potential investors in a substantially similar manner as the previous Offering Circular. The Offering Statement we filed with the SEC, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement and amendment, together with additional information contained in our semi-annual and annual reports and other reports and information statements that we will file periodically with the SEC after qualification. The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov. The contents of the Investor Platform (other than the Offering Statement, this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

To extent potential investors are permitted to participate in the Auction, potential investors who are Qualified Purchasers may participate in the Auction and, if they submit a Winning Bid, subscribe to purchase Class A Shares in the associated Series equating in price to their Winning Bid. In participating and subscribing you must:

1. Register through our Investor Platform at https://www.asharex.com.

2. Carefully read this Offering Circular, and any current amendment or supplement, as well as any documents described in this Offering Circular or attached hereto, and consult with your tax, legal and financial advisors to determine whether an investment in any the Class A Shares of a Series is suitable for you. No Class A Shares of a Series will be sold, nor may any offers to buy be accepted before the Offering Statement filed with the SEC with respect to the Series has been qualified.

3. Review the Auction Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Investor Platform and if the responses remain accurate and correct, sign the completed Auction Agreement using electronic signature. The Auction Agreement sets forth the terms for your participation in the Auction, including with respect to submitting bids.

4. Once this Offering Circular has been qualified by the SEC, we will provide notice (by email and through the Investor Platform through which you are a registered user) to each person that completed an Auction Agreement that Fractional Bidders will be permitted to participate in the Auction, that the Offering Circular has been qualified and the Offering Circular, as qualified, has been made available on the Investor Platform. After qualification, potential investors will also be invited to submit bids in advance of the Auction.  Pursuant to the Auction Agreement, any bid submitted  after qualification, including at the Auction, will be deemed accepted by the Company, subject to the determination of the Winning Bid at Auction and the Company’s right to reject your Subscription Agreement as outlined below, and will constitute a binding offer to purchase an amount of Class A Shares as indicated in the bid, which offer shall remain open until the offer is accepted or rejected by the Company. In other words, if you have submitted a bid to the Company through the Company’s Investor Platform or Auction Platform, your bid pursuant to the Auction Agreement becomes irrevocable and may not be withdrawn or cancelled. Pursuant to the terms of the Auction Agreement, if you submit a Winning Bid, you are legally bound to execute the Subscription Agreement to purchase the Class A Shares that equate in price to your Winning Bid, and to fund the purchase price to the Escrow Agent pending Closing of the Offering. No potential investor or Fractional Bidder will be permitted to participate in an Auction for a particular Artwork unless or until the Offering Statement filed with the SEC with respect to the Series associated with the Artwork has been qualified within two calendar days prior to the Auction.

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5. If you submit a Winning Bid, you will be informed of that fact by email and, through the Investor Platform, of (i) the amount of your Winning Bid and the instructions for funding such amount to the Escrow Agent, and (ii) the number of Class A Shares allotted to you in connection with your Winning Bid. You will also be asked to review the Subscription Agreement populated on the Investor Platform, confirm that the representations, warranties and covenants made therein are correct, and, if correct, execute the Subscription Agreement by electronic signature. The amount funded to the Escrow Agent will be held in a non-interest-bearing escrow account. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Company and, if accepted, until such further time until the Offering is closed, and you are issued the Class A Shares for which you subscribed.

6. The Managing Member and Dalmore will review your Subscription Agreement and you may be asked to provide additional information. The Managing Member or Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

7. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction except for wire fees incurred by the Company in accepting your funding.

8. If all or a part of your subscription is approved, then the number of Class A Shares for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Class A Shares, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the operating account of the Company or associated Series as consideration for such issuance.

By executing the Auction Agreement you confirm certain representations and warranties, including as to your Qualified Purchaser status, and agree to be bound by its terms, including the obligation to fund to the Escrow Agent the amount of your Winning Bid should you be successful. By signing the Subscription Agreement, you reconfirm the representations and warranties made in your Auction Agreement, and you agree to subscribe to the Class A Shares and to be bound by the terms of the Operating Agreement should your subscription be accepted. The Managing Member and Dalmore will rely on the information you provide in the Auction Agreement and Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Managing Member and Dalmore to verify your status as a Qualified Purchaser. If any information about your Qualified Purchaser status changes prior to you being issued Class A Shares, please notify the Managing Member or Dalmore immediately.

In the future, the Company may institute a process whereby potential investors can submit indications of interest as non-binding “pre-bids” for Auctions in which they are interested in participating prior to qualification of the applicable Offering Statement, but no such pre-bids would become binding or otherwise constitute any commitment by the potential investor unless and until such pre-bid was affirmatively confirmed after the qualification of the given Offering Statement.

For further information on the subscription process, please contact the Managing Member using the contact details set out in the “Where to Find Additional Information” section.

USE OF PROCEEDS

The entire gross proceeds from each Offering will be used solely to pay the Acquisition Cost of the associated Artwork.  “Acquisition Cost” is comprised of the Purchase Price for the Artwork, taxes and the Sourcing Fee payable to the Asset Manager in connection with the acquisition of the Artwork. The Sourcing Fee will equal 6% of the Artwork’s Purchase Price. The Managing Member and Asset Manager will pay for all Offering Expenses, including the fees and expenses associated with qualification of the Offering with the SEC, the fees and other expenses payable to Dalmore for the purchase of Class A Shares, the fees and expenses of North Capital, the Escrow Agent and Transfer Agent, and the costs of forming each Series and SP. See the “Series Offering Table” included in Appendix B for the Artwork associated with each Series.  Each component of the Acquisition Cost for a Series will be set forth in Appendix C.

DESCRIPTION OF BUSINESS

The discussions contained in this Offering Circular, including the description of the Artist, the Artwork and the Art Industry in Appendix D, are taken from third-party sources that the Company believes to be reliable, and the Company further believes that the factual information from such sources  is  fair and accurate in all material respects.

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aShareX Business Proposition

Fine art, although considered an “alternative investment,” has been a cornerstone of wealth accumulation for generations. However, barriers to accessing alternative asset investments are high, and quality access has been limited. Those who do have access to top quality alternative asset investments are frequently challenged by a lack of transparency, sizeable operational overhead and high minimums and fees from established gatekeepers. The resulting costs for investing in these alternative assets are therefore high and transaction volumes relatively low, with few options for ongoing liquidity, resulting in indeterminate holding periods. As a result, the opportunity to build and maintain wealth via alternative asset investments remains relatively inaccessible for the majority of individuals. Fine art is one such example of an alternative asset class that encapsulates these challenges.

aShareX (Art Share Exchange) offers a solution to this problem as it applies to the fine art market, vintage automobiles, and other collectibles. aShareX is a marketplace that connects buyers and sellers of museum-quality, investment-grade fine art. aShareX enables buyers to purchase, through limited liability companies, fractional securitized ownership interests in blue-chip artwork, giving investors and collectors the opportunity to own previously unattainable artwork with enduring value, and thereby bringing a new market of buyers to high end art. aShareX is comprised of two functional exchanges – an auction-based primary market and a matching-based ATS secondary market for ongoing investor-controlled liquidity.

aShareX Auctions are designed to closely mimic traditional English auctions. In English auctions, also known as open-outcry ascending-price auctions, the price is successively raised until only one bidder remains, and that bidder purchases the auctioned item at a price equal to the final bid. As part of aShareX’s process, aShareX provides art buyers with rarely-available, detailed due diligence on the underlying artwork, including a recent valuation and condition report, the artwork’s provenance, expert opinions, exhibition and publication histories, and other useful documentation so that self-directed participants are empowered to make optimal purchase decisions for themselves without third-party intermediaries or advisors interposed to avoid any duplicative costs and potential conflicts. aShareX further enables the participation of fractional and 100% bidders, the placements of “Limit Bids” online (i.e. bids placed in a higher Price Bucket than the current Price Bucket, which is intended to be included in all Price Buckets up to the Price Bucket of the Limit Bid) or by phone, with auction participants being able to bid for the desired number of shares in the subject Artwork at a specified price per share of their choosing.

By enabling the fractionalization of artwork into affordably priced securitized ownership interests represented by the Class A Shares in a Series, aShareX provides accessibility to a broader market than was previously available, given the relatively high historical purchase prices of such artwork. In effect, prospective art buyers who have in the past been priced out of the fine art market can now participate in auctions of high value artwork. Therefore, aShareX facilitates visible, market-based pricing, as – arguably for the first time for Fractional Bidders – more interested parties can participate in auctions for these high valued artwork. Of note, individuals, entities or consortia of individuals who desire ownership of the artwork in its entirety (“100% Bidders”) and subsequent physical control of the artwork may participate in aShareX Auctions. Artwork won by 100% Bidders will not be fractionalized into Class A Shares and they will therefore own the Artwork outright and treated in the same manner as in a traditional auction. In such instance, the Offering will not close, and the Managing Member will pay all associated expenses incurred in respect thereto.

aShareX also intends to offer a secondary market for subsequent trading of fractionalized interests in the Artwork, providing potential ongoing, low-cost, liquidity for owners of the fractional interests. Upon the successful completion of an Auction and the issuance by the associated Series of its Class A Shares to the Investors, the Series is expected to hold the Artwork until it is sold in the sixth or seventh year following its acquisition, if approved by Majority Vote of the Series, or in the eighth year if a prior sale has not been approved. A sale may occur in years prior to the sixth year if a compelling offer is made and such proposal is approved by the Managing Member and a Majority Vote of the Series. To facilitate a sale, the Managing Member will use commercially reasonable means to procure favorable pricing and terms for the subject Artwork, including by arranging for its disposition by way of a public auction or private sale, as the Managing Member may determine. Any sale must be for cash, and the Managing Member will endeavor to distribute the Net Sales Proceeds to the Series Class A Members as quickly as possible as part of the liquidation of the Series and its SP.

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In sum, the aShareX innovative approach and proprietary technology allows self-directed investors to participate in fine art purchases by (i) providing rarely available, fact based knowledge concerning the Artwork, including initial and periodic third party appraisals, (ii) enabling the investors to participate directly in the purchase without expensive middlemen and with real-time, market based, competitive pricing, (iii) potentially providing the investors with a low-cost liquidity alternative to an investment that is otherwise illiquid, (iv) allowing the investors to benefit from the experience, expertise and sourcing capabilities of the aShareX principals, (v) enabling the Investor group to require the Artwork to be sold in either the sixth or seventh years following its acquisition, and (vi) assuring the investors of an exit event no later than the eighth year following the acquisition.

In addition to the foregoing, an investment in each Series of the Company can offer attractive tax benefits. Subject to the more detailed discussion in “Material Federal Income Tax Considerations,” under current tax law, a sale of the Artwork and a distribution of the resulting proceeds should not be subject to an entity level tax. Taxable gain recognized upon such transaction (or upon an earlier sale of Class A Shares) by Investors subject to U.S. tax who own less than ten percent (10%) of the Class A Shares and who have timely filed a so-called "QEF election” with the Internal Revenue Service, should be subject to tax at preferable long-term capital gain rates (taxable at a maximum federal rate of 23.8% for individuals, trusts and estates) if the Class A Shares are sold prior to the sale of the Artwork, or at a rate of 31.8% if the shares are retained the shares through the date of sale. Non-U.S. Investors and tax-exempt Investors will generally not be subject to tax on the gain realized upon the sale of their Class A Shares or upon the eventual sale of the Artwork and liquidation of the Company.

As a special incentive, and subject to compliance with copyright limitations, each Investor participating in a successful Offering will receive, without cost, a high resolution, digital image of the associated Artwork, suitable for framing and display for non-commercial purposes in the Investor’s home or other personal space.

Auction Platform

Overview. The Auction Platform licensed to the Company operates consistently with the principles outlined above. It enables prospective investors (referred to herein as “Fractional Bidders”) to aggregate their bids in real-time and consolidate them for entry into the Auction for the Artwork. These Fractional Bidders compete amongst themselves for allocations of shares in the Artwork if they are successful which ultimately become Class A Shares if the Closing of the Offering occurs. They also compete with “100% Bidders” who desire ownership of the Artwork in its entirety. As a result, the true market demand for the Artwork can be determined.

The Auction Platform is designed to mirror the traditional auction process as closely as possible.  The Auction will be conducted so as to accept a singular bid akin to traditional English auctions.  The aShareX system increments the price as each Price Bucket is filled by either a “Valid Bid” (as defined below) by Fractional Bidders, or a bid by a 100% Bidder.  Bidding continues until a Price Bucket cannot be filled to 100%, at which point the Auction for the potential investors ends.  The process is designed to be fair, simple and rely on the participants’ existing understanding of how traditional auctions are conducted.

As defined above, Fractional Bidders create a Valid Bid when they have aggregated sufficient Fractional Bids such that the summation of their Shares at the current Price Bucket equals the total number of Shares offered. A partially filled Price Bucket is not a Valid Bid and will be given no standing if a 100% Bid is received prior to the Fractional Bidders filling the current Price Bucket. Once 100% of the Shares are bid for, no additional bids at that price will be accepted. Only the first Valid Bid or 100% Bid at a given price will be accepted.

Upon completion of the Auction, the successful bidders will pay, in addition to the Hammer Price (namely the final bid price), a Buyer’s Premium (namely a commission charged by the Auction House), applicable taxes and the Sourcing Fee. The Fractional Bidders will have complete visibility of these cost items in making incremental bids of the Hammer Price. Since the Auction House will ship the Artwork, if purchased by a Series, by common carrier to a state imposing little or no sales or use tax, such as Delaware, and store it there, the taxes imposed on the purchase of the Artwork should not be significant.

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Sample Auction Platform Dashboard*

Key:

1.	A picture of the artwork being auctioned with a valuation range provided by the auction house
2.	A graph of the demand from Fractional Bidders at the current Bid Level
3.	The most recent Bid. If the auction were to stop now, this Bid would win the Auction.
4.	The history of all Bids placed in the Auction
5.	A live video feed of the auctioneer
6.	A message bar providing the Bidder with all necessary information
7.	Input field for Fractional Bid Amounts
8.	Fractional Bid Types
9.	Summary Bid Information and Bid Submit Button

*Dashboard is subject to change at the Company’s discretion.

Spending Limit; Limit Bids. Prior to the Auction, the Company will assign to each bidder a spending limit, which is the maximum amount that he or she can spend in the Auction, taking into account the Buyer’s Premium, taxes and Sourcing Fee. The spending limit is set based on the financial restrictions imposed on non-Accredited Investors and the liquidity and net worth of the investor based on the financial information provided to Dalmore and the Company. Non-Accredited Investors must self-attest that they will not bid an amount exceeding 10% of the greater of their net worth or annual household income per the investment limitations set by Regulation A, Tier 2. Benefit Plan Investors as a group may not submit bids that exceed 24.9% of the available Shares for the Artwork. The Auction Platform is designed to reject bids if spending or investment limitations are exceeded. Subject to the spending limitations imposed by the Company, both Fractional Bidders and 100% Bidders can place pre-auction Limit Bids.

aShareX Auction Participation. aShareX, the Managing Member, the Asset Manager and the other aShareX Parties may not participate in the Auction given the non-public information they may possess concerning pre-bidding (including Limit Bids) and bidding as the Auction progresses. This is true even when we organize and conduct the Auction without use of a traditional Auction House. In such capacity, we will be functioning as an auctioneer with respect to Artwork we hold on consignment for the Seller, and apart from the right to receive a standard Buyer’s Premium or possibly a Seller’s Commission, we will not otherwise have an economic interest in the Artwork or the proceeds thereof.

Concluding an Auction. The Auction ends when the current Price Bucket amount has not reached full participation either by a 100% Bidder or Fractional Bidders. The auctioneer controls the length of time that a Price Bucket may be open and can end the auction when they believe that providing additional time will lead to no additional bids. The winning price, or Hammer Price, is the highest Price Bucket that was filled.

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The post-auction process is determined by whether a 100% Bidder or Fractional Bidders win(s). If a 100% Bidder wins the Auction, it will pay for and possess the Artwork, its ownership will not be fractionalized into Class A Shares and the Offering will terminate. Conversely, if Fractional Bidders win the auction, the Auction Platform automatically determines which Fractional Bids won and how many Class A Shares will be allocated to each Fractional Bidder. All Fractional Bidders pay the same winning price per Class A Share.

Failure to Qualify the Offering

Investors will not be able to submit binding bids with respectto  any Auction until after qualification of this Offering Statement by the SEC.  Potential investors will only be permitted to participate in the Auction for a particular Artwork if the Auction takes place within two calendar days following qualification of the Offering of the Series associated with such Artwork. However, the date of the Auction may be scheduled prior to our qualification of the Offering for the applicable Series, and if the Offering is not qualified in the requisite time period, the Auction may be rescheduled or take place without the participation of Fractional Bidders in the discretion of the Managing Member.  If the Auction takes place without the participation of the potential investors or Fractional Bidders, this Offering Circular may be withdrawn, or the Offering may be terminated.

In the future, the Company may institute a process whereby potential investors can submit indications of interest as non-binding “pre-bids” for Auctions in which they are interested in participating prior to qualification of the applicable Offering Statement, but no such pre-bids would become binding or otherwise constitute any commitment by the potential investor unless and until such pre-bid was affirmatively confirmed after the qualification of the given Offering Statement.

Unsuccessful Closing. After the allocation of Shares to the winning Fractional Bidders, the Managing Member will proceed to close the Offering by soliciting the execution of Subscription Agreements and the funding of the Offering Price for the Class A Shares to be issued to Investors submitting a Winning Bid, and attending to the issuance of the Class A Shares to such Investors upon the Closing of the Offering. The Company anticipates the Closing will take place as soon as practicable after the Auction. If any of the Class A Shares offered remain unsold, the seller of the Artwork will be asked to either reduce the Purchase Price or accept Class A Shares (assuming the seller is a Qualified Purchaser) for the deficient amount. To the extent there remains a deficient amount, the unsubscribed Class A Shares will be offered (i) first, to the Investors already participating in the Offering, (ii) second, to the aShareX Parties, and (iii) finally, to any other Qualified Purchaser (including an aShareX Party) with preference given to registered Investor Platform users. Notwithstanding the foregoing, none of the aShareX Parties may purchase Class A Shares in an Offering, and if offered shares pursuant to the procedure outlined in the immediately preceding sentence, they may not purchase more than 20% of the Class A Shares sold in the Offering. There can be no guarantee that any of these alternatives will successfully remedy the deficiency, and the Series may not be able to purchase the Artwork.  If the Offering does not close, amounts funded by the potential investors to the Escrow Agent will be returned to them without deduction (other than for wire fees incurred by the Company in receiving the funds).

Liquidity Platform

Secondary Brokerage Agreement.  On February 7, 2023, the Company and Dalmore entered into an Agreement (the “Secondary Brokerage Agreement”), pursuant to which Dalmore, as the executing broker (in such capacity, the “Executing Broker”), will perform certain services in support of, and be responsible for executing, the secondary trading of Class A Shares.  As compensation, the Executing Broker will receive 2% of the gross proceeds paid in each secondary sales transaction in which it is the executing broker dealer (1.0% from the buyer and 1.0% from the seller).    The facilitation of resale transactions is accomplished periodically (as described below) through the Executing Broker’s role as a registered broker-dealer member of the PPEX ATS, a broker-dealer registered with the SEC and as a member of FINRA and SIPC.

Overview of Trading Platform. The Company intends to engage North Capital to facilitate the secondary transfer of Class A Shares on the Trading Platform (referred to also as the “PPEX ATS”). The PPEX ATS was established in the fourth quarter of 2021 as a venue for secondary trading of security interests and provides Investors an efficient means to buy and sell Class A Shares, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement. Neither aShareX nor its affiliates facilitate, execute or transmit transfers of Class A Shares through the Trading Platform. Trades of Class A Shares matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions. The Class A Shares of each Series will be identified by a unique CUSIP number.

Frequency of Facilitation. Investors can submit bid and ask quotes on the Investor Platform during normal business at least once a month (and more frequently if demand requires) and the Executing Broker will submit them for potential matching. Orders are matched by the PPEX ATS and executed through the Executing Broker in accordance with the rules established by the PPEX ATS. Before a bid can be matched, the proposed purchaser must deposit funds sufficient to effect the trade (including its share of the Executing Broker’s commission) with Dwolla which operates as a form of brokerage account. After the orders are matched, the Executing Broker will provide instructions regarding the transfer of Class A Shares between Investor accounts to the Managing Member and Transfer Agent who will clear and close the transfers during normal business hours. When a trade is executed, the appropriate information is given to the affected parties through the Investor Platform. For executed trades, the Managing Member will instruct (a) the Transfer Agent to transfer the Class A Shares to the buyer, and (ii) Dwolla, the third-party holder of the proceeds, to transfer the funds to the seller. The Executing Broker does not itself settle trades.

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User Interface and Role of the Platform. For the purposes of facilitating secondary transactions in the Class A Shares, the Investor Platform will serve as the user interface through which Investors communicate with and receive information and instructions from the Executing Broker. All activity related to the execution of trades is to be originated by the selling or purchasing Investors and communicated directly through the Investor Platform to the Executing Broker. None of the aShareX Parties or any of the Company Group Members acts as a broker-dealer or routes orders to the Executing Broker or the Transfer Agent, and none of them, nor the Executing Broker and North Capital, provides direction or makes recommendations as to the transaction. In addition, none of the aShareX or its affiliates , the Company Group Members, or North Capital, as owner and operator of the PPEX ATS, will ever have custody of an Investor’s Class A Shares or the cash used in payment, and all transfers of cash and securities are performed by Dwolla and the Transfer Agent, respectively.

Agreements Relating to the PPEX ATS. The Company intends to engage North Capital to review the Company’s governing documents, offering materials and regulatory filings to assure that the PPEX ATS may serve as an available venue for potential resale transactions. The fees for the PPEX ATS will be paid by the Asset Manager.

Software and License Agreement. On January 19, 2023, the Managing Member entered into a Software and Services License Agreement with North Capital Investment Technology, Inc. (“NCIT”), the parent company of North Capital, pursuant to which the Company is licensed to use certain technology to facilitate the operation of the Investor Platform with the PPEX ATS as described above. The Asset Manager will pay for the monthly license fee to NCIT.

Asset Manager Compensation.  In consideration of (i) the Asset Manager’s operation and maintenance of the Investor Platform as a user interface to display information to the Class A Members and allow them to post ask and bid requests, (ii) its payment of the fees for Dwolla, the Transfer Agent, North Capital and NCIT for their services under the agreements discussed above, and (iii) its coordination with the various parties to facilitate the trades, the Asset Manager will receive a fee equal to 3% of the original Offering Price of the Class A share subject to the trade, payable 1.5% by each of the buyer and seller to the trade.   This is in addition to the other compensation received by the Asset Manager from the Company as compensation for its other services to the Company, as described in greater detail below under “Asset Manager-Compensation”.

Protection of the Artwork

Title to each piece of Artwork purchased by a Series will be held by an SP established by Cayman for the benefit of the Series. The Series will be the sole owner of the SP and the SP will be the owner of the Artwork which will be insured and stored in the United States. The Asset Manager will attend to all of the day-to-day operations of the Series and its SP in preserving, maintaining, displaying and holding the Artwork for value appreciation. The Asset Manager intends to store the Artwork in a manner that prioritizes its ongoing security, in a professional, temperature-controlled facility and in accordance with standards commonly expected when managing fine artwork of equivalent value, and always as recommended by the Managing Member in consultation with the Advisory Board. The facility will be monitored by staff, under constant video surveillance, and inspected on a periodic basis in accordance with a pre-agreed schedule. From time to time, the Artwork may be displayed or exhibited by loan to a museum, gallery or private party, and in such cases, the Asset Manager will ensure that the Artwork is handled, transported and exhibited with the appropriate care and insurance coverage to minimize loss. The Asset Manager will use commercially reasonable measures in attending to such tasks. If the Artwork is displayed or exhibited, it will be done so only if the counterparty pays for all expenses associated with the display (including transportation, security, display costs and insurance). The Asset Manager may also receive a reasonable fee from such counterparty for arranging for, negotiating the terms of, and overseeing such transaction.

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Revenues and Expenses

It is not expected that the Series or SP will generate any significant revenues or expenses prior to the sale of the Artwork. Except for the fees to the Broker paid by the Managing Member, all Offering and Operating Expenses will be paid by the Asset Manager from the proceeds of the Sourcing Fee and then from its own resources. If Extraordinary Expenses are incurred by a Series or SP, the Managing Member may elect to fund such expenses through loans made to the Series or SP, as applicable, charging interest at the then Prime Rate plus two percentage points. The Managing Member may also engage a commercial lender to fund the loan at market rates. All loans for Extraordinary Expenses shall be repaid upon the sale of the Artwork or from the proceeds generated by the issuance of additional Class A Shares.

Sale of the Artwork

The Artwork held by each Series may be sold prior to the sixth year following its acquisition only if a compelling offer is received and it is recommended by the Managing Member and approved by a Majority Vote. The Class A Members, by a Majority Vote, may cause the Managing Member to consummate a sale of the Artwork in either the sixth or seventh years following its acquisition. If a prior sale has not been so approved, the Managing Member must sell the Artwork in the eighth year (although the consummation of the transaction may extend into the first few months of the following year). The Managing Member will make every effort to distribute the Net Sales Proceeds in the year it is sold as part of a liquidating distribution of the Series and its SP. The Managing Member shall use commercially reasonable efforts to effect the sale of the Artwork at favorable prices and terms, but otherwise in its sole discretion (provided that any such sale shall only be for cash). The sale may be effected through a public auction or private sale, and if through a public auction, the Managing Member may form an investor group, including Class A members who wish to retain indirect ownership in the Artwork, to bid as a group using the Auction Platform.

The Art Market

Background. The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. We estimate that the total value of artwork held by private collectors is approximately $1.7 trillion, based on data included in the Deloitte Art and Finance Report 2019. Over the past decade, total annual art sales have ranged from $50.1 billion to $68.2 billion and have grown at a 5.1% compound annual growth rate from 1995 through 2020. It is viewed as having a low correlation to the S&P 500 (estimates of - .03 to .19) and to interest rates. More fundamentally, it has returned 8% per annum since 1972, and 5.5% per annum since 2002. Surprisingly, the art market only constitutes an average of 2% of an investor’s portfolio.

While art collectors can enjoy the aesthetic and societal benefits of art ownership and patronage, works of art can equally be valuable assets that deliver financial, as well as emotional rewards to their owners. Art has often acted as a store of wealth, with price appreciation in excess of U.S. consumer price inflation over the long term. Many of those who collect art therefore do so with an eye upon its investment potential as well as its aesthetic appeal. Put simply, art can be considered an investable asset class.

In general, art as an investment bears the following characteristics:

•	Demand for artwork generally coincides with wealth creation among the global ultra-high-net-worth community.
•	Supply of artwork, particularly at the high-end of the market, is relatively fixed or otherwise scarce.
•	Art is an internationally marketable good that can be transacted in any locale or currency.
•	Art is a tangible, mobile store of value without a currency-specific denomination nor tied to a financial cash-flow.

Current Trends. The prevailing narrative that has surrounded the art market is its resurgence to pre-pandemic levels and its continued strength in the face of cooling headwinds. Collectors, hungry as ever, spent more and at higher prices, dealers fully rebounded, and art fairs were once again alive with the hustle and bustle of a more carefree era. Art Basel & UBS’s 2021 Art Market Report revealed that auction sales boomed 45% above 2020, and even as 2022 drew to a close, the music kept playing. Artnet News’ Fall 2022 Intelligence Report states that despite the chilling climate, the total art market has remained at the same level of its equivalent 2021 counterpart.

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Art Basel and UBS’s end-of-year Global Collector survey for 2022, performed during the major fall fair season, attempts to solidify this narrative. Clare McAndrew, the report’s author, surmises that collectors “undoubtedly feel that art is a relative safe haven or store of value in turbulent financial times.” This is supported by their finding that spending has increased on average since 2019 at all market levels among high-net-worth collectors. Further, the greatest growth in collector spending habits during 2022 was seen in the share of collectors making purchases over $1 million, increasing from 10% to 23%. Additionally, online sales continue to be strong despite the return of in-person events, with 37% of collectors preferring to buy online, the highest ever level.

Throughout 2022, the market maintained the reverberations of excitement from the previous year. Much of its success has been carried by a fortunate series of generational auction events, offering to the public previously unseen masterpieces, and the desire for ultra-contemporary art was extremely fervent, with many blaring the horn of speculation.

Last year, both Sotheby’s and Christie’s officially posted their highest sales records of all-time at a combined $16.4 billion. Sotheby’s in particular credited the “fresh to market single-owner collections” for this success, spearheaded by the Macklowe Collection sale, the second part of which took place earlier in the year. Christie’s similarly achieved their record-setting results with the Paul Allen sale in November, an historic $1.6 billion blockbuster comprised of elite, never-before-seen masterpieces by blue chip artists.

These results highlight the trend toward more expensive artworks, mirroring the increase in wealth seen amongst the world’s billionaires since the start of the pandemic. In fact, according to the 2022 Artnet Fall Intelligence Report, the only price bracket to see an increase in total sales year over year was for works worth more than $10 million, which increased almost 30%. This ultra-high-end segment of the market has experienced enormous gains since the last recession in 2008, with 600% sales growth by value and a 438% increase in lots sold by 2021, according to Art Basel & UBS’s annual Art Market Report for 2021.

On the other end of the spectrum, sales figures for artworks created in just the past twenty years – which all fall under the genre of Ultra-Contemporary - have more than doubled in value from 2020 to 2021, with the genre itself tripling in sales since 2019. Known colloquially as “red-chip” art (from the game of poker meaning less than “blue”), these wet canvases and the young artists who created them have served to fill the void brought on by increasing wealth meeting increasing scarcity and competition at the high end.

Despite these welcoming trends we remain alert to potentially speculative periods and steadfast against encroaching headwinds. To parrot the popular euphemism, “winter is coming.” While the art market remains strong, especially in comparison to mainstream markets, there are a few signs which should give pause.

When accounting for only art and luxury sales, the record posted by Sotheby’s is actually down 7% on the equivalent year. The Fall auctions in November that followed the record-setting Allen Collection saw uncharacteristic caution, with many high-tier lots selling for near the low estimate, and a few sales missing the total aggregate low estimate completely. Ultra-contemporary art, one of the fastest-growing sectors of the market in recent years, showed the smallest year-on-year growth according to Artnet News’ report, and many of the young art market darlings who saw unprecedented rises during the past year have experienced increasing contraction in their sales prices.

Our selectivity and diligence give us confidence that the artworks we choose to digest are neither spoiled nor frothed, but the crème de la crème. This is especially true given a market that is simultaneously witnessing new to market, ultra-high-end artworks and reverberations of the boom in younger artists. The cream will always rise to the top, as blue-chip staples prove their fitness and collectors consolidate the fresher canvases.

According to Artnet News’ Fall 2022 Intelligence Report, Impressionist and Modern art overtook the postwar and contemporary category as the biggest moneymaker for the first time since 2019, with $3.3 billion in sales. This was due primarily to the new-to-market stock of the Paul Allen sale, which facilitated all-time records for several artists in the category including Van Gogh, Cézanne, and Gauguin.

Old Masters remain the least volatile and stable segment in terms of volume, whereas the yearly value in sales is driven primarily by activity at the high end. The presence or absence of highly priced works for sale determines the annual trend, due in part to the general scarcity of high-quality masterpieces that appear on the market. Such a situation underscores the desirability of top-tier, high-end artworks, and subsequently the benefits of being selective in choosing the right piece.

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While complete overview for the entire 2022 year is pending with reports to come in early 2023, it is safe to say that quality will always reign supreme, as collectors remain hungry amidst the exclusivity of blue-chip artwork. Further, in their performance review for the year, Sotheby’s said its financial services division saw a 50% portfolio increase compared with 2021, driven by a 30% expansion in its client base.

Impact of Pandemic. In 2020, the art market experienced a significant transformation in the wake of COVID-19, a global pandemic that impacted economies across the world. After the disruption to the traditional schedule of in-person art fairs and public auctions, the art market demonstrated resilience in the global demand for auction-grade fine art. Art market participants responded by re-shuffling sales calendars, re-imagining marquee auction sales formats, extending sales outposts beyond traditional big city locations and aggressively promoting online sales.

These efforts combined to mute the overall market impact of COVID in 2020 and led to a strong rebound in activity in the second half of 2020. Following a 49% fall in sales volume in the first half of 2020 (including postponed spring sales that took place in early July), the second half rebounded strongly with total sales of $4.5 billion, a 56% increase from the first half of 2020 and a 4.5% increase from the same pre-COVID period of 2019. The first half of 2021 continued this rebound, with $5.9 billion in public auction sales (as measured by ArtTactic). The growth in online sales during the pandemic has continued, with online auction sales at $670.6 million through June 30, 2021, up from $394.7 million and $69.0 million for the comparable periods in 2020 and 2019, respectively.

While global auction sales by Christie’s, Sotheby’s and Phillips totaled $5.9 billion in the first half of 2021, a 105% increase from the comparable period in 2020, the Impressionist, Modern, Post-War and Contemporary segments of the auction market comprised nearly 65% of public auction sales for the period.

In 2020, the Post-War and Contemporary segment of the art market also continued to gain market share, accounting for 55% of the value of public auction sales, up from 53% in 2019. Based on The Art Market Report 2021, published jointly by Art Basel and UBS, global art sales totaled $50.1 billion in 2020. While global art sales were down 22% in 2020 as compared to 2019, the year-over-year decline was less severe than in 2009, when, largely as a result of the financial crisis, sales fell by 36% compared to 2008, and global art sales in 2020 remained well above the 2009 level of $39.5 billion.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

Observations on the Historical Progression of Art Prices. The following are general observations based on a repeat-sales index of historical art market prices computed based on a value-weighted basis and focused on the Post-War & Contemporary Art category, as developed by aShareX, and we believe these characteristics present the investment case for art as a possible risk diversifier:

•	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 13.6% from the year ended December 31, 1995 to June 30, 2021, versus 9.5% for the S&P 500 Index (includes dividends reinvested) for the same period.
•	Correlation factor of (.10) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to June 30, 2021.
•	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).

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Art Appraisals, Valuation, and Auction Estimates.  The fair market value of art and other unique collectibles is generally assessed by expert appraisers using relative valuation techniques by analyzing historical comparative transactions involving similar works, characteristics of the specific work, supply and demand factors, subjective perceptions of value, among other factors.  However, there is no efficient market that determines the price of an artwork and there is no standardized art valuation methodology.  Complicating the matter is that there is tremendous variability in the market value of individual artworks by any given artist.  These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors.  Auction houses generally estimate the sale price of an artwork prior to conducting a sale.  Such sale estimates are intended to provide general guidance to potential bidders regarding the expected price outcome of the artwork, however estimates may not be “arm’s length” and are often negotiated with the selling party.  Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

Private and Gallery Sales. The private art market is made up of a network of galleries, dealers, art fairs and other intermediaries that sell artwork in privately negotiated transactions, in which transactions are generally not publicly reported. Galleries and other intermediaries that sell high end art have extensive relationships with artists, critics, collectors and others in the art market and are often driven by self-interested objectives, such as enhancing the reputation and market value of artists they represent or the market value of their inventory. Accordingly, galleries can be highly selective in determining which collectors are permitted to purchase from them, preferring those who are likely to hold works for a long period of time and enhance the provenance of a piece. Most private and gallery sales are confidential. Sellers generally determine pricing in private sales in which the dealer or gallery acts as an intermediary in negotiating a transaction with a buyer.

According to the 2020 Art Basel Report, auction sales accounted for an estimated 38% of total sales by dollar volume in 2019, as compared to approximately 43% in 2018, with the balance accounted for by the private market. Auction houses are also increasingly participating in the private market, brokering non-auction sales transactions. The relative size of the private dealer and gallery market as compared to the auction market tends to shift based on overall market sentiment, where market optimism tends to bolster auction sales.

Auction Sales. The auction market is made of a global and regional auction houses that conduct regular sales of artwork and other collectibles in a public auction format, as well as provide other art-related services. In general, the auction market is more transparent and more open than the private sales market as sale prices are determined through open competition, in which any qualified individual can participate and potentially buy the offered work. Interested buyers place sequential, ascending bids in a format referred to by economists as an English Auction. Bidders determine the price of the art in an auction sale, though the consignor typically sets a reserve floor price, or “reserve”, below which it would be unwilling to sell the work. A low and high estimate of the sale price is set by the auction house, with the consignor’s input, based on a variety of factors, including the prior sales history, market factors, supply considerations and the reserve price floor. If a consignor does not agree with the estimate range proposed by the auction house, it can withdraw the consignment. Auction houses frequently set estimates at lower levels to either entice bidders to participate or potential consignors to offer their work at auction. Thus, estimates should not necessarily be viewed as proxies for determining market value.

The price at which an auctioneer declares an item sold at a public auction, referred to as the “Hammer Price,” does not reflect either the amount realized by a consignor or the price paid by a buyer. In addition to the Hammer Price, the successful bidder must pay the so-called “Buyer’s Premium,” which is effectively a commission on the sale that generally ranges between 14.5% and 26% of the Hammer Price. For purposes of this Agreement, the aggregate amount of the Hammer Price and the Buyer’s Premium are considered the “Purchase Price” for the Artwork. The economics received by a consignor in an auction can vary widely. For works of relatively low value, consignors may also be required to pay a seller’s commission to the auction house. For higher value works, consignors often pay no commissions and may be entitled to receive a portion of the buyer’s premium, if not the full amount of the purchase price.

The public nature of auction sales can pose certain risks for consignors. A work that fails to sell at auction as a result of not attracting a bid in excess of the reserve price, will often be much harder to sell in the future. The rate at which artwork fails to sell at public auction, referred to as the “buy-in rate,” is generally around 30%, according to publicly available data. The value of an artwork is highly subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to the art industry as “burning” the work.

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In order to attract high-value consignments, an auction house may offer a guaranteed minimum price to a consignor. In exchange, the consignor agrees, if the final sale is in excess of the guaranteed amount, to pay the auction house a certain percentage of sale proceeds above the guaranteed amount. To offset the risk of a sale below the amount guaranteed to the consignor, an auction house may also secure a minimum guaranteed bid from a potential buyer, also known as a “third-party guarantee” or “irrevocable bid”. These guarantees effectively provide certainty that a successful sale will occur. The economic terms of guarantees and irrevocable bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

Auction Houses publicly report total sale prices that reflect the Hammer Price (i.e. the price at which the auctioneer declared the winning bid), plus the Buyer’s Premium, but tend to exclude applicable taxes, fees and royalties, which are typically paid by the purchaser. The Buyer’s Premium schedule is published by the auction house and is updated or revised periodically. The Buyer’s Premium (inclusive of any additional “Overhead Premium,” if applicable) for the New York salesroom of each of the major auction houses as of the date of this Offering Circular is as follows (percentages and USD amounts relate to the Hammer Price):

Sotheby’s	Christie’s	Phillips

26% up to and including $400,000	25% up to and including $600,000	26% up to and including $600,000
21% from $400,001 to $4.0 million	20% from $600,001 to $6.0 million	21% from $600,001 to $6.0 million
14.9% above $4.0 million	14.5% above $6.0 million	14.5% above $6.0 million

The amount of the published sale price a consignor receives is typically reduced by all or a portion of the Buyer’s Premium and, in some cases a sales commission. The percentage of the Buyer’s Premium received by the consignor, if any, and the amount of any sales commission payable by the consignor, if any, are negotiated between the consignor and the auction house and vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels and other factors. For high value items, auction houses often waive the sales commission and rebate a portion of the Buyer’s Premium to the consignor, which is commonly referred to in the industry as an “enhanced hammer.”

Auction Houses do not publicly report the economic terms of transactions with consignors, so the Company cannot determine with any degree of confidence what percentage of a sale price would be received by the Company upon a subsequent sale of the Artwork. In addition, the economics receivable by a seller are less favorable if the work is subject to a pre-auction guaranty. Based on experience, we believe that it would be reasonable to expect that the net pre-tax cash proceeds receivable by the Company in an auction sale would be approximately 80% to 90% of the published sale price, however, the net result could fall outside of this range. The existence of any such guarantee arrangement would provide greater certainty of success at auction, but could reduce the sales proceeds received by the Company.

Art Market Regulation. Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) cop which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and aShareX may be subject to these regulations through its transactions and financing arrangements with auctioneers.

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Historical Art Price Indices. The historical performance of prices in the art market can be estimated using different techniques and is generally derived from publicly available auction sales results. General statistical summaries of past prices, such as historical average or median prices, can provide a broad sense of price direction across the art market or for a specific artist. However, given that the supply of art transacted in any given period is not homogenous, changes in average or median prices from period-to-period may not be reflective of changes in the underlying value of the artwork, but may reflect varying quality or other characteristics that were present in the artwork sold.

Art market indices provide an alternative means to gauge market performance. A number of techniques have been developed in this regard. A repeat-sales-based index follows a methodology similar to that used to estimate home price appreciation, most notably through the S&P CoreLogic Case-Shiller Index. The best-known repeat-sales index for the art market is the Sotheby’s Mei Moses, which was originally developed in 2002 by New York University Stern School of Business Professors Jianping Mei, PhD and Michael Moses, PhD, and was later acquired by Sotheby’s in 2016. The Sotheby’s Mei Moses indices factor in differing levels of quality, size, color, maker, and aesthetics of a work of art by analyzing repeat sales. Another methodology is the hedonic price index, which estimates the historical progression of prices based on analysis of all available transactions and controlling for certain “hedonic” characteristics, such as artist name, dimension, medium, art category, among others. The use of these techniques, among others, provides insight into the behavior of art as an investment.

Employees

None of the Company Group Members, are expected to have employees inasmuch as their day-to-day operations will be administered by the Asset Manager.

Legal Proceedings

There are no legal proceedings currently pending against us which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.  It is possible that the Company Group Members will find themselves involved in litigation, in which case it will be wholly reliant on the Managing Member to address and resolve the litigation.  If the Managing Member settles a case or receives an adverse judgment, it must then either lend funds or arrange for financing from a commercial lender to satisfy the obligation and any such loan will be considered a loan for Extraordinary Expenses.

Property

The Asset Manager currently intends to lease space in a purpose built, secure, temperature-controlled storage facility in Delaware for the purposes of storing Artwork in a highly controlled environment, other than when it is being utilized for marketing or similar purposes.

The Managing Member and Asset Manager are located at 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware series limited liability company to facilitate fractionalized investment in fine art. To that end we establish each Series to acquire Artwork purchased by Investors through bidding on the Auction Platform. We have not conducted any operations prior to the date of this Offering Circular and we have no (or nominal) assets or liabilities. Moreover, each Series’ sole activity will be to hold the stock in an SP established by Cayman for holding title to the Artwork. We have described below certain critical accounting policies that we intend to adopt following our acquisition of the Artwork. We have engaged an auditor to audit our financial statements after the qualification of this Offering by the SEC. Following the Closing, we will include audited financial statements in our annual reports with the SEC on Form 1-K containing our and each Series’ financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, equity and cash flows, with such statements having been audited by an accounting firm we select. The discussion below is based on each Series and the SP it owns filing consolidated financial statements. In accordance with ASC 810-10, the Company intends to file consolidated financial statements with Cayman, each Series or each SP, and it will also file separate financial statements consolidating the results of each Series and its SP.

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Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with United States Generally Accepted Accounting Principles (GAAP) will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our post-Offering financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Investment in the Artwork

Upon acquisition, the Artwork will be recorded on the Series’ books at its original cost basis—essentially its Acquisition Cost. Artwork is determined to have an indefinite life and thus its cost basis is not amortizable or depreciable. The Company will review the Artwork for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). These requirements will obligate the Company to perform an impairment analysis whenever events indicate that the carrying amount of the Artwork might not be fully recoverable. If it is determined that an impairment loss must be recorded it will be calculated based on the difference between the then carrying amount of the Artwork and its estimated fair value. Any such impairment analysis will depend in substantial part on the annual third party valuation of the Artwork commissioned by the Managing Member and included with the Company’s annual SEC filings.

Contingencies

We and each Series may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

We expect that Cayman will not be subject to any U.S. or Cayman Islands taxes, and that the Company will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, the Company generally will not be subject to U.S. federal income tax. As such, the profits and losses of the Series for each taxable year will be reported by the Company on its federal income tax return, and each Class A Member that is subject to U.S. tax will be required to report to the IRS its distributive share of the Series’ profits and losses for the applicable taxable year See “Material U.S. Federal Tax Considerations.” The Managing Member will have the authority to act on the Company’s behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Managing Member deems necessary or appropriate.

Future Obligations

As of the date of this Offering Circular, the Company has no liabilities, commitments or obligations. We and the Asset Manager believe that the Sourcing Fee is sufficient for the Asset Manager to perform its obligations to pay all of the Operating Expenses of the Company Group Members through the date the associated Artwork is sold. We do not expect a need to raise any additional funds through the issuance of securities for any Series in the foreseeable future and we are not permitted to do so under the Operating Agreement without first obtaining approval of a Majority Vote, excluding, however, the issuance of Class A Shares to repay loans funded to pay Extraordinary Expenses. The Asset Manager is required to maintain additional cash reserves (taking into account the Sourcing Fee) sufficient to fund all of the Operating Expenses incurred by the Series and each SP prior to the sale of the Artwork.

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Commitments from Managing Member to Fund Class A Shares Offering Expenses, and Related Expenses

The Offering Expenses associated with each Offering shall be paid by the Managing Member or Asset Manager rather than from the net proceeds of the Offering. None of these Offering Expenses are reimbursable by any member of the Company.

MANAGEMENT

Managing Member

The Managing Member, by virtue of its ownership of the Class B Shares in a Series and its rights under the Operating Agreement, controls the operations of the Company Group Members, and it directs the Asset Manager in the performance of its day-to-day management duties of those entities. The Managing Member is guided in these matters by its Board of Directors and Advisory Board.

Executive Officers and Members of the Board of Directors

As of the date of this Offering Circular, the following individuals serve on the Managing Member’s Board of Directors (and also serve as members of Cayman’s Board of Directors):

Name	Age	Position	Term of Office
Alan Snyder	76	Board Member, CEO	Inception

Eric Arinsburg	42	Board Member; CFO	Inception

J. Nicholson Thomas	70	Board Member, General Counsel	Inception

Kevin Hughes	62	Chief Information Officer	Inception

Ryan Johnston	43	Chief Marketing Officer	Inception

As discussed above, each of our officers is employed by aShareX, not the Company. aShareX does not provide services exclusively to the Company, and each of our officers and directors has business interests outside of aShareX, as described in greater detail under “Risk Factors - Risks Relating to Potential Conflicts of Interest”. Given the limited nature of our operations, the amount of time required from our officers will vary significantly, and we believe each provides appropriate time to the Company alongside their other responsibilities.

There are no family relationships between any director, executive officer or any significant employee.

The Executive Officers and Key Employees of aShareX (who effectively serve similar functions for the Asset Manager and Managing Member) are as follows:

Alan Snyder is the founder and Chief Executive Officer (CEO) of aShareX. Alan is also the Managing General Partner of Shinnecock Partners, a 33-year-old family office investment boutique, and its investment funds, including ArtLending.com, which currently manages over $96M in secured fine art lending for collectors and dealers. As part of ArtLending.com, Alan has forged relationships with the major auction houses, art dealers and fine art brokers around the world – Shinnecock Partners has access to 189 investment grade fine art works. Prior to forming aShareX, Alan was the founder, CEO, President and Chairman of Answer Financial Inc. and Insurance Answer Center, CEO of Aurora National Life Assurance, President/COO of First Executive Corporation, and Executive VP and Board Member at Dean Witter Financial (predecessor to Morgan Stanley), where, as part of a three-person team, he formulated the launch of Discover Card. He is also the former Chairman, President, and Board Member of the Western Los Angeles Boy Scout Council. Alan is a graduate of Georgetown University and Harvard Business School, where he was a Baker Scholar.

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Alan Snyder is not only the founder of aShareX, Inc. but also the founder and main principal of Shinnecock Partners, a boutique investment family office.  Shinnecock entered the fine art lending space six years ago as part of its specialty lending practice and its business is transacted through a California lender license.  The current loan book is approximately $96 million in outstanding financings distributed across 33 loans against art appraised for $260 million comprised of 192 pieces of artwork with an average value of $1.4 million.  The artwork and borrowers receive a detailed due diligence and underwriting, including valuations and examination of authenticity and provenance.  Most loans are for a duration of one year and thus are a form of inventory finance for major dealers and gallerists.  The artwork is subject to UCC filings, stored in vetted art warehouses under the lender’s control, and insured.  The art is all museum quality, for example, Picasso, Sargent, Rothko, Botero, Condo, Fontana and Titian.  Mr. Snyder and his executive team intend to apply these same principles to the acquisition and holding of the Artwork by the Company and each of its Series.

Eric Arinsburg, CFA is co-founder, Secretary, and Chief Financial Officer (CFO) of aShareX. Prior to joining aShareX, Eric was a convertible bond arbitrage Portfolio Managing Member for CNH Partners (the arbitrage affiliate of AQR Capital) and Ayrton Capital. Additionally, he was a co-founder of CNH Finance, an asset-backed lender focusing on healthcare loans, and Source Identity, a software company specializing in data collection in the aerospace and defense supply chain. Eric has a BS in Applied Economics and Management from Cornell University and an MBA from the Wharton School of the University of Pennsylvania.

Kevin Hughes is Chief Information Officer (CIO) of aShareX. Prior to joining aShareX, Kevin was the founder and Managing Partner for h7i, a boutique consultancy leading enterprise-level I.T. and digital programs to facilitate fast and effective change, where he successfully implemented various technology solutions and programs for institutions including the State of California, Southern California Edison, the Judicial Branch, and the UK Ministry of Defense, as well major brands such as Adobe, Viking, Disney, Honda, Toyota, Axa, and Nestle. Kevin also served as a Subject-Matter Expert consultant for the Obama White House. Throughout his career at his and other notable UK-based global IT and tech companies, Kevin won a plethora of awards including an Addy, Andy, Webby, WOTM, and FWA. Kevin has a CS degree from Open University in England.

Ryan Johnston is Chief Marketing Officer (CMO) of aShareX. Ryan is the former Vice President of Marketing for WowWee Group Ltd. where he led all organizational marketing functions across a portfolio of brands, including creative development, paid media strategy, eCommerce, social media, influencers, PR, retail/trade marketing; he also oversaw WowWee’s internal creative studio and external agency partners. He further directed strategic development and implementation of WowWee’s D2C platform, encompassing both physical product and NFT sales. Ryan brings over 20 years of brand and marketing experience, having previously served as Vice President of Marketing at Sequoia Games, Chief Marketing Officer at Sweet Lady Jane Bakery, and held various marketing roles at Spin Master and Taco Bell. He holds a BA from UC San Diego and an MBA from the University of Southern California.

J. Nicholson (“Nick”) Thomas is General Counsel of aShareX.  Nick retired as a Partner from Gibson, Dunn and Crutcher LLP in 2012 where he spent over 35 years primarily focusing on corporate and tax matters.  Prior to that he achieved his CPA certificate by working in the international tax department at KPMG Peat Marwick.  After retiring from Gibson, Dunn, Nick has served as outside general counsel to a number of his former clients. Nick graduated from the University of Arizona with dual degrees in finance and accounting and from the University of Arizona College of Law.

Advisory Board

aShareX has assembled an Advisory Board to consult with the Managing Member on best practices in storing, preserving, insuring and maintaining artwork, such as the Artwork, and advising on matters associated with its eventual sale, including pricing and terms. The members of the aShareX Advisory Board include:

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Steve Scharkss is a business and technical advisor to aShareX. Steve was a Vice President and Partner at IBM. Before that, he spent eight years as a Consulting Partner for Deloitte. A leader in providing innovative solutions to business and technology, his specialization is in providing top line and bottom line improvements via enterprise and digital transformation for business and technology with global companies. He has 30+ years of consulting experience at four major firms. He covers a broad spectrum of industries and business processes with the top three being media & entertainment, manufacturing, and distribution. Steve has a BS in Accounting and Management from Lehigh University and a Finance MBA from Fairleigh Dickinson University.

Randy Bassett is a general management advisor to aShareX. Randy was a Corporate Partner at Latham & Watkins. His practice centered on corporate acquisitions, dispositions and corporate finance, with a particular expertise in leveraged buyouts (LBOs). In between his time in the Corporate Department as Partner, Randy served on the five-person Executive Committee overseeing the firm before simultaneously becoming Chair of the Finance and Real Estate department and Acting CFO at the same time. His primary client for a number of years was the merchant banking firm Kohlberg Kravis Roberts & Co (KKR), whom he represented in numerous acquisitions and institutional leveraged buyout funds via tender offer transactions, including Beatrice Companies and RJR Nabisco ($33 billion in combined capital raised). He also created the format for KKR’s investment funds. Randy has a BA in History from UC Berkeley and graduated Cum Laude from Harvard Law.

Marco Mercanti is an art advisor to aShareX. Marco is the founder and CEO of Oblyon Group. He has orchestrated over $225 million in art-secured loans on behalf of individuals, investment funds, gallerists, family offices, and private estates. He also transacted art sales for an overall value of $300 million. His expertise in deal making spans across various art categories from Antiquities to Modern Art. Marco has built a solid network within Europe, Latin America, Asia, and the US, where he can count the expertise of Museum Curators, Scholars and Experts in most fields of the art industry. Marco has a degree in Law from the University of Bologna and a Masters in International Banking Law from ESADE Business School (Barcelona).

Asset Manager

Our day-to-day operations are managed by the Asset Manager. The Asset Manager performs its duties and responsibilities pursuant to the Operating Agreement and Asset Management Agreement. The Asset Manager has the exclusive right and power to manage and operate each Series and SP, subject to oversight by the Managing Director and the limited voting rights reserved for the Class A Members under the Operating Agreement. The Asset Manager will report to the Company on a semi-annual basis its current and total assets, liabilities and equity and the Company intends to include such amounts in its SEC reports. The Asset Manager’s services are not exclusive to the Company or to any Series and it may render the same or similar services as rendered to us to any person whose business could be deemed competitive.

 The following summarizes some of the key provisions of the Asset Management Agreement and is qualified in its entirety by reference to the specific terms of the agreement itself which is included as Exhibit 6.1 to the Offering Statement.

Services. The following services will be rendered by the Assets Manager under the Asset Agreement:

Asset Based Services. The Asset Manager shall directly, or indirectly through one or more affiliates or third parties, engage and maintain personnel for the purpose of providing the following Asset Based Services to Series and SP:

(a)	maintaining storage, security and safekeeping of the Artwork;

(b)	maintaining asset-level insurance requirements for the Artwork;

(c)	managing transport for the Artwork in the ordinary course of business, including the display and exhibition thereof;

(d)	research services concerning the provenance and authenticity of the Artwork;

(e)	appraisal and valuation services other than connection with the possible sale of the Artwork;

(f)

producing and distributing to Investors, subject to copyright and other intellectual property limitations, a high resolution digital image of the Artwork suitable for framing and display in the Investor’s home personal residence or other personal use for non-commercial purposes;

(g)

preparing any reports and accounts, including any blue sky filings required in order for the Class A Shares to be made available for sale in certain states and any annual audit of the accounts of the Series and SP, on a consolidated basis, and of the Issuer, on a consolidated basis with each of its Series, the SPC and the SP’s, and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U; and

(h)	other services deemed necessary or appropriate by the Asset Manager at its discretion to maintain the Artwork.

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Entity Based Services. The Asset Manager shall directly, or indirectly through one or more affiliates or third parties, engage and maintain personnel for the purpose of providing the following Entity Based Services to Series and SP:

(a)	oversight and management of the Auction Platform and the Auction process to determine Winning Bidders among the investor group and the allocation of Class A Shares in Series;

(b)	management of preparation and filing of SEC, FINRA, state and other regulatory filings;

(c)	banking, financial, accounting and bookkeeping services, including retention of an auditor for the Issuer;

(d)	record-keeping, shareholder registrar, investor relations and regulatory compliance;

(e)	forming and operating in the ordinary course the Company, each Series and SP;

(f)	tax preparation and reporting services;

(g)	accounts payable management;

(h)	selecting and negotiating insurance coverage for each SP and Series, including operational errors and omissions coverage and directors’ and officers’ coverage;

(i)	maintaining the membership ledger for the Company and each Series and coordinating activities of the Company’s Transfer Agent, Escrow Agent and related parties;

(j)	software services;

(k)	oversight and provision of content for the Investor Platform;

(l)	maintenance of contractual agreements with key service provides such as Dalmore, North Capital, the Escrow Agent and the Transfer Agent; and

(m)	routine legal and professional transactional services in the ordinary course.

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Extraordinary Services. At the direction of the Managing Member, the Asset Manager shall render services that are not routine or ordinary and hence are considered to be “Extraordinary Services,” including:

(a)	negotiation of terms of the sale of the Artwork and the execution thereof;

(b)	obtaining appraisals and statements of condition relating to the Artwork in connection with a sale transaction;

(c)	administrative services in connection with the dissolution and liquidation or winding up of SP and Series;

(d)

managing litigation, indemnification, regulatory investigations or proceedings, judicial proceedings or arbitration, including the defense and or settlement of any claims (regardless of whether or not any Party hereto is named as a defendant or party in any such claim);

(e)	conservation, restoration (as deemed necessary by the Asset Manager), reframing and other expenditures that increase the value of the Artwork;

(f)	any withholding, property tax, gross receipts, sales, use, VAT or income taxes imposed on the Series or SP as a result of their income, property values, receipts, earnings, investments or withdrawals;

(g)	other non-routine or extraordinary services not described above as Asset Based Services or Entity Based Services.

Compensation. In return for the services and the payment of the Offering Expenses not paid by the Managing Member, and all of the Operating Expenses (as defined below) of the Company Group Members, the Asset Manager shall be paid a fee (the “Sourcing Fee”) equal to  six percent (6%) of the Purchase Price of the Artwork (namely, the sum of the “Hammer Price” and the “Buyer’s Premium” as described above). In addition to the foregoing:

(a) In connection with the Auction of the Artwork, the Asset Manager may receive a portion of the Buyer’s Premium received by the Auction House (even if the Series is not the purchaser of the Artwork).

(b) If the Managing Member elects to sell the Artwork without engaging a third-party intermediary, the Asset Manager may charge the buyer of the Artwork a reasonable fee not to exceed the lowest published Buyer’s Premium charged by Sotheby’s, Christie’s or Bonhams in effect at such time.

(c) The Asset Manager may receive a reasonable fee for its services in overseeing the display or exhibition of the Artwork in a gallery, museum or exhibition space, payable solely by the exhibitor.

(d) For each trade of Class A Shares on the Trading Platform, the Asset Manager shall receive a fee equal to 3% of the offering price of the shares subject to the trade, paid 1.5% by each of the buyer and seller to the trade, as described in greater detail above under “Description of Business- Asset Manager Compensation”.

To date, neither the Managing Member nor the Asset Manager has received any compensation other than the Class B Shares.

Funding and Reimbursement of Expenses. In consideration for the compensation it receives under the Asset Management Agreement, the Asset Manager shall pay, and not be reimbursed by any of the Company Group Members for, (a) any costs or expenses associated with the Asset Based Services and Entity Level Services (referred to herein as the “Operating Expenses”), and (b) any Offering Expenses (excluding those Offering Expenses payable by the Managing Member). Offering Expenses include any expenses directly associated with the Offering such as the fees of North Capital, the Escrow Agent and Transfer Agent for services rendered in respect of the Offering, legal, accounting and auditing costs associated with the Offering, and SEC, FINRA and state registration and filing fees in respect of the Offering. The Asset Manager will not be required to pay, and if paid will be reimbursed by the associated Series and SP for, any costs or expenses associated with Extraordinary Services, as described above, or any item not considered an Offering or Operating Expense (an “Extraordinary Expense”).  Examples of Extraordinary Expense may include costs associated with litigation, indemnification obligations or sales tax liability (to the extent not paid at the time of the Auction). If not reimbursed within thirty (30) days of invoice, such  Extraordinary Expense  shall be treated as loan by the Asset Manager to the Series or SP, as applicable, bearing interest at the Prime Rate plus two (2) percentage points, from the date the cost or expense was invoiced until the date it is fully paid. Any such loan shall be repaid by the Series or SP from the proceeds received upon a sale of the Artwork, if not paid earlier, including through the potential issuance of additional Class A Shares.

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Display Rights. The Asset Manager, at the directive of the Managing Member, shall have the right to display or exhibit the Artwork by lending or leasing it to museums, galleries or private parties so long as the Managing Member reasonably believes that such exposure increases or enhances the value, profile, public awareness and appeal of the Artwork; provided that the museum, gallery or private party covers all of the expenses associated with the display or exhibition (or, if not, such expenses are paid for by the Asset Manager), and the Asset Manager’s reasonable fees in overseeing the transaction on behalf of the Company.

Termination. The holders of the Class A Shares of any Series, voting as a group, may terminate the Asset Management Agreement and the Asset Manager’s services thereunder upon a Super Majority Vote (as such term is described below under “Description of Securities”), upon a non-appealable judicial determination that the Asset Manager or the Managing Member has committed fraud or intentional misconduct.

Amendments. Amendments to the Asset Management Agreement may be proposed only by or with the consent of the Asset Manager or Managing Member, provided that any amendment that would be adverse or detrimental to the interests of a Series or SP must be approved by a Majority Vote.

Limited Liability and Indemnification of the aShareX Parties and Others

The Operating Agreement limits the liability of the aShareX Parties, including the Managing Member, the Asset Manager, and their respective directors, officers, direct and beneficial owners, and persons serving in a similar capacity for, and none of such parties shall be liable to any of the Company Group Members or their affiliates or any holder of Class A Shares for, any action taken or omitted to be taken by such persons with respect to the Company Group Members or any of their affiliates, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s fraud or intentional misconduct as judicially determined by a non-appealable judgment. With the prior consent of the Managing Member, any of the foregoing persons, the Company Group Members or any of their affiliates may advance to such person the fees and costs for their defense should a claim be made, with such obligation to be allocated to the entity to which the claim is most associated, and any such expense or cost would be an Extraordinary Expense to be funded as a loan by the Managing Member or by another commercial lender. The foregoing limitations on liability reduce the remedies available to the holders of the Class A Shares for actions taken which may negatively affect the Company, the Series or its affiliates. Insofar as the foregoing provisions permit indemnification of aShareX and its affiliates controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Removal of Managing Member

The Class A Members of the Company, voting as a group, may remove the Managing Member upon a Super Majority Vote (as such term is described below under “Description of Securities”), upon a non-appealable judicial determination that the Managing Member has committed fraud or intentional misconduct.

License Agreement

aShareX has entered into a non-exclusive, non-sublicensable, non-transferable, royalty free, worldwide license agreement with the Company and Cayman allowing them to use its trademarks (including the name “aShareX”), tradenames, patents, trade secrets and other intellectual property rights to facilitate the conduct of their respective businesses. aShareX will extend a similar license to each Series and SP upon establishment. The license agreement includes the right to use, along with the Company’s registered users, the Investor Platform and the Auction Platform.

Involvement in Certain Legal Proceedings

None of aShareX, the Managing Member and the Asset Manager, has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past ten years.

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MANAGEMENT COMPENSATION

The Managing Member and Asset Manager will receive certain fees and expense reimbursements from each Series for services relating to it and its SP, including for the acquisition, safekeeping and sale of the Artwork. The items of compensation are summarized below.

MANAGING MEMBER
Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Class B Shares

In consideration for funding the fee and other expenses payable to the Broker upon the Closing of an Offering, or the costs and expenses incurred in connection with any Offering that is not completed, the Managing Member will be issued 1,000 Class B shares in each Series, representing a 10% interest in the associated Artwork’s appreciation in value over its initial Purchase Price. If the Class B Shares are all converted into Class A Shares of the Series prior to the sale of the Artwork, which the Managing Member may choose to do in its sole discretion, the Managing Member will receive Class A Shares according to a formula set forth in our Operating Agreement which generally equates to 10% of the appreciation in the per share price of the Class A Shares in excess of their original sales price pursuant to this Offering.

The appreciation in value over its initial Purchase Price cannot presently be determined.

Reimbursement for Extraordinary Expenses

Extraordinary Expenses, defined to mean expenses other than Offering Expenses and Operating Expenses relating to the Company Group Members, will, at the election of the Managing Member, be funded by (i) the Managing Member as a loan to the Company bearing interest at two percentage points above the Prime Rate, or (ii) a commercial lender. Any such loans shall be payable upon the sale of the Artwork or, at the election of the Managing Member, through proceeds raised upon the issuance of additional Class A Shares. The Managing Member and Asset Manager will be reimbursed for any costs they directly incur (without markup) in rendering services to address the matter giving rise to the Extraordinary Expenses (e.g., litigation, indemnification or sales tax (to the extent not paid at the time of the Auction)), including an allocable portion of compensation expense for any personnel dealing directly with the matter based on the hours expended in such effort, provided that no such reimbursable amounts shall exceed those that would be charged by a third party with comparable experience and expertise.

The amount of interest payable to the Managing Member for any loan related to Extraordinary Expenses cannot presently be determined.

Conduct of Auction

The Managing Member may conduct an Auction itself with Artwork it has sourced and holds on consignment from the Seller. Bidders registered with the Company will bid at the Auction through use of the Auction Platform and the only difference is that the Managing Member and not a more traditional Auction House is conducting the Auction. If the Artwork is purchased by the bidders, and Class A Shares issued in the associated Series, the Managing Member will receive a standard Buyer’s Premium and, if applicable, Seller’s Commission for selling the Artwork. The terms of the Auction will be at least as favorable to the bidders as those offered by the major Auction Houses and the fees payable to the Managing Member will be in line with the compensation payable to such Auction Houses.

The amount cannot be determined at this time as it is dependent on whether the Managing Member will conduct an Auction in its own capacity.

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ASSET MANAGER
Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Sourcing Fee

In exchange for attending to the day to day operations of the Series and its related SP and funding all of their Operating Expenses and certain of their Offering Expenses, the Asset Manager will receive the Sourcing Fee equal to 6% of the Purchase Price of the Artwork.

The amount of the Sourcing Fee cannot be determined at this time.
Transfer Fee Payable upon Sale of Class A Shares on the Trading Platform

In partial consideration for it rendering the services required under the Asset Management Agreement, and funding all of the Operating Expenses, including the fees of the Escrow Agent, the Transfer Agent and North Capital for use of its Trading Platform, the Asset Manager will receive a transfer fee upon  any sale of the Class A Shares on the Trading Platform or other secondary trading platform equal to 3% of the Offering Price of the shares subject to the trade, payable 1.5% by each of the buyer and seller to the trade.

These amounts cannot presently be determined.
Buyer’s Premium

The Auction House will pay to the Asset Manager a portion of the Buyer’s Premium it receives upon the sale of Artwork at the Auction in which potential investors participate in bidding through the Auction Platform, even if the Investors do not submit the winning bid for the Artwork.  Such portion is based on a variety of factors, including the ultimate price paid for the Artwork. The Buyer’s Premium is determined through a standard formula charged by the Auction House and thus any portion paid to the Asset Manager does not increase the Purchase Price paid by the Investors for the Artwork or otherwise result in an additional cost to the Investors.

The portion of the Buyer’s Premium to be paid to the Asset Manager upon the sale of the Artwork at Auction cannot presently be determined.
Disposition of the Artwork without a Third-Party Intermediary

The Managing Member may determine to sell the Artwork without engaging an auction house or other third-party intermediary if commercially reasonable to do so, in which event, it or the Asset Manager may charge the buyer of the Artwork a reasonable fee not to exceed the lowest published Buyer’s Premium charged by Sotheby’s, Christie’s or Bonhams in effect at such time.

The amount cannot be determined at this time.
Fee Payable upon Display or Exhibition of the Artwork	The Asset Manager may receive a reasonable fee for its services in overseeing the display or exhibition of the Artwork in a gallery, museum or exhibition space, payable solely by the exhibitor.	The amount cannot be determined at this time.

To date, neither the Managing Member nor Asset Manager has received any compensation, other than the Managing Member’s receipt of the Class B Shares in the Series.

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Compensation of Board Members, Advisory Board Members and Executive Officers

None of the Company Group Members have any employees, nor do we intend for them to hire any employees who will be compensated directly by such entities. Each of the Managing Member’s and Asset Manager’s directors and officers receive compensation for his or her services from aShareX, the Managing Member or Asset Manager without reimbursement from any of the Company Group Members.

SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following discussion sets forth information about the current beneficial ownership of the Company and Series as of the date of this Offering for:

•	Each Person known to us to be the beneficial owner of more than 10% of the Class A Shares entitled to vote;

•	Each named executive officer;

•	Each member of the Board of Directors; and

•	All of the executive officers and members of the Managing Member as a group.

The address for each such Person is in care of aShareX Fine Art, LLC, 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024.

The Managing Member is currently the only member of the Company and holds all of its membership interests.  The Managing Member will initially be the only member of each Series holding 1,000 Class B Shares.  The Series' Class B Shares entitle the Managing Member to 10% of the appreciation in value of the associated Artwork over its Purchase Price.  The Class B Shares can be converted, in the Managing Member’s sole discretion, into Class A Shares pursuant to the formula in the Operating Agreement resulting in the issuance of shares having a market value equal to 10% of the increase in the aggregate per share price of the Series’ Class A Shares following the associated Offering.  Since the conversion to Class A Shares is contingent solely on value or share price appreciation, it cannot be currently determined if the Managing Member, or indirectly its beneficial owners will acquire any Class A Shares through conversion.

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The aShareX Parties cannot participate in any Auction due to the fact that they are privy to greater information pre-bidding and as the Auction process proceeds, and thus they cannot purchase Class A Shares as part of the Fractional Bidders. They can, however, purchase unsubscribed for Class A Shares (e.g., due to downward rounding or an investor failing to fund its subscription price or qualify as a Qualified Purchaser), up to 20% of the total Class A Shares of the Offering, provided that such shares are offered first to the seller of the Artwork and then to Investors submitting Winning Bids. Given the highly speculative nature of these circumstances, it cannot be assumed that any of the aShareX Parties will acquire any Class A Shares in any Offering. Any such purchase of Class A Shares by the aShareX Parties will be at the same price paid by all other Investors. As such, the Company cannot say with certainty that an aShareX Party will purchase or acquire Class A Shares in any Series at or following the Closing of the associated Offering.

Moreover, since we have not closed an Offering, there is no Person who owns 10% or more of the Class A Shares in any Series.

A Class A Member may restrict or limit its voting rights by notifying the Managing Member. If subsequent reports we file pursuant to Regulation A require beneficial ownership information, we will disclose the number and percentage of Class A Shares that are eligible to vote and not vote as to each Series as of such filing date. As required by SEC regulations, the Company will disclose the name, address and share ownership total of any person directly or beneficially owning 10% or more of the Class A Shares of any Series. Any Class A Member that irrevocably limits its voting rights to not more than 10% of the total voting power of the Class A Shares in any Series, will not be subject to the disclosure requirement in the Company’s future SEC reports, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There have been no transactions  since our inception, or any currently proposed transaction, in which we were or are to be a participant and where the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets since inception, and in which any related person, including any of our directors, officers or holders of 10% of the Class A Shares of any Series, had or will have a direct or indirect material interest (other than compensation described under “Management Compensation”).

DESCRIPTION OF SHARES

The following description of the Class A Shares is based upon the Company’s Certificate of Formation and the Operating Agreement and applicable provisions of law, in each case as in effect prior to the qualification of this Offering Circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the foregoing documentation, copies of which are filed with the SEC as exhibits to the Offering Statement of which this Offering Circular forms an integral part.

Formation and Class A and B Shares.

We were formed as a Delaware series limited liability company on January 13, 2023 by the Managing Member. The Managing Member adopted the Company’s Operating Agreement as its sole member and the Company is a member-managed limited liability company.

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Each Series will be established by the Company to acquire a specific Artwork following an Auction.  Each Series will be established by the Company’s execution of a Series Designation which, together with the Operating Agreement, governs the rights and obligations of the Series and its Members.  Upon completion of an Offering, the associated Series will have two classes of membership interests: Class A membership interests (referred to herein as the “Class A Shares”) and Class B membership interests (referred to herein as the “Class B Shares”).  The Managing Member will own 1,000 Class B shares in the Series and no additional Class B shares will be issued.  Upon the Closing, we will issue that number of Class A Shares as is determined by dividing the Acquisition Cost of the Artwork by the Offering Price for the Class A Shares, and rounding such issuance down to the nearest whole share, with appropriate adjustments made to the purchase price paid by Investors, to avoid the issuance of fractional shares.  Any fractional shares not purchased by investors because of rounding down will be purchased by the Managing Member.  It is not anticipated that any Series will issue any additional Class A Shares other than to effect the conversion of Class B shares into Class A Shares as set forth in our Operating Agreement, or to raise sufficient proceeds to pay down or off loans advanced by the Managing Member or commercial lender to pay Extraordinary Expenses of the Series.

The Class A Shares have limited voting rights and are entitled to all of the distributions made by the Series following the sale of the Artwork, subject to Managing Member, if it has not converted any of the Class B Shares, having the right to receive an amount equal to 10% of the difference between the value appreciation in the Artwork from its Purchase Price. If only a portion of the Class B Shares are retained, the amount otherwise distributable to the Managing Member will equal such value appreciation multiplied by a fraction, the numerator of which is the number of Class B Shares retained and the denominator of which is 1,000. The Class B shares may be converted into Class A Shares prior to the sale of the Artwork pursuant to a formula set forth in the Operating Agreement which is intended to represent 10% of the appreciation in the aggregate per share price of the Class A Shares following the Closing of the Offering.

Summary of Operating Agreement and Series Designation

The following discussion summarizes some of the key provisions of the Operating Agreement, as the same may be modified by a Series Designation executed upon the establishment of a Series, and is qualified in its entirety by reference to the specific provisions of the Operating Agreement and, if applicable, the Series Designations.

Organization, Duration and Powers. The Company is a Delaware series limited liability company formed pursuant to, and governed by, the Delaware Act. Each Series will be established by a Series Designation. Each Series will acquire the designated Artwork upon the Closing of an Offering, and it will remain in existence until the Artwork is sold and the resulting Net Sales Proceeds are distributed to the holders of the Class A and B Shares. The Series is permitted to engage in such activities as determined by the Managing Member as are necessary or helpful to acquire, preserve, hold for value appreciation, store, display, exhibit and sell the Artwork. Each Series may not engage in another business activity without approval by a Majority Vote of the Series. Without obtaining such approval, we cannot amend, waive or fail to comply with any material provision of a Series Designation that adversely affects the Class A Members of such Series, or amend any material provision of the Operating Agreement that would disproportionately and adversely affect the Class A Members as compared to the other Series Members.

The Managing Member.  The Operating Agreement appoints the Managing Member as the managing member of the Company and each Series. The Managing Member’s operations are overseen by its Board of Directors.  The Managing Member has full authority in its discretion to exercise, on behalf and in the name of the Company and any Series, all rights and powers of a “Managing Member” of a limited liability company under the Delaware Act necessary or convenient to carry out our purposes.  Any person dealing with the Company or a Series will be entitled to rely conclusively upon the power and authority of the Managing Member and its Board of Directors in all respects, and the Managing Member is authorized to execute any and all agreements, instruments and other writings on behalf of the Company and the Series in their name.

The Managing Member will have sole voting and decision making power over all matters associated with the Company and each Series other than those matters requiring the consent of the holders of the Class A Shares of all Series, in the case of the Company, or the holders of Class A Shares of the particular Series, in the case of a Series.

The Managing Member and Asset Manager may be removed and replaced by aShareX with or without “cause” as their sole member. The Managing Member and Asset Manager may be removed by the Super Majority Vote of the holders of the Class A Shares of all the Series upon a final determination by a court of competent jurisdiction concluding that one or both have committed fraud or willful misconduct. A “Super Majority Vote” means approval of the matter by the holders of 66.66% of the Class A Shares of all the Series in the aggregate, weighting each Series based on the aggregate Offering Price of the Class A Shares issued by such Series in comparison to the aggregate Offering Price of the Class A Shares issued by all Series as described below under Voting Rights.

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Asset Management Agreement. Each Series, SP and the Asset Manager will enter into an Asset Management Agreement described in “Summary—the Business--Asset Management Agreement.” Pursuant to this agreement, and subject to the oversight of the Managing Member, the Asset Manager will have complete and exclusive discretion in the day to day management and control of the business affairs of each Series and SP, subject to matters requiring the consent of the Class A Members of such Series.

Voting Rights. The Class A Shares have no voting rights other than those limited rights as may be required pursuant to the Delaware Act, the Operating Agreement and the Series Designation. Except for those limited required rights, the control and governance of the Company Group Members is vested in the Managing Member and the Asset Manager. The Class A Shares of each Series are considered “Voting Shares” excluding (i) shares held by the aShareX Parties (except for the limited purpose of satisfying a quorum or approving the sale of the Artwork), and (ii) shares whose voting rights have been expressly negated by the holder. On each matter where the Class A Members have a right to vote, each Voting Share shall be entitled to and shall constitute one (1) vote, and all Voting Shares shall vote together as a single class, except as otherwise set forth in the Operating Agreement, or otherwise required by the Delaware Act. In determining any action or other matter to be undertaken by or on behalf of the Company or a Series, each Class A Member shall be entitled to cast a number of votes equal to the number of Voting Shares that such person holds as of the record date for the vote, subject to any voting rights voluntarily relinquished by the holder.

Any Class A Shares in a Series held by the aShareX Parties will not be entitled to vote on any matter except for the approval of the sale of the Artwork associated with the Series. The Class A Shares held by the aShareX Parties will be counted for quorum purposes.

Unless otherwise set forth in the Operating Agreement, or otherwise required by the Delaware Act, for matters in which the Class A Members are entitled to vote and affect the Series only (and not the Company more generally), a quorum is required consisting of the attendance in person or proxy of a majority of the Voting Shares of such Series. If such a threshold cannot be obtained, a quorum will be met at a subsequently called meeting if holders of 25% or more of the Voting Shares attend the meeting in person or proxy. For purposes of satisfying the quorum requirement, Class A Shares in a Series held by the aShareX Parties will be counted. Any matter affecting the Series only will be considered approved if consented to by a majority of the Voting Shares casting votes concerning such matter, with the exception that the Class A Shares held by the aShareX Parties will be counted as Voting Shares for purposes of approving the sale of the Artwork. Matters affecting the Series only consist of (i) approval of the sale of the Artwork, (ii) proposed amendments to the Series Designation that adversely affect the Class A Members, and (iii) proposed amendments to the Operating Agreement that adversely and disproportionately affect the Class A Members when compared with the other Series Members.

With regard to matters affecting the Company more generally as to which the Class A Members are entitled to vote, a quorum will require the attendance in person or proxy of those Class A Members holding a majority of the Voting Shares of all the Series entitled to vote on such matter. If such requirement is not met at a duly called meeting, the quorum requirement will be satisfied at a subsequent duly called meeting if Class A Members holding at least 25% of the shares entitled to vote attend such meeting in person or in proxy. Class A Shares held by aShareX and its affiliates shall be counted solely for such purpose. Any amendment to the Operating Agreement adversely affecting the Class A Members of all Series generally (and not a Series specifically) will be considered approved if consented to by holders of a majority of the outstanding Class A Shares of all the Series voted with respect to such matter in the aggregate as described below (a “Company Majority Vote”). The removal of the Managing Member or the Asset Manager for acts or omissions constituting fraud or intentional misconduct as judicially determined shall be deemed approved if consented to by a Super Majority Vote.

For purposes of determining the percentage vote requirement, each Series shall have their votes weighted in proportion to a percentage, the numerator of which is the aggregate Offering Price of the Class A Shares issued by the Series in its Offering, and the denominator of which is the aggregate Offering Price of the Class A Shares issued by all Series whose Artwork has not been sold. By way of example, if the aggregate offering price of Series X is $5 Million and it has 100 Voting Shares, and the aggregate offering price of Series Y is $10 Million and it has 50 Voting Shares, then each Voting Share of Series X is deemed to have an effective voting percentage of $5M/15M x 1/100. Conversely, each Voting Share of Series Y is deemed to have an effective voting percentage of $10M/$15M x 1/50. In determining the outcome of any vote at a meeting, Class A Members that abstain or do not vote will not be considered as having participated in the vote.

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To be clear and subject to the contrary terms of the Delaware Act, the Managing Member, will have sole voting power over all matters not reserved to the approval of the Class A Members of a Series. Such reserved matters are essentially limited to: (i) the amendment, waiver or failure to comply with any material provision of the Operating Agreement, the Series Designation or Asset Management Agreement that disproportionately and adversely affects a Series or the Class A Members within a Series, (ii) the removal of the Asset Manager or Managing Member for fraud or intentional misconduct as judicially determined, or the approval of a successor Managing Member upon Managing Member’s voluntary resignation, or (iii) the sale of the Artwork prior to the eighth year following its acquisition.

Self-Imposed Restrictions on Voting Shares. A Class A Member may irrevocably limit or eliminate its voting rights as to specific Class A Shares by providing an irrevocable certification to the Managing Member. In the event a Class A Member does so, the Class A Shares shall no longer have any voting rights for so long as such shares are beneficially owned by such Class A Member or its affiliates. Any Class A Member that irrevocably eliminates its voting rights or limits its voting rights with respect to a Series such that under no circumstances would such Class A Member, together with its affiliates, have the right to cast more than 10% of the total votes in any matter put to a vote of the Class A Members of such Series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Managing Member in its sole and absolute discretion and the Company or its Transfer Agent may require any Class A Member that owns more than 10% of the Class A Shares in a Series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status.

Exercise of Voting Rights. Whenever holders of Class A Shares are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting. A meeting of the Class A Members of a Series to vote on a matter may be called by the Managing Member of such Series. The meeting may be conducted by video or telephonic communication and voting may be conducted through the Investor Platform. The Company shall provide holders of Voting Shares with not less than five (5) nor more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of Voting Shares at a meeting that requires a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the Voting Shares casting votes on such matter or such higher percentage of Voting Shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of Voting Shares, the then holders may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission on the Investor Platform or as otherwise permitted by applicable law.

We have elected to be governed by certain provisions of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. We currently intend to utilize the Investor Platform to the extent possible for meetings of, and votes of our Class A Members.

Conversion of Class B Shares.  The Class B Shares will be convertible into Class A Shares of a Series in the Managing Member’s discretion, in whole or in part, at any time prior to the consummation of a sale of the Series’ Artwork pursuant to a formula set forth in our Operating Agreement which is intended to result in the issuance of Class A Shares to the Managing Member representing in terms of market value 10% of the appreciation in the per share price of the Class A Shares following the Closing of the Offering.  The Class A Shares have no conversion rights.

Agreement to be Bound by the Operating Agreement. By executing its Subscription Agreement and having it be accepted by the Managing Member, each Investor agrees to be admitted as a member of the Company and to be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Each person who acquires a Class A Shares from a holder must agree to be bound by the terms and conditions of the Operating Agreement.

Distributions. The Company does not expect any Series to pay any distributions other than a liquidating distribution following a sale of its Artwork. There can be no assurance as to the amount or timing of a liquidating distribution (although it is expected that such distribution will occur no later than the eighth anniversary of the acquisition of the associated Artwork or, at the latest, by the following year if a sale is unavoidably delayed. There are no contractual restrictions on our or any Series’ ability to declare or pay distributions.

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Preemptive Rights. The Class A Shares have no preemptive rights other than in limited circumstances, such as when investors fail to fund their Winning Bid or there is a need to fund Extraordinary Expenses.  In such circumstances, as determined by the Managing Member. The Class A Shares will be given a priority opportunity to purchase shares on a pro rata basis, subject to applicable securities laws.

Limited Liability. The liability of each member of the Company shall be limited as provided in the Delaware Act and as set forth in the Operating Agreement. No Class A Member shall be liable for the debts, liabilities or obligations of the Company Group Members, including the Series in which it invests unless it expressly agrees otherwise, and it shall not be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur). The Series is not liable for the debts, liabilities or obligations of the Company or any other Series or SP, other than for the indemnification of Protected Persons, as defined below, acting or omitting to act on behalf of the Series.

Return of Distributions.  Under the Delaware Act, if a Class A Member receives a distribution from a Series and knows at the time of the distribution that it was in violation of the Delaware Act, such member is liable to the Company to return such distribution for a three year period following the distribution.  Under the Delaware Act, a Series may not make a distribution to a Class A Member if, after the distribution, all liabilities of the Company, other than liabilities to the members of the Series on account of their Class A and B Shares and liabilities for which the recourse of creditors is limited to specific property of the Company, would exceed the fair value of the assets of the Company.  The Managing Member does not intend for any Series to make current or liquidating distributions to the holders of its shares that will violate the provisions of the Delaware Act.  At the time the Artwork is sold, and the expenses of sale and liquidation are paid, the Series and SP should have no known liabilities, and therefore the distribution of the Net Sales Proceeds to the Members of the Series should not risk implementing the foregoing provisions of the Delaware Act.  As a result we do not expect that any of the Class A Members of any Series will be required to return any portion of the distributions it receives.

Restrictions on Transfer. The Class A Shares may only be transferred by operation of law, with the consent of the Managing Member or:

•	To an immediate family member or an affiliate of the transferor,

•	To a trust or other entity for estate or tax planning purposes if the transferor maintains control of the trust or entity,

•	As a charitable gift,

•	On the Trading Platform.

An otherwise permitted transfer, to be effective, must be reported to the Managing Member and the Company’s Transfer Agent, and the transferee must have registered on the Investor Platform, passed KYC and AML screening, and execute the documentation required of any transferee.

An Investor may pledge its Class A Shares as collateral for a loan, provided that the lien is extinguished prior to the transfer of the shares, and the pledgor and lender agree that, if there is a foreclosure on the lien, the lender will notify the Managing Member and Transfer Agent of the transfer, register the lender (or other transferee) on the Investor Platform and execute the documentation required of any transferee.

Redemption Rights. Neither the Company nor the Series has any right or obligation to redeem the Class A Shares.

Exculpation and Indemnification of aShareX Parties and Others. Subject to certain limitations, the Operating Agreement and Asset Management Agreement limits the liability of the aShareX Parties (including aShareX, its affiliates, and their respective directors, officers, direct and beneficial owners) and certain persons performing services for the Company or the Series (referred to together as the “Protected Persons” or in the singular as the “Protected Person”). No Protected Person shall be liable to the Company or any Series, and shall be defended, indemnified and held harmless by the Company and the Series to whom the claim relates for, any action taken or omitted to be taken by it or by other person with respect to the Company or associated Series as applicable, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own intentional misconduct or fraud, in each case as judicially determined by a court of final determination. With the prior consent of the Managing Member, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Operating Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. Indemnification payments are considered an Extraordinary Expense and they are limited to the Company’s and the Series’ assets. Further, insofar as the foregoing provisions permit indemnification of a Protected Person for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Reimbursement of Expenses. In the event of a claim asserted against a Protected Person arising from the performance or non-performance of such person’s duties with regard to a Class A Member, the Managing Member is obligated to cause the Company or the Series to which the claim relates, at their expense, to defend the Protected Person in respect of the claim, provided that if the Protected Person is finally determined not to be entitled to indemnification under the terms of the Operating Agreement or Asset Management Agreement, as applicable, the Protected Person will be required to reimburse the indemnifying entity for the legal costs and related expenses we incurred in defense of the claim. Notwithstanding the foregoing, in the event of a claim asserted by the aShareX Parties against a Protected Person, neither the Company nor any Series will be obligated to provide counsel to represent the Protected Person and he or she will be required to pay for their own defense, subject to the Company or Series’ obligation to reimburse the Protected Person for its legal costs and related expenses if it is finally determined that it is entitled to indemnification in respect of the claim asserted. A Series shall have no indemnification obligation for claims made against a Protected Person with respect to acts or omissions associated with the Company or another Series.

Liquidity Sale. Each Series will own its Artwork for an indefinite period although it must be sold in the eighth year following the date of acquisition. The Artwork may be sold at an earlier time if approved by a Majority Vote. There is no guaranty that the Net Sales Proceeds derived from the sale will be reflective of the estimated fair market value of the Series’ Class A Shares at such time. The Asset Manager will be entitled to reimbursement for costs and expenses associated with any such transaction and it shall use commercially reasonable efforts to achieve favorable terms, but otherwise to consummate the transaction in its sole discretion (except that the purchase price must be paid in cash).

Amendment of the Operating Agreement. Amendments to the Operating Agreement may be proposed only by or with the consent of the Managing Member and must be approved by a Majority Vote, in the aggregate, weighting each Series based on the aggregate Offering Price related to such Series in comparison to the aggregate Offering Price of all Series as described above under Voting Rights. However, if the amendment adversely and disproportionately affects any particular Series, or if such amendment is to a Series Designation or otherwise only adversely and disproportionately affects a Series or its Class A Members, such amendment must be approved by a Majority Vote. However, the Managing Member does not need the consent of the Class A Members of the various Series to amend the Operating Agreement in other instances, including: (i) to evidence the withdrawal of a Class A Member or the joinder of a new Class A Member of the Company or any Series; (ii) in connection with the transfer of Class A Shares; (iii) as otherwise required to reflect capital contributions, distributions and similar actions; (iv) in connection with the funding of loans for Extraordinary Expenses or the issuance of Class A Shares to fund repayment of such loans, (v) to evidence the conversion of Class B shares into Class A Shares, or (vi) any change the Managing Member deems necessary or appropriate to enable or facilitate secondary trading of the Class A Shares.

Termination and Dissolution. Each Series will continue in existence until terminated upon the first to occur of: (i) the approval of termination by a Majority Vote and the Managing Member; (ii) the sale of the Artwork for cash, or (iii) the entry of a decree of judicial dissolution under Section 18 802 of the Delaware Act.  The dissolution event shall be effective on the day such event occurs and immediately thereafter the Managing Member will commence the sale of the Artwork, if such sale itself was not the triggering event, and the winding up and liquidation of the Series and SP, which shall include the distribution of the Net Sale Proceeds from the sale of the Artwork.

Books and Reports. We are required to keep appropriate books of the business affairs of the Company Group Members at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

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Binding Arbitration under the Subscription Agreement

By purchasing Class A Shares in this Offering, Investors agree to be bound by the arbitration provisions contained in their Auction Agreement and Subscription Agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the Auction Agreement and the Subscription Agreement, including issues as to the Auction and the subscription and payment for the Class A Shares. This arbitration provision does not apply to claims made under the federal securities laws or any dispute you may have with Dalmore as the broker dealer of the Offering or as the executing broker for secondary market trades on the Trading Platform, which can be settled through the arbitration rules of FINRA Dispute Resolution, Inc., including through voluntary mediation or arbitration. Issues arising after the Closing of an Offering with respect to a Series or its Class A Shares are not subject to arbitration but instead are subject to resolution through judicial proceedings in the State of Delaware.

Waiver of Jury Trial under the Subscription Agreement

By executing the Auction Agreement and Subscription Agreement, as applicable, each Investor and each purchaser of Class A Shares agrees to waive its rights to a jury trial concerning claims that are subject to arbitration. This waiver of rights to a jury trial does not apply to claims made under the federal securities laws.

Exclusive Jurisdiction

The Operating Agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. By purchasing Class A Shares and affirming the terms of the Operating Agreement, Class A Members acknowledge that any complaint asserting a cause of action under the Securities Act is to be litigated in the federal district courts of the United States of America.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this Offering, there has been no public or private market for the Class A Shares, and we cannot predict the effect, if any, that secondary market sales of the Class A Shares will have on the market price of the shares prevailing from time to time. All of the Class A Shares sold by a Series in an Offering will be freely tradable under federal securities laws other than shares purchased by the aShareX Parties (whether purchased in this Offering or acquired upon conversion of the Class B Shares) or an Investor acquiring 10% or more of the Class A Shares sold by the Series. The shares of such persons may be considered “control” securities under U.S. federal securities laws and are subject to certain trading volume restrictions and reporting requirements under Rule 144 promulgated by the SEC. The aShareX Parties are permitted to pledge their Class A and B shares to secure loans or other financings.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Class A Shares by Holders (as defined below) as of the date hereof. For purposes of this section, references to the “Company,” “we,” “our,” and “us” refer only to the Company and not to Cayman or any SP which will hold title to the Artwork. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

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As stated in greater detail below, based on current tax law, the Company intends to take the position that the sale of the Artwork and the resulting distribution of the Net Sales Proceeds to the Company’s Members should not be subject to an entity level tax at either the Company or Cayman levels. Taxable gain recognized in such transaction by Investors subject to U.S. tax and who own less than 10% of the Class A Shares, and have timely filed a so-called “QEF election” with the IRS in the year the shares are acquired, should be subject to federal income tax on the gain recognized at a maximum rate of 28% for individuals, trusts and estates, and 21% for corporations. If the Class A Shares are sold prior to the sale of the Artwork, gain recognized by individuals, trusts or estates should be subject to a maximum federal income tax of 23.8%, based on the current Code. Non-U.S. Investors and tax-exempt Investors will generally not be subject to tax on the gain recognized upon the sale of their Class A Shares or upon the eventual sale of the Artwork and distribution of the resulting Net Sales Proceeds. The foregoing tax treatment is not free from doubt inasmuch as the U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A Share that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person.  As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A Share that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

The following discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold the Class A Shares as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state, local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

If an entity treated as a partnership for U.S. federal income tax purposes invests in the Class A Shares, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner or member. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our Class A Shares.

PERSONS CONSIDERING AN INVESTMENT IN THE CLASS A SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the Company and each Series

We expect to be treated as a partnership for federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. We also expect each Series to be treated as a separate partnership or otherwise as a disregarded entity for federal income tax purposes. As a partnership or disregarded entity, the Company and each Series will not be subject to federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Class A Shares.”

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. A publicly traded partnership, such as the Company or possibly each Series, will be treated as a partnership if (i) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (ii) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

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We intend to operate such that we and each Series will meet the qualifying income exception in each taxable year. We do not expect that the Company and the Series will earn any income in any taxable year other than qualifying income including (i) interest income with respect to certain short-term debt investments, and (ii) an income inclusion followed by a liquidating distribution of an SP in the year in which the Artwork is sold. In addition, given that the Company and each Series has been formed to own the Artwork and not to invest in securities, we are not subject to registration under the 1940 Act. Accordingly, at present, we do not expect to seek a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position.

If contrary to our expectations, we or a Series is treated as a corporation in any taxable year, our or the Series’ items of income, gain, loss, deduction and credit would be reflected on our respective tax returns, rather than the returns of our Holders, and we or the Series, as applicable, would be subject to U.S. corporate income tax on the associated taxable income.  Distributions of cash or other property to a Holder with respect to its Class A Shares generally would be treated as a dividend to the extent such distribution was paid from the Company or the Series, as applicable, current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in its Class A share, and then as capital gain.  Accordingly, because of the “double tax regime,” treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of its Class A Shares.

The remainder of this discussion assumes that we and each Series will be treated as a partnership or disregarded entity for federal income tax purposes and the focus will be on the treatment of each Series and its Class A Members on the basis that the Series will be characterized as a separate entity for such purposes.

Taxation of Cayman

Cayman intends to file an election with the IRS to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for federal income tax purposes. We, as the holder of Cayman shares, and each Series, as the holder of an SP, will not be taxed directly on the earnings of Cayman or the SP. We intend to treat Cayman as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that Cayman is so treated.

Taxation of U.S. Holders of Shares

Overview. The overall ownership structure has been structured to produce nominal income or expenses allocable to the Holders prior to the sale of the Artwork. Expenses incurred prior to the sale will, to the extent permitted, be capitalized into the tax basis of the Artwork. At the time an Artwork is sold, the gain recognized by the Series on the resulting distribution of Net Sales Proceeds and allocated to a U.S. Holder will be taxed as capital gain, and not as ordinary income, provided that (i) the U.S. Holder filed a so-called “Qualified Electing Fund” or “QEF” election” with a timely filed U.S. tax return for the taxable year in which such Holder acquired its Class A Shares, and (ii) the U.S. Holder does not own 10% or more of the Class A Shares in the Company. Although not free from doubt, we will take the position that the gain recognized will be long-term “collectibles” capital gain eligible for taxation at a maximum 28% federal income tax rate for individuals, estates or trusts. Gain recognized by individuals, trusts and estates on the sale of their Class A Shares prior to the sale of the underlying Artwork should not be treated as “collectibles” gain and hence should be subject to federal income tax at a maximum rate of 23.8%. U.S Holders who are corporations are generally subject to federal income tax at a rate of 21% regardless of whether classified as ordinary income or capital gain. The balance of this discussion proceeds on assuming the foregoing positions will be sustained if challenged by the IRS.

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Taxation of Holders of Shares on Our Profits and Losses. Each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of the associated Series’ income, gain, loss, deduction or credit. It is possible, although extremely unlikely, that in any year, a Holder’s tax liability arising from the Series could exceed the distributions made by the Series to such Holder. The Company (or each Series) will file a U.S. federal partnership information return reporting its operations for each year and provide each Class A Member of the Series with information of the Series’ tax items to be included on its federal income tax return. In a year in which the Series does not realize any item of income, gain, loss, deduction or credit, for cost reasons, the Series may elect not to file Form K-1’s for such Class A Members and simply notify them they have nothing to report. While this position is arguably sanctioned by the Income Tax Regulations, there is no assurance that the IRS will agree with it and not seek to impose penalties on the Series for non-compliance notwithstanding there are no reportable tax items. Each Series will resist the imposition of such penalties, but if they are sustained, the resulting Extraordinary Expense could cause a premature sale of the Artwork.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of a Series items of taxable income will generally be allocated to the holders of the Class A Shares in proportion to their Class A Shares. Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of each Series’ items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A Shares, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A Shares to the possible detriment of certain Holders. The Managing Member is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Class A Shares. A Holder’s initial tax basis in its Class A Shares will generally equal the amount such Holder paid for them plus such Holder’s allocable share of the associated Series’ liabilities (which are expected to be minimal). A Holder’s adjusted tax basis will be increased by such Holder’s share of items of the Series income and gain and any increase in such Holder’s share of liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from the Series, such Holder’s allocable share of items of the Series deductions and losses and by any decrease in such Holder’s allocable share of the Series’ liabilities. Holders who purchase Class A Shares in separate transactions must combine the basis of those Class A Shares and maintain a single adjusted tax basis for all such shares. Upon a sale or other disposition of less than all of the Class A Shares held by such Holder, a portion of that tax basis must be allocated to the Class A Shares sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of the associated Series losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A Shares as of the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of the Series’ losses would reduce its adjusted tax basis for its Class A Shares below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and would be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect any Series to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

It is anticipated that each Series expenses generally will be investment expenses treated as miscellaneous itemized deductions, rather than trade or business expenses, with the result that any individual who is a Holder (either directly or through a partnership or other pass-through entity) will not be permitted to claim a federal income tax deduction for such expenses for taxable years beginning before January 1, 2026 and thereafter may be limited in its ability to claim a tax deduction for such expenses.

We expect that each Series will capitalize the Sourcing Fee into the tax basis of the acquired Artwork and therefore Holders will not deduct or amortize such fee but instead it will offset the gain (or increase the loss) subsequently recognized by the Series on the sale of its underlying Artwork.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by each Series generally will not be taxable to a U.S. Holder to the extent of its adjusted tax basis in its Class A Shares in the Series. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of its Class A Shares in the Series. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A share for more than one year at the time of such distribution, subject to certain exceptions.

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Disposition of Shares. A U.S. Holder generally will recognize gain or loss for federal income tax purposes upon the sale, exchange or other disposition of its Class A Shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A Share. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of the associated Series’ income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A Share for more than one year at the time of such sale, exchange or other disposition.

Holders who purchase Class A Shares at different times and intend to sell all or a portion of the Class A Shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A Shares, provided such Class A Shares are divided into identifiable Class A Shares with ascertainable holding periods, the selling Holder can identify the portion of the Class A Shares transferred, and the selling Holder elects to use the identification method for all sales or exchanges of the Class A Shares.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. We expect that Cayman will be considered a CFC with respect to the Company and each Series, but that it will not be treated as such for an Investor who is not a U.S. Shareholder because it does not own 10% or more of the Class A Shares in a Series. We have assumed for purposes of this discussion that each Investor will not be considered a U.S. Shareholder (because it will not own 10% or more of the voting power or value of Cayman or any SP), but observe that, if an Investor is deemed a U.S Shareholder, it will generally recognize ordinary income on the gain recognized on the sale of the Artwork and capital gain if its Class A Shares are sold prior to the year of such sale. It will also be subject to additional information filing requirements for US. Shareholders owning shares in a CFC.

Passive Foreign Investment Companies. Due to the passive nature of its income and assets, we expect that Cayman will be considered a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes with regard to any U.S. Holder who is not considered a U.S. Shareholder (as defined in the immediately preceding section). If the U.S. Holder files a “QEF” election with its timely filed U.S. federal income tax return for the year in which it acquires its Class A Shares, gain recognized by an individual, trust or estate on the sale of its shares held for more than one year should be subject to tax at a maximum federal income tax rate of 23.8%. If, instead, the shares are held through the sale of the underlying Artwork and the distribution of the resulting Net Sales Proceeds, the gain recognized on the transaction should be taxed at the higher 28% federal income tax rate imposed on “collectible” gains. U.S. Holders that are corporations will be taxed on the gain at a maximum federal income tax rate of 21%. The Company intends to provide the Class A Members with the information concerning Cayman and each SP that is necessary to file their QEF election form.

If the QEF election is not timely filed by the U.S. Holder, gain recognized on a disposition of its Class A Shares or from the sale by a Series of its underlying Artwork, as well as certain other defined “excess distributions,” will be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the U.S. Holder held its Class A Shares or the period during which we held our shares in Cayman. As such, the gain recognized by a U.S Holder that is an individual, trust or estate will not be subject to the preferential capital gains rates that are available if a QEF Election is timely filed. The PFIC rules do not apply to a U.S. Shareholder (i.e., a U.S. Holder that owns 10% or more of the Class A Shares) since it is subject to the CFC rules describe above.

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The interaction and application of the CFC and PFIC rules are exceedingly complex, and prospective Investors are urged to consult their tax advisors in this regard, particularly with regard to the necessity of timely filing a QEF election.

Taxation of Non-U.S. Holders of Class A Shares

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of our Class A Shares and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in our Class A Shares, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that the distributions from each SP to its associated Series will not be treated as U.S. source dividends for withholding purposes.

Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that each Series activities as currently contemplated generally will not involve being engaged in a trade or business within the United States as they consist essentially of the passive storage of Artwork for long-term investment without any expectation of receiving revenues prior to its sales. Moreover, all of the passive activities will be conducted by the Asset Manager and not the Series itself. As a result we do not expect any of Cayman, each SP and each Non-U.S. Holder to be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. The Class A Shares that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Taxation of Tax Exempt Entities

A Holder who is a tax-exempt entity for U.S. tax purposes will generally not be subject to U.S. federal income tax on the income or gain allocated to it by a Series or the Company, including any gain recognized by an SP upon the sale of its Artwork, since the activities of these entities are purely passive, and no leverage is intended to be used to acquire and hold the Artwork.  As such, the income or gain should not be considered “unrelated business taxable income.”

 Section 408(m) of the Code treats the acquisition of any collectible, including any work of art, as a distribution from an IRA or Section 401(k) retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the holder is not at least 59-1/2 years of age. The IRS could take the position that an investment in the Class A Shares, although not directly an investment in the Artwork, is tantamount to the acquisition of a collectible and therefore the investment should be treated as a taxable distribution. These rules apply if Benefit Plan Investors (which include IRA and Section 401(k) retirement accounts) acquire in the aggregate more than 24.9% of the Class A Shares in a particular Series or in the Company has a whole. The Company proposes to preclude Benefit Plan Investors from exceeding this aggregate investment limitation (including by restricting their bids at an Auction to the extent they would exceed the limitation), and to preclude Benefit Plan Investors from purchasing Class A Shares in secondary trading or acquiring them upon other transfers. However, there can be no assurance that the Company’s measures will assure compliance and that the investment limitations will not be exceeded. Due to this issue, we urge those Investors seeking to use their IRA and Section 401(k) retirement accounts to invest in Class A Shares to consult with a competent tax professional prior to making an investment decision.

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Administrative Matters

Tax Elections. The Managing Member will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Managing Member deems necessary or appropriate.

Nominee Reporting. Persons who hold our Class A Shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A Shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A Shares they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A Shares with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In the event of any adjustment at the Company level, under the Operating Agreement, the Managing Member will allocate such tax among the Holders as equitably determined by the Managing Member, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Managing Member may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

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Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A Shares, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A Shares), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

Certain Reporting Requirements

Certain U.S. Holders of our Class A Shares who either (i) invest (together with any person treated as related under certain U.S. tax rules) more than $100,000 in the Company during a 12-month period or (ii) hold, directly, indirectly or through certain attribution rules under the Code, at least 10% of the total voting power or total value of the Company, may be required to file Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting certain transfers of cash or other property to foreign corporations. U.S. Holders that fail to comply with these reporting requirements may be subject to substantial penalties.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthrough payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthrough payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments. FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Cayman.

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Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of the Class A Shares may be subject to tax under FATCA. Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of our Class A Shares. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is no established public market for the Class A Shares, and there can be no assurance that any market will develop in the foreseeable future. We currently do not intend to and may not be able to qualify the Class A Shares for resale in states which require them to be qualified before they can be resold by the holders. Accordingly, the transfer of Class A Shares may be restricted under the securities laws promulgated by various state and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, the Class A Shares may not be traded in such jurisdictions. Executing trades on the Trading Platform through Dalmore, a broker-dealer who is registered in each state, should allow a seller or purchaser of Class A Shares to avoid Blue Sky transfer restriction, but trades facilitated through any other means of transfer will likely be subject to such transfer restrictions depending on the state where the trade is executed.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S. Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Buchalter, A Professional Corporation, 805 SW Broadway, Suite 1500, Portland, OR 97205.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A Shares offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We also maintain through aShareX a website at www.aShareX.com. After the completion of each Offering, you may access these materials on our Investor Platform or at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our Investor Platform or the website is not a part of this Offering Circular and the inclusion of our website address herein is an inactive textual reference only.

Under a Tier II, Regulation A offering, we will furnish the following reports, statements, and tax information to each holder of Class A Shares:

1.

Reporting Requirements under Tier II of Regulation A. Following the Closing of each Offering of Class A Shares, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain events, similar to the ongoing reporting obligation faced by issuers under the Securities Act; however the requirement to file a Form 1-U is expected to be triggered by significantly fewer events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above.

2.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Managing Member will cause to be mailed or made available, by any reasonable means, to each holder of Class A Shares as of a date selected by the Managing Member, an annual report containing the financial statements for the Company and the Series for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A Shares as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A Shares.

3.

Tax Information. As soon as practicable following the end of each calendar year, we will send to each holder of Class A Shares such tax information as shall be reasonably required for federal income tax reporting purposes. Because of the business structure in which revenues and profits are not expected until the Artwork is sold by a particular Series and all Offering and Operating Expenses are paid by the Asset Manager, it is anticipated that each Series will not have any items of income, gain, loss or deduction to be allocated to its Class A Members until the year in which the Artwork is sold. The Asset Manager will provide each Investor receiving Class A Shares in an Offering with the information required to make a QEF election on its federal income tax return for the year in which the Offering is closed.

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ASHAREX FINE ART, LLC

Best Efforts Offering of

Class A Shares in Series

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Certificate of Formation of aShareX Fine Art, LLC filed with Delaware Secretary of State on January 13, 2023 *
2.2	Form of Limited Liability Company Agreement of aShareX Fine Art, LLC*
3.1	Series Designation for aShareX Fine Art Series 10*
4.1	Form of Auction Agreement*
4.2	Form of Subscription Agreement*
6.1	Form of Asset Management and Administrative Services Agreement*
6.2	Form of License Agreement*
6.3	Broker-Dealer Agreement, dated February 8, 2023, by and between aShareX Fine Art, LLC and Dalmore Group, LLC*
6.4	Secondary Market Transactions Engagement Letter, dated January 9, 2023, by and between aShareX Fine Art, LLC and Dalmore Group, LLC**
8.1	Form of Escrow Agreement among North Capital Private Securities Corporation, Dalmore Group, LLC and aShareX Fine Art, LLC*
10.1	Power of Attorney (incorporated by reference to the Offering Statement on Form 1-A filed with the Securities and Exchange Commission on February 10, 2023)
11.1	Consent of Buchalter, a Professional Corporation (included in Exhibit 12.1)***
12.1	Form of Opinion of Buchalter, a Professional Corporation***
13.1	Benefits of Fractionalized Art (distributed via email, dated April 17, 2023)*
13.2	Is Fine Art a Good Investment? (distributed via email, dated May 9, 2023)*

* Filed herewith

** To be filed by amendment, as applicable.

*** Executed Opinion to be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 12, 2023.

ASHAREX FINE ART, LLC

By:	/s/ Alan Snyder
Name:	Alan Snyder
Title:	Chief Executive Officer of aShareX Fine Art, LLC and Director

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on July 12, 2023.

Name	Title
/s/ Alan Snyder	Chief Executive Officer of aShareX Fine Art, LLC and Director
Alan Snyder, Chairman and Chief Executive Officer	(Principal Executive Officer)
*	Chief Financial Officer of aShareX Fine Art, LLC and Director
Eric Arinsburg, Director and Chief Financial Officer	(Principal Financial Officer and Principal Accounting Officer)
*	General Counsel of aShareX Fine Art, LLC and Director
J. Nicholson Thomas, Director and General Counsel	(Principal Legal Officer)

*By:	/s/ Alan Snyder
Alan Snyder
Attorney-in-fact

Each such Person also serves on the Board of Directors of aShareX Fine Art, SPC and aShareX Holdings, LLC

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APPENDIX A

USE OF CERTAIN TERMS AND DEFINITIONS

Definitions Relative to the Class A Share and Ownership Structure

Acquisition Cost means the cost of each Artwork to be acquired by a Series comprised of the Hammer Price, Buyer’s Premium, Sourcing Fee and, if applicable, any sales or similar taxes imposed on the sale.

AML means “anti-money laundering” rules and screening intended to provide the Company with assurance that a potential investor’s funds are not from an illicit source.

Artwork means, with respect to a Series, the piece or pieces of fine art purchased by the Series upon the Closing of the applicable Offering.

Asset Manager means aShareX Management, LLC, or its legal successors or permitted assigns.

aShareX Parties means, collectively or individually (an “aShareX Party”), each of aShareX, Inc., aShareX Holdings, LLC, aShareX Management, LLC, and each of their directors (including advisory board members), managers, officers, representatives, and direct and beneficial owners, whether past or present, and each of the directors, managers, officers and representatives of the Company Group Members serving at the request of the Managing Member.

Auction means the auction to be conducted to bid on each Artwork at which potential investors will bid, through use of the Auction Platform, as fractional bidders or individually as a 100% Bidder to purchase the Artwork.

Auction Agreement means the agreement to be executed by each potential investor prior to an Auction confirming, among other matters, (a) certain investor representations and warranties, including as to its status as a Qualified Purchaser, (b) its legal obligation to fund a capital contribution to the applicable Series equal to its Winning Bid and to execute a Subscription Agreement subscribing for the associated Class A Shares or other Class A Shares, and (c) its agreement to be bound by the terms of the Operating Agreement.

Auction Platform means the proprietary auction platform developed by aShareX to enable potential investors to bid either as Fractional Bidders or 100% Bidders to bid as a group in real-time to purchase the subject Artwork.

Benefit Plan Investor means (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (c) any entity that is deemed to hold plan assets of any plan described in (a) or (b) by virtue such plan’s investment in that entity. A Benefit Plan Investor includes an IRA or Section 401(k) retirement plan account.

Broker means Dalmore Group, LLC or any Person who has been appointed by the Managing Member and specified in any Series Designation to provide execution and other services relating to an Offering by the Company.

Cayman means aShareX Fine Art, SPC, a Cayman Islands segregated portfolio company wholly owned by the Company.

Certificate of Formation means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

Class A Members means, as to any Series, a holder of Class A Shares in such Series.

Class A Shares mean the class of securities of a Series issued to the Investors upon the Closing of the associated Offering.

Class B Shares mean the class of securities of a Series issued to the Managing Member.

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Closing means the successful completion of an Offering.

Code means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

Company means aShareX Fine Art, LLC, a Delaware series limited liability company, and any successors thereto.

Company Group Member means the Company, Cayman, each Series and each SP.

Company Majority Vote means approval of the matter affecting the Company and not solely any particular Series by the holders of 50% of the Class A Shares of all the Series in the aggregate, weighting each Series based on the aggregate Offering Price of the Class A Shares issued by such Series in comparison to the aggregate Offering Price of the Class A Shares issued by all Series as described below under Voting Rights.

Delaware Act means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

DGCL means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

ERISA means the Employee Retirement Income Security Act of 1974.

Escrow Agent means North Capital or such other Person designated by the Managing Member as the escrow agent for the Company with respect to a specific Offering.

Exchange Act means the Securities Exchange Act of 1934.

Executing Broker means Dalmore or other registered broker-dealer who executes trades of Class A Shares in the Secondary Market through utilization of the Trading Platform.

Extraordinary Expenses for each Series or SP has the meaning assigned to such term in the Asset Management Agreement.

GAAP means United States generally accepted accounting principles consistently applied, as in effect from time to time.

Investment Advisers Act means the Investment Advisers Act of 1940, as amended.

Investment Company Act means the Investment Company Act of 1940, as amended.

Investors mean those Persons who acquire Class A Shares in a Series upon the Closing of an Offering or who acquire such securities as a transferee or in a subsequent offering of the securities.

Investor Platform means the proprietary platform available to potential and actual investors and other registered users who have a user profile to browse and screen potential art investments, glean information as to their investment in a Series or the Company, review the Company’s SEC and other regulatory filings, review tax and financial information concerning the associated Series, review the Auction Agreement and Subscription Agreement related to an Offering and place bid or ask requests concerning a potential trade of the Class A Shares.

KYC means “know your customer” rules which are intended to assure that the Company has pre-screened potential investors to ensure they are eligible to invest.

Managing Member means aShareX Holdings, LLC, or its legal successors or permitted assigns, in its capacity as, the managing member of the Company or a Series, as the context implies.

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Majority Vote means, with reference to a Series, the approval of a matter affecting only Series (such as a sale of its Artwork) by those holders who own more than 50% of the Voting Shares casting votes in respect such matter.

Member means each member of the Company associated with a Series, including, unless the context otherwise requires, the Managing Member and each Class A Member of that Series.

Net Sales Proceeds means, with respect to each Series, at the time its Artwork is sold, the amount by which the cash proceeds from the sale exceed the sum of (i) the costs associated with such sale (and any prior aborted sale), including taxes and any seller commission or other fees paid to the Auction House or other seller intermediary for facilitating the sale, (ii) the outstanding balance of any loans with respect to Extraordinary Expenses owed by such Series, and (iii) the expected costs of liquidating the applicable Series and SP and creating a reserve, as determined by the Managing Member in its reasonable discretion, for contingent expenses or liabilities.

North Capital means North Capital Private Securities Corporation which operates the Trading Platform.

Offering means an offering of Class A Interests in a Series to potential investors with the proceeds to be used to fund the Acquisition Cost of the associated Artwork.

Offering Expenses means in respect of each Series, the fees, costs and expenses incurred in connection with an Offering, consisting of the fee and other expenses payable to the Broker for the purchase of Class A Shares upon the Closing of an Offering for each successful Offering, SEC and FINRA filing and registration costs, legal, accounting and auditing costs, escrow and transfer agent fees, and compliance costs related to a specific Offering.

Offering Price the price per share upon which the Class A Shares are sold upon the Closing of an Offering.

Operating Agreement means the Company’s Limited Liability Company Agreement, as amended or restated from time to time and attached as an exhibit to the Offering Statement.

Operating Expenses generally mean the ordinary and routine expenses of the Company Group Members associated with their formation and operation.

PPEX ATS means the Trading Platform operated by North Capital which facilitates trades in the secondary market by allowing the Executing Broker to match bid and asks requests.

Prime Rate means the prime rate published by the Wall Street Journal (or comparable publication of wide circulation if the Wall Street Journal ceases publication.

Protected Person means each aShareX Party and other persons entitled to indemnification under the Operating Agreement for their acts or omissions with respect to, among other matters, an Offering, the Artwork or a Company Group Member, excluding acts or omissions ultimately determined in a non-appealable judicial decision to constitute fraud or intentional misconduct.

Purchase Price means the Hammer Price and the Buyer’s Premium.

Qualified Purchaser: is defined under Regulation A of the Securities Exchange Act and generally means (i) an Accredited Investor, and (ii) all other investors (“non-accredited investors”) so long as their investment in the Class A Interests or other Class A Interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Series means each series established by the Company to acquire through bidding a specific Artwork to be sold at Auction and to thereafter hold and maintain the Artwork through its ownership of the associated SP.

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Series Designation means the rights and obligations of a particular Series established by the Company pursuant to a designation attached as amendment to the Operating Agreement.

Sourcing Fee means the sourcing fee paid to the Asset Manager by the Investors in a particular Series equal to  six percent (6%) of the Purchase Price of the Artwork acquired by such Series.

SP means a segregated portfolio established by Cayman to own a specific Artwork.

Subscription Agreement means the agreement to be executed by each Investor (i) reconfirming, among other matters, the representations and warranties made in its Auction Agreement, (ii) subscribing for Class A Shares equivalent in price to its portion of the Winning Bid, and (iii) confirming its adherence to the terms of the Agreement.

Trading Platform means the Public Private Execution Network Alternative Trading System, or PPEX ATS, licensed to the Company by North Capital to permit trading of the Class A Interests in the Secondary Market.

Transfer Agent means Vertalo, Inc. or such other Person designated by the Managing Member as the transfer agent for the Company with respect to a specific Offering.

Super Majority Vote means approval of the matter by the holders of 66.66% of the Class A Shares of all the Series in the aggregate, weighting each Series based on the aggregate Offering Price of the Class A Shares issued by such Series in comparison to the aggregate Offering Price of the Class A Shares issued by all Series as described below under Voting Rights.

Voting Shares means the outstanding Class A Shares of a particular Series entitled to vote on a particular matter, excluding (a) Class A Shares whose voting rights have been expressly negated by the holder and (b) any Class A Shares held by the aShareX Parties, except that such shares will be counted for quorum purposes, and they will be counted for voting purposes in connection with any vote to approve the sale or disposition of the Artwork associated with such Series.

Definitions Relative to an Auction

100% Bid means a bid by one person for the entire Artwork

100% Bidder means a person placing a 100% Bid.

Buyer’s Premium means a form of selling commission, generally a percentage of the Hammer Price, based on a graduated scale set by each Auction House, and paid by the buyer of the Artwork.

Fractional Bid means a bid for a number of shares less that the total number of shares offered for the Artwork.

Fractional Bidder means a potential investor that places a Fractional Bid.

Hammer Price means the price at which an auctioneer declares the winning bid for the Artwork.

Limit Bid means a Fractional Bid or 100% Bid placed in a higher Price Bucket than the current Price Bucket, and included in all Price Buckets up to and including the Limit Bid Price Bucket.

Price Bucket means a representation of a price point in the bidding.

Seller’s Commission means the amount charged by an Auction House to the Seller of the Artwork for the sale which can be a percentage of the proceeds received for the art piece.

Valid Bid means the point in time when the total number of shares bid for by Fractional Bidders in a Price Bucket equals the total number of shares offered for the Artwork.

Winning Bid means a bid submitted by a potential investor on the Auction Platform that is at or above the price point that prevails in winning the Auction.

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APPENDIX B

SERIES OFFERING TABLE

Series Name	Artwork[1]	Full Description	Min. Offering Price per Class A Share[1,2]	Max. Offering Price per Class A Share[1,2]	Class A Shares	Maximum Offering Size[1]	Opening Date	Closing Date	Status
aShareX Fine Art Series ___, SP	[TBD]	Appendix D-1	$2.00	$4.00	1,000,000	$4,000,000			Not Yet Launched

(1)

The artwork and price range included here is for sample purposes only. The actual Artwork description and price range will be included by amendment once the actual Artwork associated with the initial Series is identified.

(2)

In accordance with Rule 253 promulgated under the Securities Act, the range must not exceed 20% if the upper end of the price range is over $10. The exact price will be set by the winning bid for the Artwork submitted by the Investors at an Auction utilizing the Company’s Auction Platform. If the price set by the Auction process varies from the price range set forth in the Preliminary Offering Statement qualified with the SEC, the Company will amend the price by Offering Supplement so long as the aggregate offering amount based on the actual price is within the price range set forth above, or any change in price represents no more than a 20% change from the maximum aggregate offering price calculable using the information in the qualified Offering Statement. If the change in price represents more than a 20% change from the maximum aggregate offering price calculable using the information in the qualified Offering Statement, the Company must amend the Offering Statement and have it qualified by the SEC prior to accepting any Subscription Agreements. No commitments to invest or funds will be accepted except pursuant to an Offering Statement qualified with the SEC. The Auction process is described in greater detail under “Description of Business-Auction Platform” below.

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APPENDIX C

USE OF PROCEEDS BY SERIES

aShareX Fine Art Series 10
Use of Proceeds	Cost Formula	Estimated Cost[1]
Estimated Purchase Price (consisting of, as applicable, Hammer Price, Buyer’s Premium,[2] Seller’s Commission	Hammer Price + Buyer’s Premium[2] + Seller’s Commission (if Any)	$2,000,000 - $4,000,000
Taxes

It is anticipated there will be no sales, use or similar taxes on the purchase of the Artwork by a Series on behalf of Fractional Bidders given the delivery and storage procedures the Company will implement; there may be such taxes incurred by a 100% Bidder given its delivery and storage methods

Sourcing Fee to Asset Manager (which will be used by the Asset Manager to pay Offering Expenses, Escrow Agent fees, Transfer Agent fees)	6% of Purchase Price	$120,000 - $240,000

*1% Dalmore fee is being paid by Managing Member

1 The price range included here is for sample purposes only.

2 The Buyer’s Premium (inclusive of any additional “Overhead Premium,” if applicable) for the New York salesroom of each of the major auction houses as of the date of this Offering Circular is as follows (percentages and USD amounts relate to the Hammer Price):

Sotheby’s	Christie’s	Phillips

26% up to and including $400,000	25% up to and including $600,000	26% up to and including $600,000
21% from $400,001 to $4.0 million	20% from $600,001 to $6.0 million	21% from $600,001 to $6.0 million
14.9% above $4.0 million	14.5% above $6.0 million	14.5% above $6.0 million

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APPENDIX D

[SAMPLE ARTWORK DESCRIPTION – DESCRIPTION OF ACTUAL ARTWORK TO BE TO BE FILED BY AMENDMENT, AS APPLICABLE.]

[Because the time necessary for the SEC to review this Preliminary Offering Circular is uncertain, the Company cannot yet identify a particular Artwork that will be available for sale.  It is anticipated that the actual Artwork will be identified when the Company has further information with respect to the SEC’s review.  The description of the actual Artwork will be filed by amendment prior to qualification.]

The Artwork

The Artist.  Lucio Fontana (1899-1968), an influential Argentine-Italian painter and sculptor, is celebrated for founding Spatialism, a series of manifestos dating from the late 1940s to early 1950s, proposing that matter should be infiltrated by energy in order to generate dimensional, dynamic artistic forms, and for his ties to Arte Povera.  He executed his unique paintings by use of bright colors, mixed media, and slash cuts to the canvas.  Fontana implemented his Spatialism theory in his monochromatic series Concetto Spaziale (“special concept”), the series for which the artist is perhaps most famous, punching holes in the picture plane and slicing through his canvases in order to expose the dimensional space beneath and integrate a fourth dimension into visual art.

Throughout his artistic career, which included an inexhaustible output of paintings, ceramic sculptures, light-based installations, and beyond – the artist demonstrated a relentless interest in surface and dimensionality; his material explorations helped blur the boundaries between two-dimensional and three-dimensional disciplines.  Fontana’s innovative theories subverted traditional aesthetic boundaries and prefigured later developments in environmental and land art, performance art, and Arte Povera.  Fontana died at the age of 69 in September 1968 in Varese, Italy, just two years after being awarded the Grand Prize for painting at the Venice Biennale.

The Artwork.  The Artwork is an example of a green version of the revered Concetto Spaziale (spatial concept) series, and last appeared at auction in 1997.  Titled “Concetto Spaziale, Attese,” the Artwork stems from Fontana’s Concetto Spaziale body of work that explores dimensional space.  It was executed after the end of World War II in the decade between 1958 and 1968, the most formative decade of Fontana’s career.  It was from this work that his signature slash series of layered monochromatic works riddled with buchi (holes) and tagli (cuts) came, the deep lacerations in the canvases revealing a dark ground within.  The work is a waterpaint on canvas and its dimensions are: 38.78 x 51.18 in (98.5 x 130 cm).  It is titled, signed, and inscribed on the reverse: Concetto Spaziale / l. fontana / ATTESE / Questo colore verde mi rasserena / con tutti.

The canvas is colored in brilliant green hues that are totally contrary to the rare and celebrated, but still impersonal series of white canvases.  The chromatic combinations build a dialogue between the canvas and cuts, while also eliciting a different emotional reaction from a viewer.  It is Part of Fontana’s venerated series of tagli, this work exemplifies Fontana’s transformative practice of mutilating canvas to challenge both physical and philosophical concepts of space.  Fontana described these cuts, which echo the wounds of Christ on the cross, as “a philosophical statement, an act of faith in the infinite, an affirmation of spirituality.” The surgical precision of such marks carries not only a philosophical statement tied to the divine, but also a philosophical consideration of dimensionality, juxtiposing, if not challenging preconceptions of surface and depth, tradition and contemporaneity.  This artwork possesses 11 vertical, cadent incisions, relatively evenly spaced across a horizontal structure.

The gestural nature of creation in the Artwork calls to mind not only Fontana’s classical sculpture training, but also the rigorous process of direct carving and sculpting a material of similar striking, if not seductive, limpidness.  Within this series, the greater number of tagli or buchi tend to play a proportionate role, along with additional determining factors such as rarity of color (white being the rarest), scale, and provenance, in determining a greater value.  More tagli, therefore, rationalize a greater value.

Fontana was known for his insistence upon the importance of titles, with one given to each of his works.  In this Artwork, as well as many of Fontana’s works, the word attese is added to the end of the title.  This translates to “waiting” or “expectation” and underscores the anticipatory reflection these works are intended to evoke and provoke.  The Concetto Spaziale series emphasize the canvas not as a painting or a sculpture, but as a dynamic place for action to take place and for energy to pour forth.

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Fontana is regarded as a mature, blue-chip artist with steady international presence.  The market for his works has taken off in recent years, with approximately 200 works having passed the USD 1 million mark at auction since his work saw that milestone in 2004.  Fontana’s widely acclaimed shaped, oval canvases continue to fare well at auction; the artist’s current record on the secondary auction market stands USD 29,173,000 for Concetto Spaziale, La fine di Dio (1964, oil on shaped canvas), set at Christie’s New York in the November 2015 Post-War & Contemporary Evening Sale.  The unsold rate for works by Fontana remains relatively low – at 16.67% as of December 2021 – when compared to works of the same price by other artists.  Total sales peaked in 2015 when 233 of 297 lots sold, grossing nearly $216 million USD in total realized auction prices.

Provenance; Exhibition History.  The provenance for the Artwork is the Giuseppe Cohen Collection, Turin, the sale by Sotheby’s, London, on December 10, 1997, Lot 3, and a private collection.  It was exhibited at the Verona, Palazzo Forti – Galleria d’Arte Moderna e Contemporanea, Lucio Fontana: metafore barocche, from October 26, 2002 through March 9, 2003, nr. 29.  The following are known publications and literary references:

•	Cirlot, Juan Eduwardo and Gustavo Gili, ed., Lucio Fontana, Barcelona 1966, pg. 41, ill.

•	Exh. Cat., Cortenova, Giorgio, Lucio Fontana metafore barocche, Marsilio Editori, Venice, 2002, pg. 71, n. 29 (100x130), ill.

•	Crispolti, Enrico, ed., Lucio Fontana, catalogo ragionato di sculture, dipinti, ambientazioni, Vol. II, Skira, Milan, 2006, pg. 711, n. 64 T 26, ill.

•	Crispolti, Enrico, ed., Lucio Fontana, Catalogue raisonné des peintures, sculptures, et environments spatiaux, Vol. II, La Connaissance, Brussels, 1974, pg. 152-53, n. 64 T 26, ill.

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Pellegrini, Enrico, Buchi e tagli di Lucio Fontana, AR / Politecnico di Torino, Facoltà di architettura, Instituto di elementi di architettura e rilievo dei monumenti, Quaderni di studio, Turin, 1966, pg. 13, ill.

History of Selected Similar Sales.

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December 3, 2021, Post-War & Contemporary Art, Christie’s, Paris, Lot 14, Lucio Fontana (Argentine-Italian, 1899-1968), Concetto Spaziale, Attese, 1967, Waterpaint on canvas, 21 ½ x 25 5/8 in (54 x 65 cm), Signed, titled, and inscribed I. Fontana “Concetto Spaziale ATTESE” Questo Quadro è verde à 5 tagli on the reverse, Artist Resale Right Regulations 2006, Estimate: 650,000-850,000 EUR (717,178-937,890 USD), Realized Sale (with Buyer’s Premium): 800,000 EUR (904,479 USD)

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November 15, 2021, The Macklowe Collection, Sotheby’s, New York, Lot 15, Lucio Fontana (Argentine-Italian, 1899-1968), Concetto Spaziale, Attese, 1965, Waterpaint on canvas, 45 x 57 ½ in (114.3 x 146.1 cm), Signed, titled, and inscribed L’ultima crono gela il Tour, primo Gimondi o Polidor??? On the reverse, Guaranteed property, Estimate 8,000,000-12,000,000 USD, Realized Sale (with Buyer’s Premium): 12,788,100 USD

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October 15, 2021, 20th/21st Century: Evening Sale Including Thinking Italian, London, Christie’s, London, Lot 20A, Lucio Fontana (Argentine-Italian, 1899-1968), Concetto Spaziale, Attese, 1964-1965, Waterpaint on canvas, 28 ¾ x 36 ¼ in (73 x 92 cm), Signed, titled, and inscribed ‘ATTESE l. Fontana “Concetto Spaziale” Questo Quadro è stato esposto in Svizzera on the reverse, Minimum price guaranteed, Estimate: 3,000,000-5,000,000 GBP (4,232,346-7,053,910 USD), Realized Sale (with Buyer’s Premium): 3,712,500 GBP (5,237,528 USD)

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June 26, 2018, Contemporary Art Evening Auction, Sotheby’s, London, Lot 39, Lucio Fontana (Argentine-Italian, 1899-1968), Concetto Spaziale, Attese, 1959, Waterpaint on canvas, 39 ½ x 49 3/8 in (100.5 x 125.3 cm), Signed, titled, and inscribed anno 300 on the reverse, Estimate: 900,000-1,200,000 GBP (1,191,972-1,589,296 USD), Realized Sale (with Buyer’s Premium): 850,000 EUR (1,125,751 USD)

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